UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Sunoco, Inc.

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Sunoco, Inc. 1735 Market Street Suite LL Philadelphia, PA 19103-7583

NOTICE OF ANNUAL MEETING

Dear Sunoco Shareholder:

On Thursday, May 6, 2010, Sunoco, Inc. will hold its 2010 Annual Meeting of Shareholders at the Moore College of Art & Design, Stewart Auditorium, 20th Street and the Parkway, Philadelphia, PA. The meeting will begin at 9:30 a.m.

Only shareholders who owned stock at the close of business on February 17, 2010 can vote at this meeting or any adjournments that may take place. At the meeting we will consider:

1.	Election of a Board of Directors;

2.	Approval of the Sunoco, Inc. Senior Executive Incentive Plan;

3.	Approval of the Sunoco, Inc. Long-Term Performance Enhancement Plan III;

4.	Ratification of the appointment of our independent registered public accounting firm for the fiscal year 2010; and

5.	Any other business properly presented at the meeting.

At the meeting we will also report on Sunoco’s 2010 business results and other matters of interest to shareholders.

Your Board of Directors recommends that you vote in favor of proposals 1 through 4 above, which are further described in this proxy statement. This proxy statement also outlines certain corporate governance practices at Sunoco, discusses our compensation philosophy and practices, and describes the Audit Committee’s recommendation to the Board regarding our 2009 financial statements. We encourage you to read these materials carefully.

Your vote is important. Whether or not you expect to attend the meeting, we urge you to vote promptly.

The approximate date of mailing of the Notice of Internet Availability of Proxy Materials to our shareholders is March 17, 2010, and the attached proxy statement, together with the 2009 Annual Report on Form 10-K, will be made available to our shareholders on that same date. At that time we will also begin mailing paper copies of our proxy materials to shareholders who requested them. For further information about Sunoco, please visit our web site at www.SunocoInc.com.

By Order of the Board of Directors,

ANN C. MULÉ

CHIEF GOVERNANCE AND COMPLIANCE OFFICER,

ASSISTANT GENERAL COUNSEL AND CORPORATE SECRETARY

MARCH 17, 2010

Important notice regarding availability of proxy materials

for Sunoco’s 2010 Annual Meeting of Shareholders

to be held on May 6, 2010.

The proxy statement and 2009 Annual Report on

Form 10-K are also available for viewing at

http://www.edocumentview.com/SUN

PROXY STATEMENT

PROPOSALS ON WHICH YOU MAY VOTE

Item 1. Election	of Directors

Process for Identifying and Evaluating Nominees for Director.

The Board annually recommends the slate of director nominees for election by the shareholders at the Annual Meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified individuals to stand for election, regardless of whether the current directors, a search firm or shareholders recommend the potential nominee. The Governance Committee has the authority to independently engage the services of a third-party search firm or other consultant to assist in identifying and screening potential director nominees, and has engaged a third-party search firm to do so. The full Board reviews and has final approval on all potential director nominees being recommended to the shareholders for election to the Board.

The Board and the Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members: (1) The Board seeks qualified individuals who, taken together, represent the required diversity of skills, backgrounds and experience for the Board taken as a whole; (2) A director should have the required expertise and experience, should have a proven record of professional success and leadership and should be able to offer advice and guidance to the CEO; (3) A director should possess the highest personal and professional ethics, integrity and values; must be inquisitive and objective and have the ability to exercise practical and sound business judgment; (4) A director should have the ability to work effectively with others; (5) Assuming that a potential director nominee possesses the required skills, background and experience, the Board also considers ethnic and gender diversity (it should be noted that of the nine director nominees standing for election, three are female and one is a person of color); (6) Except for the Chairman and CEO, all directors should be independent, as outlined in Sunoco’s Categorical Standards of Independence; and (7) A director retires from the Board at the annual meeting following his or her 72nd birthday, unless – in limited and special circumstances – an exception is approved by the independent directors of the Board.

During 2009, the Board and the Governance Committee instituted a more formalized process to continue to focus on the inventory of skill sets currently represented by the membership of Sunoco’s Board and the individual Board Committees, as well as those skill sets that are desired in potential new directors. The process included the consideration of Sunoco’s strategic direction, as well as knowledge and skill gaps that could be created by anticipated director retirements since Sunoco has a mandatory director retirement policy, as described on page 19. This analysis assisted the Committee and the Board in focusing on the skill sets that are integral to achieving strategic enterprise goals on a going-forward basis.

Director Qualifications

Sunoco’s Board has identified the following skill sets that are most important to the successful implementation of Sunoco’s long-range strategic plan: industry experience; strategic planning/business development/managerial experience; financial literacy or expertise; marketing experience; general operations/manufacturing experience; health, environment and safety experience; international experience; information technology experience; government relations/regulatory agency experience; and management development and compensation experience. Information about each director nominee’s specific experience, qualifications and skills can be found in the biographical information below.

There are 8 nominees for election this year. Detailed information on each nominee is provided on pages 4 to 11. All directors are elected annually, and serve a one-year term until the next Annual Meeting. For the vote requirements, see Question 10 on page 73 of this proxy statement. All of the director nominees have consented to serve if elected. However, if any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the Board may reduce the number of directors to be elected at the Annual Meeting, or designate a substitute. If a substitute is designated, proxy votes in favor of the original director nominee will be counted for the substituted nominee. At this time, the Board of Directors knows no reason why any of the nominees may not be able to serve as a director if elected.

Robert J. Darnall will not be standing for re-election due to Sunoco’s mandatory retirement policy for directors. Mr. Darnall is a member of Sunoco’s Audit, Governance and Corporate Responsibility Committees. Thomas P. Gerrity notified Sunoco in March 2010 of his decision to not stand for re-election at the Annual Meeting, and he will retire from the Board at that time. Dr. Gerrity is a member of Sunoco’s Audit and Governance Committees.

Your Board unanimously recommends a vote FOR each of these directors

Nominees for the Board of Directors

GARY W. EDWARDS	Director since 2008
Age 68
Mr. Edwards has been a consultant in the energy field since December 2001. He was Senior Executive Vice President, Corporate Strategy & Development, of Conoco, Inc. (an integrated oil company, that merged with Phillips Petroleum Company in 2002) from November 1999 until his retirement in December 2001. He was Executive Vice President, Refining, Marketing, Supply & Transportation of Conoco from September 1991 until November 1999. From September 1991 to October 1998, Mr. Edwards was also a Senior Vice President of E. I. duPont de Nemours and Company (a chemical company that was Conoco’s former parent company). Mr. Edwards is also a director of Entergy Corporation (integrated energy company engaged primarily in electric power production and retail distribution operations).
Mr. Edwards was a director of Sunoco Partners LLC, general partner of Sunoco Logistics Partners L.P., from May 2002 until May 2008.

Mr. Edwards, having worked for over 37 years at Conoco, is an experienced senior-level oil company executive, with general operations, manufacturing, marketing and international experience. While at Conoco, Mr. Edwards had responsibility for domestic, as well as worldwide, refining, marketing and supply and transportation operations. Mr. Edwards also possesses health, environment and safety experience by virtue of his oversight experience at Conoco, an oil company with a health, environment and safety risk profile similar to Sunoco’s in many areas. Mr. Edwards, as a senior-level executive at Conoco, gained senior management-level strategic planning, business development and managerial experience. Mr. Edwards possesses financial expertise (as defined by the applicable rules of the Securities and Exchange Commission) based upon his high-level executive experience and his education.

Mr. Edwards is a member of Sunoco’s Audit and Corporate Responsibility Committees. The Board has determined that Mr. Edwards qualifies as an “audit committee financial expert,” as defined by the applicable rules of the Securities and Exchange Commission.

Nominees for the Board of Directors

LYNN L. ELSENHANS	Director since 2008
Age 53

Ms. Elsenhans is Chairman, Chief Executive Officer and President of Sunoco, Inc. and Chairman of the Board of Directors of Sunoco Partners LLC, a subsidiary of Sunoco, Inc. and general partner of Sunoco Logistics Partners L.P. Ms. Elsenhans was elected Chairman effective January 2009 and Chief Executive Officer, President and a director of Sunoco effective August 2008. She was elected Chairman of the Board of Sunoco Partners LLC in October 2008. Ms. Elsenhans was Executive Vice President, Global Manufacturing of Shell Downstream, Inc. (a subsidiary of Royal Dutch Shell plc) from January 2005 to August 2008. She was President of Shell Oil Company from June 2003 until March 2005 and President and Chief Executive Officer of Shell Oil Products US from June 2003 until January 2005. She was Director, Strategic Planning, Sustainable Development and External Affairs of Shell International Limited from June 2002 until May 2003. Ms. Elsenhans is also a director of International Paper Company (a global paper and packaging company).

Ms. Elsenhans, having worked for over 28 years at Shell and approximately 1-1/2 years at Sunoco as the CEO, is an experienced senior-level oil company executive, with general operations, manufacturing, marketing and international experience. While at Shell, Ms. Elsenhans was responsible for Shell’s domestic, as well as worldwide, refining and chemical manufacturing operations at various times. Ms. Elsenhans, as a senior-level executive at Shell, gained senior management-level strategic planning, business development and managerial experience. Ms. Elsenhans also possesses health, environment and safety experience by virtue of her current oversight of such risks at Sunoco, as well as her previous executive-level positions at Shell, an oil company with a health, environment and safety risk profile similar to Sunoco’s in many areas. Ms. Elsenhans, by virtue of her current and previous senior-level executive positions, and by virtue of her education, possesses financial literacy and expertise, as well as management development and compensation experience. Additionally, Ms. Elsenhans possesses government relations and regulatory agency experience by virtue of her executive experience with Shell when she was responsible for sustainable development and external affairs.

Ms. Elsenhans is a member and Chair of Sunoco’s Executive Committee.

Nominees for the Board of Directors

URSULA O. FAIRBAIRN	Director since 2001
Age 67

Ms. Fairbairn is President and Chief Executive Officer of Fairbairn Group LLC (a human resources and executive management consulting company), a position she has held since April 2005. She served as Executive Vice President, Human Resources & Quality, American Express Co. (a diversified global travel and financial services company), from December 1996 until her retirement in March 2005. She is also a director of Air Products and Chemicals, Inc. (an industrial gas and related industrial process equipment business); and VF Corporation (global company in branded lifestyle apparel).

Ms. Fairbairn was a director of Centex Corporation (general building contracts and residential pest-control companies) from July 2005 until August 2009 when it merged with Pulte Homes. Ms. Fairbairn was also a director of Circuit City Stores, Inc. (a consumer electronics retailer) from June 2005 until June 2008.

Ms. Fairbairn, having worked for over 15 years as a senior-management level executive in the human resources and compensation areas at both American Express and Union Pacific Corporation, and for 18 years at IBM (where she managed a 10,000-person sales force), possesses management development and compensation expertise. Ms. Fairbairn also possesses strategic planning, managerial, and general marketing experience.

Ms. Fairbairn is a member and the Chair of Sunoco’s Compensation Committee and is a member of the Corporate Responsibility and Executive Committees.

Nominees for the Board of Directors

ROSEMARIE B. GRECO	Director since 1998
Age 63

Ms. Greco is Senior Advisor to the Governor of the Commonwealth of Pennsylvania – Health Care Reform, a position she has held since January 1, 2009. She was Director, Governor’s Office of Health Care Reform for the Commonwealth of Pennsylvania from January 2003 through December 2008. She was founding Principal of GRECOventures Ltd. (a business investment and consulting partnership), a position she held from January 1999 until January 2003. Ms. Greco was Co-Chair of the Private Industry Council of Philadelphia (a private non-profit organization that is a resource for workforce development and job training) from August 1998 to December 1998, and Interim President and Chief Executive Officer of the Council from April 1998 to August 1998. From January 1998 until April 1998, she did consulting work. Ms. Greco was President of CoreStates Financial Corp. (parent company of CoreStates Bank) from May 1996 until August 1997, and President and Chief Executive Officer of CoreStates Bank (a financial institution) from August 1994 until August 1997. She was a bank director from April 1992 to August 1997. Ms. Greco is also a director of Exelon Corp. (an electric utility company) and Pennsylvania Real Estate Investment Trust (a real estate investment trust); and is a trustee of the SEI I Mutual Funds of SEI Investments.

Ms. Greco, with seven years’ experience as a senior-level, policy-making official with the Commonwealth of Pennsylvania, possesses government relations and regulatory agency experience. By virtue of her senior-level executive positions in the banking industry, as described above, Ms. Greco also possesses strategic planning, business development and managerial experience, as well as financial literacy and human resources experience.

Ms. Greco is a member of Sunoco’s Audit, Compensation and Governance Committees.

Nominees for the Board of Directors

JOHN P. JONES, III	Director since 2006
Age 59

Mr. Jones is the retired Chairman, Chief Executive Officer and President of Air Products and Chemicals, Inc. (an industrial gas and related industrial process equipment business). Mr. Jones served as Chairman from October 2007 until April 2008; as Chairman and Chief Executive Officer from September 2006 until October 2007; and as Chairman, President, and Chief Executive Officer from December 2000 through September 2006. Mr. Jones is also a director of Automatic Data Processing, Inc. (a provider of business outsourcing solutions).

Mr. Jones was a director of Air Products and Chemicals, Inc. from 1998 until his retirement in 2008.

Mr. Jones, having worked for over 36 years at Air Products and Chemicals, Inc. in various positions, including CEO, possesses senior management-level strategic planning, business development and managerial experience, as well as general operations, manufacturing and international experience. Mr. Jones also possesses health, environment and safety experience by virtue of his oversight experience at Air Products, a manufacturing company with a health, environment and safety risk profile similar to Sunoco’s in certain areas. While CEO and President at Air Products, Mr. Jones acquired information technology expertise—having oversight responsibility of IT, enterprise-wide, and oversaw the development and implementation of a major business unit IT re-engineering effort. Additionally, Mr. Jones, by virtue of his executive-level positions at Air Products, possesses financial literacy.

Mr. Jones is a member and the Chair of Sunoco’s Governance Committee and is Sunoco’s Presiding Director. He is also a member of the Compensation and Executive Committees.

Nominees for the Board of Directors

JAMES G. KAISER	Director since 1993
Age 67

Mr. Kaiser is Chairman, Chief Executive Officer and a director of Avenir Partners, Inc. (an automobile business), a position that he has held since December 1998, and President and a director of Kaiser Services, LLC (a business development company), a position that he has held since December 1997. Mr. Kaiser was engaged in developing businesses from January 1996 until December 1998. He retired as President, Chief Executive Officer and director of Quanterra Incorporated in January 1996, positions he had held since June 1994. Quanterra succeeded to businesses of the environmental analytical services division of International Technology Corporation and Enseco (a unit of Corning Incorporated) for which Mr. Kaiser had been President and Chief Executive Officer since June 1992. Mr. Kaiser is also a director of MeadWestvaco Corporation (a packaging solutions provider).

Mr. Kaiser, having worked for over 14 years at Quanterra/Corning in various positions, including CEO, possesses senior management-level strategic planning, business development and managerial experience. Additionally, this experience gave him insight into the health, environment and safety risks of manufacturing companies. Mr. Kaiser possesses international experience by virtue of his job responsibilities at Corning Incorporation’s Technical Products Division and Latin America/Asia Pacific Exports Group.

Mr. Kaiser is a member and the Chair of Sunoco’s Corporate Responsibility Committee. He is also a member of the Compensation and Executive Committees.

Nominees for the Board of Directors

JOHN W. ROWE	Director since 2003
Age 64

Mr. Rowe is Chairman, Chief Executive Officer and a director of Exelon Corporation (an electric utility company), and a director of Commonwealth Edison Company and PECO Energy Company, both subsidiaries of Exelon. He has served as a Director and Chief Executive Officer or Co-Chief Executive Officer of Exelon since its formation in October 2000. He has served as Chairman and Chief Executive Officer since April 2002. At various times since 2000 he has also held the title of President of Exelon. He previously served as Chairman, President and Chief Executive Officer of Unicom Corporation and Commonwealth Edison Company from March 1998 until October 2000. Mr. Rowe is also a director of Northern Trust Corporation (an international financial services company).

Mr. Rowe was a director of UnumProvident, now known as Unum Group (an insurance company), from 1999 until July 2005.

Mr. Rowe, with over 25 years of experience with electric utility companies in various positions, including CEO, has senior management-level energy/power generation industry experience and general operations and manufacturing experience. Additionally, Mr. Rowe also possesses health, environment and safety experience by virtue of his oversight experience at Exelon, an energy/power generation company with a health, environment and safety risk profile similar to Sunoco’s in certain areas. As Exelon’s CEO, Mr. Rowe possesses senior management-level strategic planning, business development and managerial experience, as well as financial literacy. Additionally, Mr. Rowe possesses government relations, regulatory agency and legal experience by virtue of his position as CEO at Exelon and prior business experience and education.

Mr. Rowe is a member of Sunoco’s Compensation and Corporate Responsibility Committees.

Nominees for the Board of Directors

JOHN K. WULFF	Director since 2004
Age 61

Mr. Wulff is the former Chairman of the Board of Hercules Incorporated (a manufacturer and supplier of specialty chemical products), a position he held from December 2003 until Ashland’s acquisition of Hercules in November 2008. Mr. Wulff was first elected as a director of Hercules in July 2003 and served as Interim Chairman from October 2003 to December 2003. Mr. Wulff served as a Member of the Financial Accounting Standards Board (the private-sector organization responsible for establishing standards of financial accounting and reporting in the United States) from July 2001 until June 2003. From January 1996 until March 2001, Mr. Wulff was Chief Financial Officer of Union Carbide Corporation (a global manufacturer of chemicals and plastics). Mr. Wulff is also a director of Celanese Corporation (a global integrated producer of chemicals and advanced materials), Chemtura Corporation (a global supplier and marketer of specialty chemicals) and Moody’s Corporation (a credit ratings, research and risk analysis provider).

Mr. Wulff was a director of Fannie Mae (a government-sponsored enterprise providing mortgages) from December 2004 until September 2008 and was a director of Hercules Incorporated from July 2003 until November 2008, when it was acquired by Ashland.

Mr. Wulff possesses financial expertise (as defined by the applicable rules of the Securities and Exchange Commission) by virtue of his experience and education. Mr. Wulff, formerly Chairman of Hercules Incorporated and formerly a CFO at Union Carbide Corporation, has senior-level industry experience in the chemicals industry, as well as senior-level strategic planning, business development and managerial experience. Mr. Wulff also possesses health, environment and safety experience by virtue of his oversight experience at Union Carbide, a company with a health, environment and safety risk profile similar to Sunoco’s in certain areas. Mr. Wulff also possesses international experience by virtue of his former position at Union Carbide, a company with international operations, as well as his membership on the boards of Chemtura Corporation, Moody’s Corporation and Celanese Corporation, each of which has substantial international operations.

Mr. Wulff is a member and the Chair of Sunoco’s Audit Committee. He is also a member of the Corporate Responsibility and Executive Committees. The Board has determined that Mr. Wulff qualified as an “audit committee financial expert,” as defined by the applicable rules of the Securities and Exchange Commission.

Item 2.    Approval of the Sunoco, Inc. Senior Executive Incentive Plan

For a number of years, Sunoco has used its executive incentive plan in order to provide competitive incentive opportunities to executive employees who can significantly influence Sunoco’s performance and improve Sunoco’s ability to attract and motivate its management team.

Sunoco’s Board of Directors proposes that you approve the new Senior Executive Incentive Plan. Adoption of the Senior Executive Incentive Plan is contingent on shareholder approval. The Board and management are of the view that having the flexibility to provide differentiated awards for executives (recognizing achievement on an individual basis) as part of the reward strategy that is tax deductible under the section 162(m) of the Internal Revenue Code, or the Code, is critical.

Generally, Section 162(m) of the Code does not permit publicly held companies like Sunoco to deduct compensation paid to certain executive officers to the extent it exceeds $1 million for the Chief Executive Office, or CEO, and the three highest compensated officers (other than the CEO and the Chief Financial Officer). However, incentive awards paid under a performance-based compensation plan that is approved by shareholders will not be subject to this deduction limit. So long as Sunoco complies with these and other requirements set forth in Code Section 162(m), all amounts paid to executive officers under the plan will qualify for a federal tax deduction by Sunoco.

The material features of the Senior Executive Incentive Plan are described below:

Summary Plan Description:    The following is only a brief summary of the material terms of the plan, and does not describe all of the terms of the plan. We urge you to read the complete text of the plan included as Exhibit A to this proxy statement.

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The purpose of the plan is to provide awards to selected executive officers, who individually or as a group contribute in a substantial degree to the success of the Company, and who are in a position to have a direct and significant impact on the growth and success of the Company. The participants include the CEO, senior executives reporting directly to the CEO, and any other executive designated by the Compensation Committee (the “Committee”) of the Board of Directors within the first ninety (90) days of a performance year as a participant for that year.

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The Committee administers the plan, and may amend the plan. This Committee is composed entirely of independent directors of Sunoco, as defined under Code Section 162(m). None of the members receives any additional compensation from Sunoco for administering this plan. The Board of Directors may discontinue or terminate the plan.

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The plan provides for an award fund that will be established each year at three percent (3%) of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of certain significant items out of the ordinary course of business). The award fund establishes the aggregate amount that will be available in the performance year from which annual incentive awards may be made. All awards under this plan will be charged against the award fund. The awards will be paid in cash, net of taxes, no later than two and one-half months following the year to which the award relates.

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If there is adjusted EBITDA for the applicable performance year, the maximum amount of award that each participant may receive for the performance year will be: (a) Eight (8) Million Dollars for the CEO, and (b) for each other participant, Four (4) Million Dollars. However, if the award fund is less than these maximums, the maximum limit for each participant will be adjusted downward proportionately.

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The Committee may not increase the maximum amount payable with respect to any award, but may decrease or eliminate any award to a participant. The Committee will establish applicable performance goals that will be used to determine the actual award payout each year. Such goals may include, without limitation, achievement of short-term business objectives and individual objectives, achievement of long-term goals of the Company, and, except in the case of an award for the CEO, the recommendations of the CEO.

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If a participant is due an award that exceeds 150% of the participant’s guideline incentive award, one-half (50%) of the excess amount automatically will be deferred into share units in the Sunoco, Inc. Executive Involuntary Deferred Compensation Plan, which was approved by the Compensation Committee effective March 3, 2010, provided that no deferral will be made unless the amount to be deferred is equal to or greater than $15,000. Under that plan, the deferred amounts will be paid out in cash in three equal installments over the following three years.

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Except in the case of a change in control, if a participant voluntarily terminates his or her employment with the Company (for any reason other than retirement, death, permanent disability or approved leave of absence) prior to December 31 of a performance year, or the participant is terminated for just cause before March 15 of the succeeding calendar year, the participant will not receive payment of an award for that performance year. If a participant’s employment status changes during the performance year as a result of death, permanent disability, retirement, approved leave of absence or termination at the request of the Company, other than for just cause, the participant will receive a pro-rated award for the portion of the performance year during which the participant was employed in an eligible position.

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In the event of a change in control, each participant shall receive his or her guideline incentive award for the performance year in which the change in control occurs, pro-rated based on the portion of the performance year from January 1 to the date of the change in control.

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If the Company is required to prepare a negative accounting restatement due to noncompliance of the Company with any financial reporting requirement as a result of misconduct, and the Compensation Committee determines that the participant knowingly engaged in the misconduct, was grossly negligent with respect to such misconduct or knowingly or grossly negligently failed to prevent the misconduct, or the Compensation Committee concludes that the participant engaged in willful fraud, embezzlement or other similar misconduct materially detrimental to the Company, the Company may require the participant to pay the Company certain amounts based on awards under this plan.

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The amount of future payments under the Senior Executive Incentive Plan cannot be determined at this time, since they will be based on Sunoco’s future financial and/or operating performance, and applicable future performance goals and target percentages to be established by the Committee.

Your Board unanimously recommends a vote FOR the approval of the Senior Executive Incentive Plan.

Item 3.	Approval of the Sunoco, Inc. Long-Term Performance Enhancement Plan III

The Sunoco, Inc. Long-Term Performance Enhancement Plan III, or LTPEP III, allows Sunoco to grant stock-based compensation awards in order to attract, retain and reward employees who contribute to Sunoco’s long-term success. Sunoco’s continued growth and profitability depends, in large part, upon its ability to maintain a competitive position in attracting and retaining key personnel. The persons eligible to participate in this plan are executives and other senior level employees, the approximate number of which is 200.

LTPEP III is similar to the current long-term plan, LTPEP II, which was originally approved by the shareholders in May 2001. The Company has not sought shareholder approval to add shares to its incentive plans since that time. The long-term plan is an integral part of Sunoco’s compensation program, and additional shares are required in order to continue this part of the compensation program and to be able to attract and retain key employees. Sunoco intends to use the LTPEP III to continue to provide competitive incentive opportunities.

Generally, Section 162(m) of the Code does not permit publicly held companies like Sunoco to deduct compensation paid to certain executive officers to the extent it exceeds $1 million for the Chief Executive Office, or CEO, and the three highest compensated officers (other than the CEO and the Chief Financial Officer). However, incentive awards paid under a performance-based compensation plan that is approved by shareholders will not be subject to this deduction limit. So long as Sunoco complies with these and other requirements set forth in Code Section 162(m), all amounts paid to executive officers under the plan will qualify for a federal tax deduction by Sunoco.

The LTPEP III is administered by the Compensation Committee, which is comprised entirely of outside directors for purposes of Section 162(m) of the Internal Revenue Code. None of these directors receive additional compensation for administering the LTPEP III.

Sunoco’s Board of Directors proposes that you approve the LTPEP III, for which three million five hundred thousand (3,500,000) shares of Sunoco common stock will be reserved for future awards. On March 1, 2010, the closing price of Sunoco’s common stock as reported on the New York Stock Exchange was $26.50.

The material features of the LTPEP III are described below:

Summary Plan Description:    The following is only a brief summary of the material terms of the LTPEP III, and the types of awards that may be made. This summary does not describe all the terms of the plan. We urge you to read the complete text of the plan included as Exhibit B to this proxy statement

Stock Options.    Each stock option represents a right to buy one share of Sunoco’s common stock. The maximum number of stock options that can be granted to a single participant in any calendar year is six hundred thousand (600,000). The LTPEP III permits Sunoco to grant non-qualified stock options. The LTPEP III does not provide for “re-load” options.

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Exercise Price:    The purchase price payable upon exercise of a stock option will not be less than the Fair Market Value (i.e., closing price) of a share of Sunoco’s common stock on the date the stock option is granted. The purchase price may be paid in cash or in shares of Sunoco common stock. The LTPEP III prohibits re-pricing of out-of-the-money options without shareholder approval.

➢

Term and Vesting:    Each stock option is exercisable during a period fixed by the Compensation Committee, beginning no earlier than one year, and ending no later than ten years, after the date of grant. Stock options cannot be exercised after their term has expired.

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Transferability:    Stock options may be transferred only by will, by the laws of descent and distribution, or to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable law. During the participant’s lifetime, the stock options are only exercisable by the participant or by the participant’s guardian or legal representative.

➢	Change in control: Upon the occurrence of a change in control of Sunoco, all outstanding stock options will become immediately and fully exercisable.

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Termination:    In the case of a participant’s termination of employment by reason of retirement or permanent disability (as determined by the Committee), all unvested stock options will terminate immediately, and each vested stock option will continue and be exercisable during the remaining term of the stock option. For a participant whose employment is terminated due to death, vested options will be treated as if the participant had retired on the date of death. For a participant who dies after terminating employment, vested options may be exercised during the otherwise available remainder of the original term. In the case of a participant terminated for just cause, all outstanding stock options will be canceled immediately. In the case of a participant whose employment is terminated for any reason other than the foregoing, unvested options will terminate immediately, and vested options will terminate: (a) if the termination of employment occurs prior to a change in control or following the two-year anniversary of a change in control, ninety (90) days following termination of employment, and (b) in the case of a participant terminated within two years after a change in control, upon the expiration of one (1) year following termination of employment.

Share Units.    Each share unit, or SU, represents a right to receive one share of Sunoco common stock (or cash equivalent). At the time of grant, the Compensation Committee may condition the ultimate vesting and payout of SUs upon: (a) the attainment, during a specified period, of certain pre-determined objective performance goals (based upon financial or operating measures) for Sunoco (Performance Share Units, or PSUs); or (b) continued employment with Sunoco through a specified period of time not less than three (3) years (Restricted Share Units, or RSUs). For SUs, the value actually earned varies with the level of attainment of applicable performance period or performance goals. To the extent, and only to the extent, that a SU is earned will associated dividend equivalents be paid. The maximum number of PSUs that can be granted in any calendar year to a participant is one hundred fifty thousand (150,000). The maximum number of RSUs that can be granted in any calendar year to a participant is one hundred fifty thousand (150,000). In order to assure Sunoco can effectively manage burn rate and dilution, and to maximize responsiveness to market conditions by providing flexibility in the mix of equity compensation, there is no maximum number of SUs that can be granted under the plan.

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Termination:    In the case of RSUs, for a participant whose employment is terminated due to death or permanent disability prior to the end of the specified period for the RSUs, payout will occur on the first day of the second month following termination, in accordance with any applicable conditions set forth in the original grant agreement. If employment is terminated due to retirement all of the RSUs will be forfeited. In the case of PSUs, for a participant whose employment is terminated due to death, retirement, or permanent disability prior to the end of the performance period payout will occur at the end of such period, as though the participant had continued to be employed through the applicable performance period and as, if and when the applicable performance goals have been met, except that the amount will be pro-rated based on time that the participant was employed by the Company during the Performance Period. For a participant whose employment is terminated for just cause, or for any reason other than any of the foregoing or a change in control, all outstanding SUs will be forfeited.

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Change in control:    In the event of a change in control of Sunoco, SUs will be paid out no later than the earlier of: (a) ninety (90) days after the change in control, or (b) two and one-half (2-1/2) months after the end of the year in which the change in control occurs, regardless of whether the specified period has ended, or applicable performance targets have been met.

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For PSUs, if the change in control occurs within the first twelve months after grant, the number of PSUs paid out will be the number granted, not adjusted for any performance factors. However, if the change in control occurs more than twelve (12) months after grant, the number of PSUs paid out will be the greater of: (i) the number of PSUs granted, not adjusted for the performance factors, and (ii) the number PSUs granted, multiplied by the applicable performance factors related to the Company’s actual performance immediately prior to the change in control.

•	For RSUs, the number of RSUs outstanding as of the change in control will be paid to the participant.

Minimum Stock Ownership Guidelines.    The Compensation Committee may restrict the sale or other disposition of shares of Sunoco common stock received, as a result of stock option exercises by, or SU payouts to, participants failing to meet the minimum stock ownership guidelines, which are described on page 21 in this proxy statement.

Federal Tax Consequences.    A participant will not realize any income and Sunoco will not receive any deduction for federal income tax purposes, upon the grant of stock options or SUs.

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For stock options, the participant will realize ordinary income (in an amount equal to the difference between the exercise price and the market value of shares of Sunoco common stock on the date of exercise) upon the receipt of shares, following the exercise.

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For SUs, the participant will realize ordinary income (in an amount equal to the market value of shares issued or cash paid, and the dividend equivalents paid), in the year in which the SUs are paid out.

Income received by a participant pursuant to stock options or SUs received upon a change in control of Sunoco may be subject to an excise tax as an “excess parachute payment,” as defined in the Code. Sunoco will receive a deduction on its consolidated federal income tax return for the tax year in which the participant realizes ordinary income from the exercise of stock options or from the payment of SUs. (Executives who joined and will join Sunoco after November 25, 2008 and who are eligible to participate in the Company’s Special Executive Severance Plan, are not and will not be entitled to the 280G excise tax gross-up provided under that Plan.)

Adjustments.    In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event, the Compensation Committee or Board of Directors will make an appropriate anti-dilution adjustment. This adjustment may include a change in: (a) the number of shares reserved for issuance under the plan; (b) the number of shares subject to outstanding awards; (c) the exercise price of outstanding options; and/or (d) similar matters. In the event of a merger, amalgamation, consolidation, acquisition, separation, spinoff, reorganization, liquidation, or similar event, the Compensation Committee or Board of Directors may: (a) make appropriate discretionary adjustments to the number and kind of securities reserved for issuance under the LTPEP III and/or outstanding awards, (b) the exercise price of outstanding stock options (c) cancel outstanding awards in exchange for value and (d) in certain circumstances, approve the substitution of other property (including cash or other securities of Sunoco, or other entities) for the shares of Sunoco common stock subject to outstanding awards.

Amendments.    In general, the Compensation Committee may terminate or amend the LTPEP III at any time, without shareholder approval. However, shareholder approval is required for any amendment that would:

➢	increase the maximum award levels established in LTPEP III, including the maximum number of shares of Common Stock which may be issued under the Plan (except for the adjustments described above);

➢	extend the term during which an Option may be exercised beyond ten years from the date of grant; or

➢	alter the terms of any previously granted option in order to reduce the exercise price, or cancel any outstanding option and replace it with a new one having a lower exercise price.

Forfeiture.    If the Company is required to prepare a negative accounting restatement due to noncompliance of the Company with any financial reporting requirement as a result of misconduct, and the Compensation Committee determines that the participant knowingly engaged in the misconduct, was grossly negligent with respect to such misconduct or knowingly or grossly negligently failed to prevent the misconduct, or the Compensation Committee concludes that the participant engaged in willful fraud, embezzlement or other similar misconduct materially detrimental to the Company, the Company may require the participant to pay the Company certain amounts based on awards under LTPEP III.

Plan Benefits.    Because the awards are determined by the Compensation Committee, we cannot determine the benefits or amounts that will be received or allocated in the future under the LTPEP III.

Your Board unanimously recommends a vote FOR the approval of the Long-Term Performance Enhancement Plan III

Item 4.	Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fiscal Year 2010

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2010 subject to your ratification. Ernst & Young has served as our independent registered public accounting firm since 1996. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young will attend the Annual Meeting to answer appropriate questions. They also may make a statement, if they choose to do so. All the work performed for Sunoco, Inc. by Ernst & Young pertaining to 2009 and the related fees were pre-approved by Sunoco’s Audit Committee. The work performed by Ernst & Young pertaining to 2009 for Sunoco Logistics Partners L.P., a master limited partnership in which Sunoco has a 33% ownership interest, and related fees were pre-approved by the Audit/Conflicts Committee of Sunoco Partners LLC, the general partner of Sunoco Logistics Partners L.P. The Ernst & Young fees for 2009 and 2008 pertaining to work performed for Sunoco, Inc. and Sunoco Logistics Partners L.P. are set forth below.

Auditor Fees

	2009	2008

Audit Fees[1]	$4,841,685	$5,646,707
Audit-Related Fees[2]	$549,740	$1,705,072
Tax Fees[3]	$6,000	$6,000
All Other Fees	$—	$—
Total	$5,397,425	$7,357,779

NOTES	TO TABLE:

[1]

Audit fees for 2009 and 2008 include fees related to the annual audit of Sunoco’s and Sunoco Logistics Partners L.P.’s consolidated financial statements and reviews of their financial statements included in quarterly reports on Form 10-Q, and other audit and attestation services related to statutory or regulatory filings. The 2009 and 2008 audit fees also include the audits of Sunoco’s and Sunoco Logistics Partners L.P.’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

[2]

Audit-related fees consisted of fees for consultation on accounting and reporting matters, audits of separate financial statements of subsidiaries and affiliates and employee benefit plans, and agreed upon procedures reports.

[3]	Tax fees for 2009 and 2008 include fees related to preparation and review of certain subsidiary tax returns.

Your Board unanimously recommends a vote FOR the ratification of Ernst & Young’s appointment as independent registered public accounting firm for the fiscal year 2010.

Approval of Audit and Non-Audit Services by the Sunoco, Inc. Audit Committee.

Under its pre-approval policy, concurrent with the appointment of the independent registered public accounting firm, the Audit Committee specifically pre-approves the recurring audit and audit-related services and estimated fees. In addition, the Audit Committee provides pre-approval of certain audit and audit-related services. This process provides the necessary flexibility to enable the Company to consult with the independent registered public accounting firm on routine audit and audit-related matters or to enable the independent registered public accounting firm to provide services that only they may provide. With regard to tax services, the Audit Committee provides pre-approval for recurring and non-recurring, routine tax compliance services, provided that the Audit Committee has reviewed and believes such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s and Public Company Accounting Oversight Board’s independence rules. If circumstances arise during the year that require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approvals, the Audit Committee specifically reviews and pre-approves the services and estimated fees before the independent registered public accounting firm provides such services.

The Company has determined that it will not engage the independent registered public accounting firm for tax planning services for the Company or its executives. The Company will engage its independent registered public accounting firm for permitted non-audit services only if the Audit Committee determines that specific services are in the best interests of the Company and would not impair the independence of the independent registered public accounting firm.

Financial Counseling/Tax Services Policy.    Sunoco prohibits any executive of the Company from utilizing, engaging, retaining or hiring the independent registered public accounting firm that has been appointed/engaged by Sunoco’s Audit Committee for personal financial counseling, including tax services.

Policy regarding the hiring of current or former employees of the independent auditor.    Sunoco has adopted a policy restricting the hiring of any current or former employee of Sunoco’s independent auditor who has served as a member of Sunoco’s audit, review or attestation engagement team.

GOVERNANCE OF THE COMPANY

Governance Matters

Board Structure

Sunoco’s Board of Directors is elected annually by the shareholders to provide oversight so that the long-term interests of the shareholders are served. Sunoco’s business is conducted by its employees under the direction of the CEO and the oversight of the Board.

Board Leadership Structure

Combined Position:    Sunoco’s Chairman of the Board, or Chairman, also serves as Chief Executive Officer, or CEO. Sunoco’s Bylaws permit the Board to designate the CEO as Chairman. In 2009, the Board strengthened the role of the Presiding Director, by adopting the structure of a non-rotating Presiding Director. Previously, Sunoco had a rotating Presiding Director. The Board was of the view that the non-rotating position would provide more continuity of feedback and direction to the new Chairman and CEO in successfully fulfilling the combined role. The Board was of the view that John P. Jones, III, was particularly well-suited to fulfill the role of non-rotating Presiding Director since he had served as Chairman and CEO at Air Products and Chemicals, a manufacturing company. Having successfully fulfilled the combined role at Air Products for six years, Mr. Jones was very familiar with the perspectives and nuances of the combined role and the relationship of that combined role to the Presiding Director and the full Board.

Sunoco’s Presiding Director has responsibility for:

•	presiding over the executive sessions of the independent directors and providing feedback and direction from such sessions to the Chairman and CEO;

•	serving as a “sounding board” and providing counsel to the Chairman and CEO on various strategic and other issues;

•	providing input on Board meeting agendas;

•	advising the Chairman and CEO as to the quantity, quality and timeliness of information and materials provided to the Board;

•	leading the Board and Committee self-evaluation process and the individual director evaluation process and providing feedback; and

•	leading the independent directors in the annual CEO evaluation and providing feedback to the CEO.

Sunoco’s Board was, and remains, of the view that this combined leadership structure is extremely effective for a number of reasons, which include:

•	Except for the Chairman and CEO, all of Sunoco’s current directors are independent;

•	There is a non-rotating Presiding Director with the duties and responsibilities identified above;

•	The directors have many opportunities to meet independently without the Chairman and CEO present (see Executive Sessions, below); and

•	The CEO, with responsibility for managing the company, is many times in the best position to identify, in the first instance, the most important strategic and operational business issues to bring before the Board in consultation with the Presiding Director. However, there are times that the Presiding Director or any other director independently adds issues to Board agendas, which the Chairman and CEO is then responsive to.

Executive Sessions:    The Board has regularly scheduled executive sessions of independent directors only following each Board meeting. Additionally, each Board Committee has executive sessions of committee members only following each Committee meeting, and at least two separate meetings of independent directors are held each year in addition to the executive sessions. The Presiding Director leads these meetings and is responsible for agenda preparation.

Other Governance Practices

Mandatory Retirement Policy for Directors:    Sunoco’s directors retire from the Board at the annual meeting following their 72nd birthday, unless the Governance Committee recommends to the Board – in limited and special circumstances – an exception to this requirement and it is approved by the independent directors of the Board.

Performance Evaluations:    Sunoco’s Board has a three-tier performance evaluation process. The Board conducts an annual evaluation of how it is functioning as a whole. Sunoco’s individual committees conduct annual self-evaluations. Individual director evaluations are conducted annually by the Governance Committee with the Presiding Director meeting confidentially with individual directors, as appropriate, to provide feedback.

Orientation and Continuing Education:    Sunoco’s new directors are required to attend orientation sessions, and new committee members are required to attend committee orientation sessions. Sunoco also conducts ongoing training or continuing director education for its Board members and is supportive of, and reimburses its directors for attending director education programs.

Annual Meetings:    It is the Company’s policy that the directors who are standing for election at the annual meeting attend the annual meeting. All nominees for election at the 2010 Annual Meeting of Shareholders attended the 2009 Annual Meeting.

Committee Structure

The Board has established five standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Corporate Responsibility Committee, and the Executive Committee. Each Committee has the authority to, as it deems appropriate, independently engage outside legal, accounting or other advisors or consultants at the expense of Sunoco. Additionally, each committee conducts an annual self-evaluation of performance and reviews compliance with the current charter of the committee. Copies of the committee charters can be found on Sunoco’s web site at www.SunocoInc.com. Printed copies are also available upon request.

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Audit Committee.    The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board in its oversight of the integrity of Sunoco’s financial statements and disclosures and other internal control processes and Sunoco’s compliance with ethics and compliance policies, and legal and regulatory requirements. The Committee appoints, retains, compensates, terminates and oversees the work of, and evaluates the independence and ability of, the independent registered public accounting firm, as well as selects and evaluates Sunoco’s General Auditor. The Committee also provides oversight on Sunoco’s guidelines and policies with respect to business risk matters and other matters deemed appropriate by the Committee. See page 20 of this proxy statement for a more detailed description of risk oversight. The Committee oversees procedures for handling complaints, including the anonymous, confidential treatment of complaints regarding Sunoco’s accounting, internal accounting controls or auditing matters. The Committee prepares a report that is included in Sunoco’s proxy statement.

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Compensation Committee.    The Compensation Committee reviews and approves Sunoco’s compensation philosophy, reviews and recommends Board approval of Sunoco’s short- and long-term incentive plans, and reviews and approves the executive compensation programs and awards. The Committee determines and approves CEO compensation, and reviews and approves the compensation of the other senior executive officers. The Committee provides risk oversight for Sunoco’s executive and broad-based incentive compensation plans. See page 21 of this proxy statement for a more detailed description of risk oversight. The Committee reviews and discusses with management the Compensation Discussion & Analysis, or CD&A, required by the Securities and Exchange Commission and makes recommendations to the Board that the CD&A be included in the Company’s proxy statement. The Committee produces an annual compensation committee report for inclusion in Sunoco’s proxy statement. The Committee also reviews the general employee pension and employee welfare benefit plans, as appropriate.

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Governance Committee.    The Committee identifies required skill sets to be represented in the Board-as-a-whole. The Committee reviews and evaluates individual Board members each year prior to recommending to the Board the annual slate of potential director nominees for election by shareholders at the Annual Meeting. The Committee identifies and recommends qualified individuals to become director nominees. The Governance Committee reviews the role, composition and structure of the Board and its committees. The

Committee recommends Board approval of the committee chairs, committee members and Presiding Director. The Committee reviews corporate governance issues and emerging trends and recommends to the Board a set of corporate governance guidelines applicable to the Company. The Committee annually conducts an evaluation of itself and oversees the full Board’s and each Committee’s evaluation. The Committee reviews and approves related person transactions in accordance with Sunoco’s Related Person Transactions Policy. The Committee sets and administers policies governing the level and form of directors’ compensation.

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Corporate Responsibility Committee.    The Corporate Responsibility Committee has oversight responsibility for, and makes recommendations to the Board, as appropriate, regarding the Company’s: (1) internal policies, practices, positions and performance in the areas of (a) health, environmental impact and safety, (b) equal employment opportunity and diversity, (c) government relations and (d) corporate philanthropy; and (2) external performance as a responsible corporate citizen, keeping the Board apprised of the integrity and propriety of the Company’s positions with those individuals, organizations and institutions over which the Company does not have direct control, but whose influence or actions are important to the success of the Company, such as shareholders, communities in which the Company does business, state, local and federal governments, special interest groups, and others. The Committee provides risk oversight for those areas within its purview. See page 22 of this proxy statement for a more detailed description of risk oversight.

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Executive Committee.    The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board except for Board actions specifically excluded by law and except that no action will be taken by this Committee if any member of the Committee has voted in opposition.

Each committee of the Board, except for the Executive Committee, is composed entirely of independent directors that meet the applicable Securities and Exchange Commission rules, the “independence” standards of the New York Stock Exchange Corporate Governance Listing Standards and Sunoco’s Categorical Standards of Independence. Additionally, the individual qualifications of committee members are reviewed annually for skill set relevance, as well as compliance with the various regulatory requirements mandated for the members of each particular committee.

The Governance Committee reviews the skill set relevance, the strengths and experience of each director, as well as the current and anticipated needs for each committee and rotates members based on committee needs. The Board adopted a mandatory five-year rotation for the Chairs of the Audit, Compensation, Corporate Responsibility and Governance Committees and the Presiding Director.

During 2009, the Board of Directors held 10 meetings, and had five standing committees. All directors attended at least 75% of the total number of Board meetings and committee meetings during the period that they served on the Board and committees in 2009. During 2009, the Audit Committee held 8 meetings; the Compensation Committee held 6 meetings; the Corporate Responsibility Committee held 3 meetings; the Governance Committee held 5 meetings and the Executive Committee held 2 meetings. Committee membership as of March 4, 2010 for each director can be found in their biographical information under “Item 1. Election of Directors.”

Board and Committee Oversight of Risk

Board Oversight:    Appropriate risk-taking is a necessary part of managing a business. Management of risk is the direct responsibility of the Company’s CEO and the senior leadership team. The Board has oversight responsibility, focusing on the adequacy of the Company’s enterprise risk management and risk mitigation processes. To this end, Sunoco’s full Board receives at least an annual update on the Company’s Enterprise Risk Management, or ERM, program from Sunoco’s General Auditor, who discusses the process utilized by management to identify, track, follow-up and manage risk. The Board also has oversight of strategic risk and management succession risk (planning for the succession of the CEO and senior leadership team).

Delegation to Board Committees:    The Board has delegated certain risk management and oversight responsibilities to various of its standing committees, as described more fully below. The Board receives regular reports from these committees, which include reports on those areas over which they have risk oversight responsibility, as appropriate.

Audit Committee.    The Audit Committee has oversight responsibility for the Company’s ERM program, and specifically, oversight of major financial risk exposures, including litigation and compliance risk and the steps management has taken to monitor and mitigate such exposures. The General Auditor supports the Committee and the Board in its oversight role of ERM, and meets with management on a quarterly basis to report on the Company’s ERM program. The Committee also receives regular updates from management including the General Counsel on litigation risk and the Chief Compliance Officer on compliance risk.

Compensation Committee.    The Compensation Committee has oversight responsibility for compensation risk, i.e., that the Company’s incentive compensation programs do not incentivize or encourage excessive or unnecessary risk-taking/wrong behavior. The following is a description of both Board Committee and management processes related to the compensation risk assessment process, as well as a description of the Company’s compensation risk mitigation techniques.

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Compensation Risk Management Committee:    A management committee (consisting of representatives of HR, Finance, Legal and Internal Audit) was established in 2010 to enhance the Company’s focus on compensation risk. This group, in consultation with the outside compensation consultants, conducted an assessment of potential risks and risk mitigation techniques for the proposed metrics for the 2010 executive and employee annual incentive plans and performance-based common stock units (“CSUs”). The Management Committee also performs an annual compensation risk assessment of all the non-executive compensation plans, at both the parent and subsidiary levels (excluding Sunoco Logistics Partners L.P.). The results of the Management Committee’s findings are reviewed with the Compensation Committee. In addition, the Compensation Committee receives periodic updates from management regarding metric performance throughout the year.

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Audit/Compensation Committee Cross-Functionality on Compensation:    Since 2005, Sunoco has involved both the Compensation Committee and the Audit Committee in a review process in connection with its executive compensation program. The Compensation Committee reviews and approves the annual and long-term plan performance metrics and goals annually. As a part of this process, the Committee focuses on what executive behavior it is attempting to incent and the potential associated risks. The Committee periodically receives financial information from the Chief Financial Officer, and information on accounting matters that may have an impact on the performance goals, including any material changes in accounting methodology and information about extraordinary/special items excluded by Sunoco and its peer companies’ results, so that the Committee members may understand how the exercise of management judgment in accounting and financial decisions affects plan payouts. The Audit Committee members are apprised of the goals and design of the executive compensation plans so that Audit Committee members will understand and evaluate the impact of financial accounting decisions on management incentive payouts and associated financial risks in the executive plans. In addition, one director serves on both the Compensation and Audit Committees so that there is continuity across the Committees.

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Pay mix:    An executive’s compensation package includes a mix of base salary, cash-based short-term incentive, and equity-based long-term incentives. The mix is designed to balance the emphasis on short-term and long-term performance.

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Performance metrics:    Performance metrics have included a mix of financial and non-financial goals, some of which have been relative to the Company’s performance peers. For example, for the 2009 annual incentive, the metrics were: operating income after-tax, ROCE relative to the peers, and HES performance. The long-term metric for the 2009 performance-based CSUs was TSR relative to peers. This approach creates a balance of absolute and relative performance to ensure that executives are rewarded only when sustained results exceed the peers.

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Executive Stock Ownership Guidelines:    Sunoco maintains stock ownership guidelines for its approximately 40 top executives. The amount of Sunoco stock required to be owned increases with the level of responsibility. Requiring an executive to hold a substantial portion of accumulated wealth in Company stock, which must be held until the executive retires or otherwise leaves the Company, aligns his or her behavior towards long-term shareholder value creation. The current guidelines are:

Position	Ownership Guideline

Chief Executive Officer	Six times base salary

Other Senior Executives (including the other NEOs)	Three times base salary

Other Executives	One times base salary

Shares that the executives have the right to acquire through the exercise of stock options or which may be earned at some time in the future through the potential payout of performance-based or retention-based CSUs are not included in the calculation of stock ownership until any such rights result in the actual ownership of shares of common stock. New participants or those promoted to a new position are expected to reach their respective stock ownership goals by the end of a five-year period. Not only does Sunoco have a baseline ownership level, but the Company also requires executives to continue to acquire and hold stock even after the baseline objectives are met. There is a “holding period” requirement for stock option exercises for the CEO and other senior executives under which senior executives who are below their ownership guidelines are expected to retain shares equal to 100% of the after-tax gain on the option exercise, and senior executives who are above their stock ownership guidelines are expected to retain shares equal to 50% of the after-tax gain on the option exercises for one year from the date of exercise.

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Insider Trading (including Hedging) Policy:    Sunoco employees are subject to Sunoco’s Insider Trading Policy, which, among other things, prohibits an employee from entering into short sales, or purchasing, selling, or exercising any puts, calls or similar instruments pertaining to Company securities, all of which could incent an employee towards engaging in overly risky behavior for short-term gains. This prohibition does not include Sunoco stock options exercised in accordance with the terms of Sunoco’s long-term incentive plans.

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Clawback/Recoupment Policy:    In 2008, amendments were adopted to Sunoco’s Executive Incentive Plan, or EIP, and the Long-Term Performance Enhancement Plan II, or LTPEP II, to incorporate a “clawback” policy with regard to the annual cash incentive and long-term incentive equity awards in the case of a financial restatement that was the result of employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that was materially detrimental to Sunoco. The policy applies to the top approximately 40 executives for the LTPEP II and the top approximately 200 executives for the EIP for the period from July 2, 2008 forward. This policy is also included in the new Senior Executive Incentive Plan and Long-Term Incentive Plan III, which are described on pages 12 and 14, respectively, of this proxy statement. The Compensation Committee retained discretion regarding application of the policy. The policy is incremental to other remedies that are available to the Company. In addition to Sunoco’s “clawback” policy, if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under Section 304 of the Sarbanes-Oxley Act of 2002, or SOX, the CEO and the CFO would have to reimburse Sunoco for any bonus or other incentive-based or equity-based compensation received by them from Sunoco during the 12-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement, and any profits realized from the sale of Sunoco stock during that 12-month period, to the extent required by SOX.

Corporate Responsibility Committee.    The Committee has oversight responsibility for certain risks within its area of responsibility, including health, environment and safety; equal employment; and corporate citizenship/reputation/social responsibility. The Committee receives regular updates from management.

Director Independence

Except for the Chairman, Chief Executive Officer and President, all of Sunoco’s current directors, and the former directors who served during 2009, meet the applicable Securities and Exchange Commission rules, the “independence” rules of the New York Stock Exchange, or NYSE, Corporate Governance Listing Standards, as amended, and the Company’s Categorical Standards of Independence, or the Standards, which were recommended by the Governance Committee and adopted by the Board of Directors. The Standards specify the criteria by which the independence of Sunoco’s directors will be determined, and are attached as Appendix A to Sunoco’s Corporate Governance Guidelines, a copy of which can be found on Sunoco’s web site at www.SunocoInc.com. A printed copy of Sunoco’s Corporate Governance Guidelines, including the Standards, is available upon request.

When making an independence determination, the Board endeavors to consider all relevant facts and circumstances. In accordance with the Standards, an independent director must be determined by the Board to have no material relationship with the Company other than as a director.

In making these independence determinations, the Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors or their immediate family members are or have been officers (Messrs. Jones and Rowe), or at which our directors are current directors (Messrs. Darnall and Edwards, Ms. Fairbairn, Ms. Greco, Messrs. Gerrity, Jones, Kaiser, Rowe and Wulff), or at which our former directors were directors at the time they served on Sunoco’s Board (Messrs. Pew and

Ratcliffe). In each case, the amount of transactions, if any, with these companies in each of the last three years was under the thresholds set forth in the Standards. The Board also considered charitable contributions made by the Company or The Sunoco Foundation to not-for-profit organizations of which our directors are executive officers or directors, if any, and no contributions exceeded the thresholds set forth in the Standards.

In accordance with the Standards, the Board undertook its annual review of director independence. As provided in the Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. Pursuant to the Standards and a review of relevant facts and circumstances, the Board has affirmatively determined that all the directors, with the exception of Lynn L. Elsenhans, Sunoco’s Chairman, Chief Executive Officer and President, are independent. The directors determined to be independent are: Robert J. Darnall, Gary W. Edwards, Ursula O. Fairbairn, Thomas P. Gerrity, Rosemarie B. Greco, John P. Jones, III, James G. Kaiser, R. Anderson Pew, G. Jackson Ratcliffe, John W. Rowe and John K. Wulff.

The NYSE Corporate Governance Listing Standards require that the Audit, Compensation and Governance Committees of the Board of Directors must be composed entirely of independent directors. Committee membership as of March 4, 2010 for each director can be found in their biographical information under “Item 1. Election of Directors,” beginning on page 4. As noted above, all of these directors have been determined to be independent as defined by the NYSE Corporate Governance Listing Standards and Sunoco’s Categorical Standards of Independence. The Audit Committee members are also independent as defined in the rules and regulations of the Securities and Exchange Commission.

Certain Relationships and Related Transactions

The Board approved a written policy and procedures for the review, approval or ratification of related person transactions, the Related Person Transactions Policy. The policy applies to Interested Transactions with a Related Person. For purposes of the policy, “Interested Transaction” includes a transaction, arrangement or relationship, or series of similar transactions, with an aggregate amount involved exceeding $100,000, in which the Company is a participant and a Related Person has a direct or indirect interest. “Related Person” includes a director, director nominee, executive officer, greater than 5% beneficial owner, or an immediate family member of the preceding group. The policy provides that the Governance Committee will review the material facts of Interested Transactions that require the Committee’s approval and will approve, disapprove or ratify the entry into the transaction.

Under the policy, certain Interested Transactions have standing pre-approval. These include: employment of executive officers if the compensation is disclosed in the proxy statement or approved by the Compensation Committee; employment of an immediate family member with compensation less than $120,000; director compensation that is disclosed in the proxy statement; transactions with companies where the business is less than the greater of $1 million or 2% of the other company’s total revenues; certain charitable contributions; regulated transactions; certain banking services; and certain transactions available to all employees or third parties generally.

The Board, through its Governance Committee, in accordance with the Related Person Transaction Policy, has carefully reviewed certain business or other relationships that Sunoco maintains with entities with which certain officers, directors, and immediate family members are affiliated, and has concluded that they relate to activities conducted in the normal course of business or that they are not material, and that none requires additional disclosure other than the following: an immediate family member (not living in the same household) of Vincent J. Kelley, an executive officer, was employed by Sunoco in a non-executive position at an annual compensation (salary and bonus) in 2009 of $141,516. This compensation is commensurate with other jobs in that grade level. This employment relationship existed prior to the time that Mr. Kelley became an executive officer of Sunoco, and this position does not report into Mr. Kelley’s business group.

Code of Business Conduct and Ethics

Sunoco, Inc. has a Code of Business Conduct and Ethics, or Code of Ethics, which applies to all officers, directors and employees including the chief executive officer, the principal financial officer, the principal accounting officer and persons performing similar functions. Sunoco intends to disclose on its web site the nature of any future amendments to and waivers of the Code of Ethics that apply to the chief executive officer, the principal financial officer, the principal accounting officer and persons performing similar functions.

A copy of the Code of Ethics can be found on Sunoco’s web site (www.SunocoInc.com), and a printed copy is available upon request.

Directors’ and Officers’ Ownership of Sunoco Stock

The following table shows how much Sunoco common stock and other share equivalents each director, Named Executive Officer1, and all directors, executive officers and certain former executive officers as a group, beneficially owned as of December 31, 2009.

Directors’ and Officers’ Stock Ownership

Name	Shares of Common Stock Beneficially Owned[2]	Other Share Equivalents[3]	Total	Percent of Class Outstanding[4]

A.M. Ainsworth	0	0	0	*

R. J. Darnall**	8,060	6,638	14,698	*

T. P. Delaney**	12,568	0	12,568	*

G. W. Edwards	1,000	11,383	12,383	*

L. L. Elsenhans**[5,6]	121,133	0	121,133	*

U. O. Fairbairn[5]	13,495	23,282	36,777	*

T. P. Gerrity[6]	4,611	32,045	36,656	*

R. B. Greco**	8,980	38,849	47,829	*

J. P. Jones, III	500	17,840	18,340	*

J. G. Kaiser**5,[7]	24,797	15,086	39,883	*

B. P. MacDonald	0	0	0	*

R. W. Owens[5]	108,968	8,939	117,907	*

J. W. Rowe	1,000	28,151	29,151	*

J. K. Wulff	7,500	19,748	27,248	*

D. Zeleny	0	0	0	*

All directors, executive officers and certain former executive officers as a group including those named above**[5,6]	736,090	205,809	941,899	0.8%

NOTES TO TABLE:

*	Represents holdings of less than 1% of Sunoco’s outstanding common stock.

**	Certain of the directors and executive officers own common units representing limited partnership interests of Sunoco Logistics Partners L.P., a master limited partnership in which Sunoco has a 33% ownership interest. The number of such common units beneficially owned by individuals listed in the Directors’ and Officers’ Ownership of Sunoco Stock Table as of December 31, 2009 are as follows: R. J. Darnall (4,000); T. P. Delaney (2,562); L.L. Elsenhans (1,000); R. B. Greco (1,500); and J. G. Kaiser (2,500). The total number of such common units owned by directors, executive officers and certain former executive officers included in the table as a group (21 persons) is 24,062. The number of common units of Sunoco Logistics Partners L.P. held by each individual and by the group is less than 1% of the outstanding common units as of December 31, 2009. These amounts are not included in the table.

[1]

The Chief Executive Officer, the current and former interim Chief Financial Officer, the next three most highly compensated executive officers during the last fiscal year for whom disclosure is required.

[2]

This column includes shares of Sunoco common stock held by directors and officers, including certain former officers, or by certain members of their families (for which the directors and officers have sole or shared voting or investment power), shares of Sunoco common stock they hold in SunCAP and the Computershare Investment Plan (a dividend reinvestment plan), and shares of Sunoco common stock that directors and officers had the right to acquire within 60 days of December 31, 2009.

[3]

Includes share unit balances held under the Directors’ Deferred Compensation Plan I and the Directors’ Deferred Compensation Plan II, and share equivalent balances held by executives under Sunoco’s Savings Restoration Plan. Although ultimately paid in cash, the value of share units and share equivalents mirrors the value of Sunoco common stock. Thus, the amounts ultimately realized by the directors and executive officers will reflect all changes in the market value of Sunoco common stock from the date of deferral and/or accrual until the date of payout. The share units and share equivalents do not have voting rights, but are credited with dividend equivalents in the form of additional share units or share equivalents.

[4]	Percentage based on the number of shares of common stock outstanding at December 31, 2009.

[5]

The amounts of shares of common stock beneficially owned include shares of Sunoco common stock which the following persons have the right to acquire as a result of the exercise of stock options within 60 days after December 31, 2009 under certain Sunoco, Inc. plans:

Name	Shares

L. L. Elsenhans	93,133

U. O. Fairbairn	3,332

J. G. Kaiser	6,492

R. W. Owens	87,683
All directors, executive officers and certain former executive officers as a group (including those named above)	498,517

[6]

The individuals and group named in the table have sole voting power and investment power with respect to shares of Sunoco common stock beneficially owned, except that voting and/or investment power is shared with respect to the number of shares noted below:

Name	Shares

L. L. Elsenhans	28,000

T. P. Gerrity	4,611
All directors, executive officers and certain former executive officers as a group (including those named above)	42,611

[7]

Under the transition rules of Section 409A of the Internal Revenue Code, Mr. Kaiser made a one-time election in December 2008 to take a distribution of 33% of his deferred accounts under the Directors’ Deferred Compensation Plans I and II in June 2009.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to Sunoco common stock that may be issued upon the exercise of options, warrants and rights under Sunoco’s existing equity compensation plans, including the Long-Term Performance Enhancement Plan II and the Retainer Stock Plan for Outside Directors.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted–average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders:					2,000,414	[4]
Stock options	2,332,816	[1]	$53.61
Common stock units	694,740	[2]	—	[3]

Equity compensation plans not approved by shareholders	0				0

Total	3.027,556		$53.61		2,000,414

NOTES TO TABLE:

[1]	Consists of stock options granted under the Long-Term Performance Enhancement Plan II, which is a shareholder-approved plan.

[2]

Consists of common stock units awarded under the Long-Term Performance Enhancement Plan II that are payable in stock. In addition, there are 137,500 common stock units that are payable in cash under this plan.

[3]	Common stock units do not have an exercise price. Payout is based on meeting certain targeted performance criteria or completing a specified period of employment.

[4]	Consists of 1,641,101 shares available for issuance under the Long-Term Performance Enhancement Plan II and 359,313 shares under the Retainer Stock Plan for Outside Directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) reviews Sunoco’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Committee monitors these processes. A copy of the Audit Committee Charter, which specifies the purpose and responsibilities of the Committee, is available on Sunoco’s web site at www.SunocoInc.com and is also available upon request.

The Committee discussed with the Company’s internal audit department and independent registered public accounting firm the overall scope and plans for their respective audits. In addition, the Committee has reviewed and discussed the audited financial statements and management’s and the independent registered public accounting firm’s evaluations of the Company’s system of internal control over financial reporting contained in the 2009 Annual Report on Form 10-K. As part of this review, the Committee met with the General Auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits and the overall quality of the Company’s financial reporting.

As required by the standards of the Public Company Accounting Oversight Board, the Committee has discussed with the independent registered public accounting firm (1) the matters specified in Statement on Auditing Standards No. 61, “Communication with Audit Committees,” (Codification of Statements of Auditing Standards, August 2, 2007 AU 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (2) the independence of the independent registered public accounting firm from Sunoco and management. The independent registered public accounting firm has provided the Committee with written disclosures and a letter concerning independence, pursuant to applicable requirements of the Public Company Accounting Oversight Board. The Committee also considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in Sunoco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted on February 18, 2010 by the members of the Audit Committee of the Board of Directors:

John K. Wulff, Chair

Robert J. Darnall

Gary W. Edwards

Thomas P. Gerrity

Rosemarie B. Greco

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) (on pages 29 through 43 of this proxy statement) with management and with the Committee’s independent compensation consultant.

Based upon the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board of Directors, and the Board approved, that the CD&A be included in Sunoco’s proxy statement and incorporated by reference into Sunoco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted on March 4, 2010 by the members of the Compensation Committee of the Board of Directors:

Ursula O. Fairbairn, Chair

Rosemarie B. Greco

John P. Jones, III

James G. Kaiser

John W. Rowe

Compensation Committee Interlocks and Insider Participation: There are none.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2009:

2009 was a challenging year for Sunoco, largely due to the weak refining and petrochemicals environment. The global recession significantly impacted product demand around the world. Industry and Company performance were down from prior years. As a result of this:

•	there was no annual incentive plan payout for any executive for 2009;

•	the performance-based common stock units granted in December 2006 paid out at 55.5% of target.

Ms. Elsenhans, Sunoco’s Chairman, Chief Executive Officer and President, joined Sunoco in August 2008. During 2009, the Board and senior management completed an updated Sunoco business strategy plan to reflect the significant changes in economic climate and to best position the Company on a going forward basis. In order to be able to compete effectively, implement Sunoco’s strategy, and create shareholder value, Sunoco must continue to employ talented leaders in key positions. Sunoco believes that the compensation program for the senior leadership team, including the Named Executive Officers, or NEOs, should be designed to provide a competitive level of total compensation necessary to attract and retain talented and experienced executives and to motivate them to contribute to Sunoco’s success. The Company has recruited leaders with the skills and experience to implement the business strategy. During 2009, Sunoco hired a Chief Financial Officer, Senior Vice President of Refining, and Chief Human Resources Officer. In order to attract these individuals, the Company provided competitive compensation, including both performance-based and retention-based equity awards to replace pensions, incentive and equity awards that were relinquished when they left their former employers. The awards provided to Mr. MacDonald, Ms. Ainsworth and Mr. Zeleny, which they received upon joining the Company, are reflected in the Summary Compensation Table on page 46.

During 2009, Sunoco’s executive compensation program was evaluated to determine changes that should be made to incent the desired performance outcomes that align leadership actions with the business operating goals and strategy. In line with this, the Company is undertaking the following actions:

•

We are seeking approval of a new senior executive incentive plan because management and the Committee are of the view that providing differentiated awards for executives (recognizing achievement on an individual basis) as part of the reward strategy that is tax deductible under Internal Revenue Code, or IRC, section 162(m) is critical. (See page 12 of this proxy statement for more information regarding this plan.)

•

We are seeking approval of a new Long-Term Performance Enhancement Plan III, or LTPEP III, which is similar to the current long-term plan, LTPEP II. LTPEP II was originally approved by the shareholders in May 2001. The Company has not sought shareholder approval to add shares to its incentive plans since that time. The long-term incentive plan is an important part of Sunoco’s compensation program, and additional shares are required in order to support the plan and to be able to attract and retain key employees. (See page 14 of this proxy statement for more information regarding this plan.)

•	Other changes that are being made as part of the new compensation strategy, include the following that will occur in 2010:

■

Consistent with actions taken by employers in other industries, and based on the belief that such action is in the best interest of the Company, effective June 30, 2010, Sunoco is freezing pension benefits for all salaried employees, including the NEOs, and many non-union employees. This includes any pension benefits that the NEOS may have accrued and are vested under the Executive Retirement Plan, or SERP. This will reduce future costs, provide the Company with more predictable retirement plan expenses, and cap associated future liabilities.

■

To replace these legacy plans, effective July 1, 2010, for all employees, including the NEOs, with at least one year of service, Sunoco may make a discretionary profit sharing contribution of up to 3% of base pay, and an additional discretionary profit sharing contribution of up to 4% of base pay for such employees who, on June 30, 2010, had at least 10 years of service and completed years of service plus completed years of age totaling at least 60.

■

In addition to the freezing of retirement benefits, Sunoco is phasing out access to medical benefits for the majority of future retirees – employees who retire after July 1, 2010. This will reduce the Company’s future retiree health care costs.

■

Historically, the Committee has approved the NEO’s compensation (salary, annual guideline incentive percentage and long-term equity awards) before year-end at its December meeting. The performance goals for the annual and long-term awards were set in the following February or March. Management and the Committee have determined that the information should be reviewed, and the items approved, in a holistic manner, and therefore changed the timeline for approval of the compensation of the senior executives, including the NEOs, from the Committee’s December meeting to the March meeting, and it is anticipated that the equity awards will be granted in March on an on-going basis. Accordingly, the equity awards that normally would have been granted in December 2009 were delayed until March 2010. Of the NEOs, only Ms. Elsenhans and Mr. Owens were employed by Sunoco prior to 2009. Mr. MacDonald, Ms. Ainsworth and Mr. Zeleny joined Sunoco in 2009 and are also NEOs. Ms. Ainsworth and Mr. Zeleny are NEOs due to their new hire equity grants and the fact that Sunoco changed the timing of its annual equity grants.

Compensation Philosophy and Objectives:    The Compensation Committee of the Board of Directors, or the Committee, has responsibility for providing Board oversight of Sunoco’s executive compensation program. Information on the role of the Compensation Committee is discussed under “Committee Structure” on page 19. A complete description of the Committee’s authority and responsibility is set forth in its Charter, which is available on Sunoco’s web site at www.sunocoinc.com and is available in print upon request. Sunoco’s compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of short-term and long-term business objectives which are aligned with the Company’s business strategy and rewards performance when those objectives are met. The 2009 compensation program was structured so that actual compensation received was aligned with Company performance in certain key areas such as income, earnings per share, return on capital employed, health, environment and safety, or HES, and total shareholder return. Sunoco’s compensation program focused executives on “exceeding the competition” by including several objectives/measurements based on performance relative to peer companies. It also aligned executive compensation with the interests of Sunoco’s shareholders by providing stock incentives and requiring significant shareholdings. The program targeted a compensation package (base salary and performance-based annual and long-term incentives, i.e., total direct compensation) that at the time of approval and grant was generally at the competitive median of the Market Data. A definition of Market Data and a description of the compensation methodology used by Sunoco are more fully described beginning on page 41 of this CD&A. Actual realized compensation, however, can be significantly higher or lower than the competitive median based on Sunoco’s actual performance as well as changes in Sunoco’s share price. The following chart provides a brief summary of the on-going elements of Sunoco’s compensation program for 2009, their purpose/objectives, and any associated performance goals, which are described in more detail later in this CD&A.

Compensation Element	Form	Compensation Objective	Company Performance Goals

Base Salary	Fixed annual cash payments	Attract and retain executives	The percentage increase in base salary reflects benchmarking against the Market Data and the Compensation Committee’s subjective view of an individual’s performance over the prior year

Annual Incentive	Cash	Attract and retain executives; motivate the executives to contribute to Sunoco’s success in achieving short-term objectives, and align short-term compensation with the interests of shareholders	Focuses on Company short-term goals, which for 2009, were Operating Income After Tax (50%), ROCE as measured against the peer companies (40%), and Health, Environment and Safety performance (10%)

Long-Term Incentives	Stock options and performance-based common stock units	Attract and retain executives; motivate the executives to contribute to Sunoco’s success in achieving long-term objectives; align long-term compensation with the interests of the shareholders	Focuses on Sunoco Common Stock Price, and for the 2009 performance-based common stock unit awards, focuses on Total Shareholder Return as measured against the peer companies

	Retention/service-based common stock units	Attract and retain executives; provide incentive for long-term career with Sunoco.	Not performance-based

Other Benefits: Retirement, Savings Plans, Health and Other Benefits	Cash lump sum or annuity for retirement; cash for the savings plans; other benefits	Attract and retain executives; provide incentive for long-term career with Sunoco	Not performance-based

Post-Termination Compensation	Compensation contingent on potential termination events	Attract and retain executives	Not performance-based

Perquisites	Limited perquisites	Primarily for the safety, security and productivity of the NEO	Not performance-based

Performance Goals and Link to Business Strategy:

♦       Business Strategy:    Sunoco operates in a competitive, challenging and highly volatile industry environment. Sunoco is committed to improving performance and enhancing shareholder value, while maintaining financial strength and flexibility. To do this, Sunoco’s business strategy is focused on:

•	Delivering excellence in health, safety and environmental performance;

•	Increasing reliability of Sunoco assets and realizing additional operational improvements in each of its businesses;

•	Reducing expenses;

•	Efficiently managing capital spending to minimize outlays;

•	Diversifying, upgrading and growing Sunoco’s asset base through strategic acquisitions and investments;

•	Divesting assets that do not meet Sunoco’s return-on-investment criteria; and

•	Returning cash to Sunoco’s shareholders primarily through the payment of cash dividends.

♦       Performance Goals for the Incentive Plans:    Sunoco and the Committee believe that it is important to have a compensation program with performance goals that are linked to Sunoco’s business strategy. The 2009 annual and long-term incentive awards were designed to reward performance against the following goals – operating income after tax, or OIAT, return on capital employed, or ROCE, health, environment and safety, or HES, and total shareholder return, or TSR. The goals selected for the 2009 annual incentive plan and for the performance-based common stock unit awards granted in 2009 were company-wide goals. Multiple performance goals were selected for the 2009 annual incentive plan because of the belief that no one goal was sufficient to capture the total performance Sunoco sought to drive. Additionally, when establishing performance goals, an effort was made to provide the appropriate balance between absolute Company performance and Company performance relative to peer companies.

For the 2009 annual incentive plan goals, Sunoco continued to focus on the three factors used in 2008 that would help drive the implementation of Sunoco’s annual operating plan, with adjusted weightings. The largest weight was given to OIAT (50% weighting), which was derived from the 2009 annual operating plan, budgeting process and market forecasts. The use of OIAT as a goal focused management on operations excellence. For purposes of the annual incentive plan, OIAT was equal to net income attributable to Sunoco’s shareholders adjusted to exclude certain extraordinary/special items. For the 2009 annual incentive, the special items that were excluded from Sunoco’s net income included: gains on sales of certain assets, certain asset write-downs, charges associated with Sunoco’s business improvement initiative (severance and pension and post-retirement settlement and curtailment losses), and certain LIFO inventory liquidation gains. ROCE, the second goal in the annual incentive plan (40% weighting), kept management focused on getting the most out of existing assets and pursuing only those strategic growth and investment opportunities which would provide desired returns. ROCE was calculated by taking OIAT plus after-tax interest expense and dividing it by capital employed (total debt plus shareholders’ equity). Similar adjustments for extraordinary/special items were made to the net income of Sunoco’s peer companies to compute their respective amounts of OIAT used in calculating ROCE. The third goal was, HES performance (10% weighting), which was used to reinforce that, along with financial success, management must be focused on excellence in HES performance. The HES goal included six metrics that were weighted. In addition, the Committee approved an “earnings gate,” and operating income after tax needed to be at least $300 million for there to be any payout and greater than a certain amount for there to be a payout above target. (See page 34 of this CD&A for a more detailed description of the 2009 annual incentive performance goals.)

The goal for the performance-based common stock units award granted in 2009 under the long-term incentive plan was total shareholder return, or TSR. TSR reflects stock appreciation and dividends paid to compute the total return to shareholders. Sunoco’s TSR measured against the peer companies reflects how Sunoco’s stock performed during a specific interval in generating returns to the shareholders versus returns generated by the peer companies. (See page 36 of this CD&A for a more detailed description of the 2009 performance-based CSUs performance goals.)

The performance goals of OIAT and ROCE for the short-term incentive plan are metrics that are not based on generally accepted accounting principles, or non-GAAP metrics. The TSR goal is a measure of investment performance that is not a financial statement performance measure covered by GAAP.

ROCE in the annual incentive plan and TSR in the long-term incentive plan are measured against Sunoco’s peer companies, which mitigates the impact of industry-wide factors over which the NEOs have no control, and assures that management is rewarded only when they outperform the competition. For the 2009 annual incentive plan and the performance-based CSUs, the peer companies, were: Frontier Oil, Hess, Holly Oil, Marathon, Murphy Oil, Tesoro, Valero and Western Refining. Frontier, Holly, Tesoro, Valero and Western Refining are independent refining companies, similar to Sunoco. Hess, Marathon and Murphy also have refining businesses and sizable retail marketing networks.

CEO and Other NEO Compensation Decisions:

♦      CEO Compensation Decisions:    For 2009, the CEO’s performance was evaluated by the full Board of Directors. Subjective criteria that the Board of Directors considered included: overall leadership, development and stewardship of Sunoco’s long-term strategic plan and annual goals and objectives, development of an effective senior leadership team, provision for management development and succession, and effective communications with stakeholders. The Committee also utilizes the same methodology for determining the CEO’s compensation as it does for the other NEOs, applying Sunoco’s compensation policies consistently for the senior leadership team. The CEO’s compensation is determined based on targets developed through the Market Data provided by Towers Watson to Semler Brossy Consulting Group, LLC, the Committee’s independent compensation consultant, and actual amounts are based upon the conclusions reached as a result of the assessment of the CEO and Company performance. The CEO’s compensation is higher than the other NEOs due to the broader duties and responsibilities of the CEO position. The Committee, in a session of Committee members only, along with Semler Brossy, determines and approves the CEO’s compensation. (See page 41 of this CD&A for a description of the Committee’s independent compensation consultant.) The Committee reviews its decision with the other independent members of the Board of Directors.

➢        CEO 2009 Compensation Decisions:    Because Ms. Elsenhans joined Sunoco in August 2008 and had been with the Company for only five months at the end of 2008, the Committee determined that Ms. Elsenhans’ compensation for 2009 (i.e., her base salary and annual guideline incentive percentage) should remain unchanged from that which she received in 2008. Her hiring compensation had been based on targeting the median of CEO compensation using Market Data. Ms. Elsenhans received annual long-term awards in December 2008 that were disclosed in the 2008 proxy statement, and are reflected in the Summary Compensation Table on page 46 for the year 2008. As noted above, due to the change of the time of the approval of the annual long-term incentive awards, Ms. Elsenhans did not receive annual equity awards in 2009.

♦       Other NEOs’ Compensation Decisions:    Annually, the CEO provides to the Committee an assessment of the performance of the other members of the senior leadership team, together with other factors that the CEO believes that the Committee should consider. The differences in the compensation provided to each NEO is primarily due to their different roles in the organization, as well as how they compare to their job peers in the Market Data. The CEO, in consultation with Sunoco’s Senior Vice President and Chief Human Resources Officer and utilizing the Market Data, makes compensation recommendations to the Committee. The Committee reviews and approves the compensation of the other members of the senior leadership team. The Committee may exercise its discretion in modifying any recommended compensation or award to any of the executives. New hire offers were constructed using Market Data and taking into account the executives’ pre-existing compensation package at their former employers.

Elements of Compensation:    The following explains in detail the elements of and rationale for the compensation paid to the NEOs in 2009. Sunoco targets the NEOs’ total direct compensation at the median of the Market Data.

♦       Base Salary:    Base salary is the only fixed portion of the NEOs’ total direct compensation. Base salary is designed to compensate executives for the scope and level of responsibility and sustained individual performance. The salaries of the NEOs are reviewed on an annual basis, as well as at the time of hiring, promotion and other change in responsibilities. For 2009, the Committee targeted base salaries for the NEOs generally at the median of base salaries in the Market Data. Base salaries were adjusted above or below the median by factors such as individual performance (including experience in position, scope of responsibilities, results achieved and future potential). The base salaries of the NEOs that were approved for 2009 or, in the case of the NEOs that were employed by Sunoco for a partial year, salaries actually earned in 2009, are included in the Summary Compensation Table on page 46.

♦        Annual Incentive:    Sunoco’s Executive Incentive Plan, or EIP, which was approved last by the shareholders in 2006, is a performance-based annual cash incentive plan. The annual incentive plan was designed to promote the achievement of Sunoco’s short-term business objectives by providing competitive incentive opportunities to those executives who could significantly impact Company performance, and providing rewards based on the achievement of predetermined goals that were closely correlated with Sunoco’s financial and HES performance. For 2009, since the operating income earnings gate was not met, no annual incentive was paid out to the NEOs.

An EIP participant’s annual incentive is determined by the following formula:

Participant’s base salary for the plan year multiplied by his/her incentive guideline percentage multiplied by the payout percentage, if any.

Each EIP participant has a target guideline incentive that is expressed as a percentage for his or her position level. The guideline incentives of the NEOs for 2009 were as follows: L.L. Elsenhans—120%; B. P. MacDonald—80%; T. P. Delaney—45%; A. M. Ainsworth—65%; R. W. Owens—70%; and D. Zeleny—60%. These percentages, which are used with the NEOs’ annual base salaries to determine the target awards for the annual incentive, are primarily determined based on Market Data; however, an individual’s responsibility and internal equity issues may be taken into consideration. With regard to Mr. Delaney, he was Sunoco’s Vice President, Investor Relations and Planning prior to being elected Sunoco’s Interim Chief Financial Officer in December 2008. His guideline reflects his previous position.

For 2009, the Committee used operating income after tax, or OIAT, and return on capital employed, or ROCE, relative to the peers, and health, environment and safety, or HES, performance metrics as the three performance goals. The Committee added an “earnings gate,” which required the Company to earn a minimum of $300 million in operating income after tax for there to be a payout, and operating income after tax would have to be greater than $500 million for the payout to be greater than 100% of target. The “gate” was added in 2009 because the Committee believed that a transition from stronger to weaker market conditions was occurring and wanted to reinforce a reward for a minimum level of operating income after tax during the transition before a payout would occur. The operating income earnings gate was not met, and no annual incentive for 2009 was paid out.

The performance goals for 2009 were based on meeting weighted objectives for the following principal measurements:

➢	Performance relative to Sunoco’s targeted operating income after tax (weighted 50%).

OIAT	Applicable OIAT Performance Factor

> $1,000 Million	200%

$687 Million	150%

$374 Million - $500 Million	100%

$300 Million	35%

< $300 Million	0%

Results would have been straight-line interpolated for earnings between $300 million and $374 million, as well as for earnings above $500 million, not to exceed the 200% cap.

➢	Sunoco’s performance relative to the peer group, as measured by ROCE (weighted 40%), with a maximum payout only if Sunoco ranked first among its peers:

Sunoco Percentile Rank	Payout Factor

Highest	200%

90th	175%

60th	100%

35th	50%

< 35	0%

Performance between the 35th percentile and above would have been straight-line interpolated.

➢	Company-wide HES performance using six metrics (weighted 10%):

Weight	Metric

30%	Process Safety Management

25%	Personal Safety Recordable Rate

15%	Air Exceedances

15%	Spills

10%	Water Exceedances

5%	Vehicle Accidents

Performance would have been straight-lined interpolated.

Before the payout of the annual incentive, if any, the Committee reviews the year-end results and the performance data with management and with the compensation consultants (Semler Brossy Consulting Group, LLC, the Committee’s independent compensation consultant, and Compensation Advisory Partners, management’s compensation consultant), and determines the extent to which these goals have been achieved.

2009 was a challenging year for Sunoco, largely due to the weak refining and petrochemicals environment. The global recession significantly impacted product demand around the world. Industry and Company performance were down from prior years. The Company’s 2009 operating income after tax was $(37) million, its ROCE was 0.9% and the HES performance, versus our internal goals of continuous improvement was mixed. Because the operating income earnings gate was not met, no annual incentives were paid to the NEOs.

♦       Long-Term Incentive Awards:    Another key element of Sunoco’s executive compensation program is the long-term incentive awards granted under Sunoco’s Long-Term Performance Enhancement Plan II, or LTPEP II, which was approved last by the shareholders in 2008. The purposes of the long-term incentive awards are: to align the executives’ compensation with the interests of shareholders by creating a direct linkage between the participants’ rewards and shareholders’ gains; provide management with the ability to increase equity ownership in the Company; provide competitive compensation opportunities that can be realized through attainment of performance goals; and provide an incentive to attract and retain executives.

Sunoco’s long-term compensation program consists of a mix of stock options and CSUs. Each year, the Committee evaluates the appropriate value mix of stock options and CSUs, and reviews data from the peer companies and other oil companies regarding typical long-term incentive mix. As noted in the “Executive Summary” of this CD&A on page 30, during 2009, the Committee decided to move the approval of the elements of the senior executives’ total direct compensation from the December meeting to the March meeting. As a result, the annual equity award grants were not made in December 2009. The only equity awards (i.e., stock options, performance-based CSUs and retention-based CSUs) granted during 2009 were to newly hired executives (who were not present in December 2008), including Mr. MacDonald, Ms. Ainsworth and Mr. Zeleny, and to certain existing executives, including Mr. Owens, for retention purposes. As implemented at Sunoco, performance-based CSUs and stock options balance relative versus absolute shareholder return performance and intermediate- term (three years for CSUs) versus long-term (up to ten years for stock options) performance, respectively. While Sunoco’s ultimate objective is the creation of absolute long-term stock price appreciation and shareholder value, measurement of intermediate-term performance against the peer companies through the performance-based CSUs recognizes the cyclical nature of the industry in which Sunoco operates and reinforces the importance of exceeding peer performance on a sustained basis.

The Committee reviews and approves all long-term incentive awards. In determining the appropriate long-term value for each newly hired executive, the Committee reviewed the level of responsibility and experience relative to the Market Data and took into account the executive’s pre-existing compensation package at his or her former employer.

The long-term compensation for each new executive was targeted at the median of the Market Data. The value of the stock options and performance-based CSUs was converted to specific equity grants. The target value of stock options was determined by using the Binomial option pricing model, and the number of CSUs is determined by dividing the value by the closing price on the date of grant. Additional information about the awards made during 2009 is included in the Grants of Plan-Based Awards in 2009 table on page 49.

➢       Stock Options:    Stock options are designed to provide long-term equity-based compensation based on future appreciation of Sunoco’s common stock price. For the stock options awarded during 2009 to the newly hired executives, the grant date was either the date of the meeting at which the stock options were granted, or in the case of Mr. MacDonald, the last trading day of the month during which his employment started (pursuant to the Company’s Equity Awards Policy). The exercise price for these grants was equal to the closing price of a share of Sunoco common stock on the grant date. The Committee approved a vesting schedule of three years, with the stock options vesting and becoming exercisable annually in three equal installments, beginning on the first anniversary date of the date of grant. This is consistent with the awards granted in December 2008. Options have a term of ten years from the date of grant. The plan prohibits the repricing of out-of-the-money stock options and does not provide for reload options.

➢       Performance-Based Common Stock Units:    The performance-based CSUs provide intermediate-term incentive compensation that has been designed to pay out only if certain pre-established, objective performance measures have been met over the applicable three-year performance period. For the awards granted during 2009 to the newly hired executives, the Committee used a single goal — total shareholder return, or TSR, (over the three-year performance period beginning on January 1, 2009), as measured against the performance peer companies. This is the same goal that was used for the awards granted in December 2008. TSR was selected as the sole performance goal because of its importance to shareholders. Although the Plan, as approved by shareholders, allows for a maximum payout of 200%, the Committee capped the maximum payout for these awards at 150%, similar to the cap imposed for the last few years. The Committee determined that this maximum payout can only occur if Sunoco ranks first among the current performance peer group. The actual payout of these awards may range from 0% to 150% based on actual results. The performance goal approved by the Committee for these performance-based CSUs awarded is the following:

•	TSR measured relative to the peer group:

Sunoco TSR Percentile Rank	Payout Factor

Highest	150%

75th	125%

50th	100%

35th	50%

<35th	0%

Performance between the 35th percentile and above will be straight-line interpolated.

The performance goal is designed with the intent that these executives will only be rewarded with above-median levels of compensation when Sunoco’s TSR exceeds the median of the performance peer group. The value realized from performance-based CSU awards will be affected by any changes in Sunoco’s stock price between the date of grant and the payment date. To the extent that these performance-based CSUs are earned, they will be paid out in shares of Sunoco common stock at the end of the performance period, with related dividends equivalents which are equal to the cash dividends that would have been paid to a holder of shares of Sunoco common stock during the performance period based on the number of performance-based CSUs earned.

Payment of Performance-Based CSUs awarded in December 2006.    In December 2006, the Committee granted performance-based CSU awards with a three-year performance period from 2007 through 2009. The performance goals that were approved in 2006 for these awards were two equally weighted performance goals, both relative to the performance peer companies:

•	TSR measured relative to the peer companies (weighted 50%):

Sunoco TSR Percentile Rank	Payout Factor

Highest	150%

75th	125%

Median	100%

25th	50%

•	EPS growth measured relative to the peer companies (weighted 50%):

Sunoco EPS Percentile Rank	Payout Factor

Highest	150%

75th	125%

Median	100%

25th	50%

With regard to the two performance measures, performance between points was straight-line interpolated. The peer group for the 2006 CSU awards consisted of: ConocoPhillips, Frontier, Hess, Marathon, Murphy Oil, Tesoro and Valero. Lyondell was excluded due to its merger with Basell Industries in 2008. Total shareholder return for the performance period was 34.1%, and the EPS growth was 21.4%. As a result, the 2006 CSUs paid out at 55.5%. For Mr. Owens, the only NEO receiving a payout of 2006 CSUs, the targeted value of his 2006 CSU award at the time of grant was $550,862, and the actual value of the payout in early 2010, (including dividends) was $130,217. The CSUs were paid out in cash as approved by the Committee on the date of grant.

➢      Retention or Service-Based Common Stock Unit Awards.    Another key element of Sunoco’s compensation program is retention or service-based common stock units, which may be granted under the LTPEP II. These awards were provided to newly hired executives as an incentive to attract them to join the Company, and were used to replace compensation that would have been lost to the executive because of termination from his/her prior employment; and to long-term executives as a retention incentive. These awards are conditioned upon the recipient’s continued employment with Sunoco throughout a stated period, which is at least three years in length. During 2009, retention-based CSUs were granted to the following newly hired NEOs: Mr. MacDonald, Ms. Ainsworth and Mr. Zeleny; and to the following long-term NEO: Mr. Owens. For the awards granted in 2009, see the Grants of Plan-Based Awards in 2009 table on page 49.

♦	Other Forms of Compensation:

➢       Sign-On Payments.    Another element of compensation that the Company has used is sign-on payments, which have been provided on a selective basis to newly hired executives to compensate the executive for certain compensation from their prior employment that they may forego by joining Sunoco. The sign-on payments may also be provided as an incentive to attract and retain the executives. They may be a one-time payment or consist of multiple/installment payments. For the sign-on payments paid to NEOs in 2009, see the Summary Compensation Table on page 46.

♦	Policies:

➢       Equity Awards Policy:    The Committee has a written policy which codifies the equity award procedures. Under the policy, equity awards to employees must be approved at a meeting of the Committee, except that they may be approved by unanimous written consent of the Committee in exigent circumstances. Until 2009, annual long-term incentive equity awards were granted at the Committee’s meeting each December. Beginning in 2010, they will be granted at the Committee’s meeting each March. The grant date is the date of the meeting. Sunoco’s current practice is to generally set the dates for the regular Board and Committee meetings five years in advance of the meeting. For equity awards to new employees approved in advance by the Committee prior to the employee’s employment starting date, the grant date is the last New York Stock Exchange, or NYSE, trading day of the calendar month in which the employment starting date falls. For all other equity awards, the grant date is the date of the Committee’s meeting at which the award was approved. The exercise price for stock options is equal to the closing price of a share of Sunoco’s common stock on the NYSE on the applicable grant date. The Committee may, in its discretion, refrain from approving grants of equity awards to employees if the meeting at which such approval is to be considered occurs during a period in which management is in possession of material non-public information. Approval of such equity awards may be deferred to the next Committee meeting. No grants were deferred in 2009. When approving grants to employees, the Committee considers information or recommendations provided by the CEO, except with respect to the CEO’s own grants.

➢       Executive Stock Ownership Guidelines:    The executive stock ownership guidelines were first adopted in 1997 to reinforce the commitment of management to Sunoco’s success. Sunoco and the Committee consider stock ownership by executives to be an important means of linking executive interests directly to those of shareholders. Sunoco maintains stock ownership guidelines for its approximately 40 top executives, including the NEOs.

➢      Insider Trading (including Hedging) Policy:    Sunoco employees are subject to Sunoco’s Insider Trading Policy, which, among other things, prohibits an employee from entering into short sales, or purchasing, selling, or exercising any puts, calls or similar instruments pertaining to Company securities. This does not include Sunoco stock options exercised in accordance with the terms of Sunoco’s stock option plan.

➢       Clawback/Recoupment Policy:    The Company has a “clawback” policy with regard to the annual incentive and long-term incentive equity awards in the case of a financial restatement that was the result of employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that was materially detrimental to Sunoco. The policy applies to the top approximately 40 executives for the LTPEP II and the top approximately 200 executives for the EIP for the period from July 2, 2008 forward.

For a more detailed description of the Executive Stock Ownership Guidelines, the Insider Trading Policy and the Clawback Policy, and a discussion of the Company’s compensation risk process, see “Governance Matters,” “Board and Committee Oversight of Risk” on page 20 of this proxy statement.

♦       Retirement Benefits:    Effective June 30, 2010, Sunoco is freezing pension benefits for all salaried and many non-union employees. This freeze also applies to the NEOs. Historically, Sunoco provided retirement benefits to most salaried and many hourly employees, which, under some plans, varied depending on the employee’s hire date. Retirement benefits were provided to attract and retain employees and reward long-term employment. During 2009, the NEOs participated in three plans that provide for retirement benefits—the Sunoco, Inc. Retirement Plan, or SCIRP, (a qualified plan under which benefits are subject to IRS limits for pay and amount), the Pension Restoration Plan (a nonqualified, unfunded plan that provides retirement benefits that would otherwise be provided under SCIRP except for IRS limits) and the Sunoco, Inc. Executive Retirement Plan, or SERP, (a nonqualified, unfunded plan available to the NEOs which may provide to certain eligible executives supplemental pension benefits over and above an NEO’s benefits under SCIRP and the Pension Restoration Plan). Under SCIRP, executives hired before January 1, 1987 participate in both a “final average pay” formula and a “cash balance” formula, and receive the higher benefit under the two formulas at retirement or termination of employment. Those executives hired on or after January 1, 1987 participate in a “cash balance” formula, which provides a benefit based on “career pay” rather than “final average pay.” The SERP was designed to attract mid-career senior executives by providing a competitive benefit, which includes accelerated benefit accruals to offset the loss in pension benefits due to a break in service when leaving a prior employer before retirement age. Any NEO’s benefit under SERP is offset by benefits provided under SCIRP and the Pension Restoration Plan. The present values of each NEO’s accumulated pension benefit as of year-end 2009 are included in the Pension Benefits table on page 55. More detailed descriptions of SCIRP, the Pension Restoration Plan and SERP are included in the narrative accompanying the table.

♦       Perquisites:    Perquisites are reviewed each year by the Committee. Any perquisites that are outside Sunoco’s policies must be pre-approved by the Committee. Ms. Elsenhans, who joined Sunoco in August 2008, had only two perquisites in 2009 – moving and relocation expenses, and limited personal use of the corporate aircraft for safety, security and productivity reasons. The moving and relocation benefit included a home purchase option that Ms. Elsenhans used during 2009. Ms. Elsenhans has limited personal use of the corporate aircraft. Ms. Elsenhans has had the ability to have a spouse and/or family member accompany her on business or personal trips. The other NEOs are permitted to have a spouse and/or family member accompany the NEO on a business trip. Ms. Elsenhans did not receive a gross-up for taxes in connection with personal use of the corporate aircraft. The perquisites of the other NEOs consist of parking at corporate headquarters, which are provided primarily for the safety, security and productivity of the NEO. A financial counseling allowance was discontinued beginning on January 1, 2007; however, any NEO who had a balance remaining that was accrued prior to 2005 is allowed to draw down the balance until depleted or, if the NEO leaves Sunoco, the balance is paid out to the NEO. The NEOs do not receive personal country club memberships, which were discontinued as a perquisite in 2006. Sunoco has several corporate country club memberships which are used primarily for business purposes. However, a corporate country club may be incidentally used for personal reasons, in which case the executive is required to reimburse Sunoco for all associated out of pocket expenses. When this incidental personal use occurs, the executive is imputed income for a prorated portion of the annual dues paid by Sunoco. This personal use also represents a perquisite. An executive does not receive a gross-up for taxes in connection with parking, the imputed income based on the personal use of a corporate country club membership, or for a spousal flight on the corporate aircraft when accompanying the executive on business unless there is a specific business purpose. An executive may receive a gross-up on taxable expenses in connection with moving and relocation (which is provided to all employees under the Company’s Moving and Relocation Policy). The dollar amount of the perquisites received by the NEOs in 2009 is included in the Summary Compensation Table on page 46, under “All Other Compensation” and in the table on page 50. Additional information regarding the remaining financial counseling balances is included in the Nonqualified Deferred Compensation in 2009 table on page 59.

Other Benefits:    Sunoco offers its NEOs and other salaried employees a competitive benefits package. The NEOs participate in the same basic benefits package and on the same terms as other eligible Company employees. The benefits package includes a savings program as well as medical and dental benefits (including the option of “flexible spending accounts”), disability benefits, insurance (life, travel accident), occupational death benefits, and vacations and holidays.

♦        Savings Plans:    Sunoco offers to all employees the opportunity to participate in the Sunoco Capital Accumulation Plan, or SunCAP, Sunoco’s 401(k) plan, which is a long-term investment (qualified defined contribution) plan designed primarily to help participating employees accumulate funds for retirement. SunCAP is a voluntary program. Employees that elect to participate may make contributions immediately. Sunoco matches up to 5% of base pay contributed to SunCAP dollar-for-dollar for all employees with at least one year of service with the Company. Effective July 1, 2010, for all employees with at least one year of service, Sunoco may make a discretionary profit sharing contribution of up to 3% of base pay, and an additional discretionary profit sharing contributions of up to 4% of base pay for such employees who on June 30, 2010 had at least 10 years of service and completed years of service plus completed years of age totaling at least 60. This discretionary profit-sharing contribution was added to SunCAP to mitigate the impact of the pension benefits freeze described above. The employee elects how his/her contributions and the Company’s matching and profit sharing contribution are invested. The NEOs may also participate in the Sunoco, Inc. Savings Restoration Plan, a nonqualified deferred compensation plan that is made available to employees who participate in SunCAP and who may be subject to a compensation limitation and/or a contributions limitation under SunCAP pursuant to the Internal Revenue Service, or IRS, limits. Under the Savings Restoration Plan, the participant may contribute to an account an amount in excess of the applicable IRS limits up to 5% of base salary. Matching contributions (and profit sharing contributions beginning July 1, 2010) by Sunoco are credited to the NEOs’ accounts to the extent that they would otherwise be made under SunCAP (up to a maximum of 5% of base salary in the case of matching contributions, and beginning July 1, 2010 up to 3% or 4% of base salary in the case of applicable profit sharing contributions). The amounts of the Company matches under SunCAP and the Savings Restoration Plan that were made for the NEOs in 2009 are included in the Summary Compensation Table on page 46 under “All Other Compensation” and in the table on page 50. Additional information regarding the NEOs’ participation in the Savings Restoration Plan is included in the Nonqualified Deferred Compensation in 2009 table on page 59.

Severance and Change-in-Control Benefits:    Every executive, including each NEO, is an employee at will. This means that Sunoco may terminate employment at any time, with or without notice, and with or without cause or reason. Each of the NEOs serves without an employment agreement. Any severance or similar agreements or provisions and payments to be made to an NEO must be reviewed and approved in advance by the Committee.

Upon certain types of termination of employment and in the event of a change in control of Sunoco, certain benefits may be paid or provided to the NEOs pursuant to plans that are described below. These plans were approved by the Committee or by the full Board. Sunoco believes that severance protections can play a role in attracting and retaining key executives, including the NEOs, particularly in light of the fact that there has been much consolidation in the energy industry in recent years.

♦       The Sunoco, Inc. Executive Involuntary Severance Plan, or the Involuntary Severance Plan, is maintained by Sunoco for the purpose of providing severance to executives whose employment is terminated by Sunoco other than for cause (which is defined in the Involuntary Severance Plan). In recognition of their past service to Sunoco, the plan is intended to assist the executive in transition from employment at Sunoco. The amount or kind of benefit to be provided is based on the executive’s position and compensation at the time of termination. The plans are more fully described in “Other Potential Post-Employment Payments” beginning on page 61.

♦        The Sunoco, Inc. Special Executive Severance Plan, or the CIC Plan, is maintained for the purpose of providing severance to executives whose employment is involuntarily terminated or if the executive resigns for good reason in connection with or following a change in control of Sunoco. The plan was adopted to retain executives in the event of a change in control, and to eliminate the uncertainty which such a transaction may raise among management, potentially resulting in the departure or distraction of key management personnel. A potential change in control can create uncertainty regarding continued employment since such transactions can result in significant organizational changes. The Board of Directors determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key management personnel to their assigned duties without distraction. Since Sunoco does not believe that the NEOs should be entitled to receive the severance benefits solely because of a change in control event, the severance benefits are triggered only if there is also an actual or constructive termination of employment. In the event of a change in control, the NEOs’ outstanding stock options become immediately exercisable and outstanding performance-based CSUs become immediately payable according to a formula without the requirement that the NEO also be actually or constructively terminated.

In 2009, the Company terminated its Special Employee Severance Plan for non-executive employees.

With regard to a change in control, excess parachute payments are subjected to an excise tax payable by the recipient under Section 280G of the Internal Revenue Code, or the IRC, which also disallows the deduction by Sunoco of certain payments made to “disqualified individuals” that are contingent on a change in control. Because the excise tax can discriminate against those that do not exercise stock options versus those that do, among other things, Sunoco and the Committee believed that the provision of an excise tax gross-up in the CIC Plan was appropriate. In some cases, actual severance payments will be reduced to eliminate/reduce the Company’s cost of the gross-up. See “Accounting and Tax Consequences—Change in Control—Federal Tax Consequences” below for information regarding this tax. Executives who joined and will join Sunoco after November 25, 2008 and who are eligible to participate in the CIC Plan, are not and will not be entitled to the 280G excise tax gross-up provided under the Plan. The NEOs that joined Sunoco after November 25, 2008 are: Mr. MacDonald, Ms. Ainsworth and Mr. Zeleny. Executives who were entitled to receive the 280G excise tax gross-up prior to November 25, 2008 were “grandfathered” and will continue to be entitled to the 280G excise tax gross-up.

In the event of a change in control, a Deferred Compensation and Benefits Trust, or the Trust, may be funded to provide the source of funds for the Company to meet its liabilities under certain benefit plans and other arrangements, including the CIC Plan, the Pension Restoration Plan, Executive Retirement Plan, or SERP, and the Indemnification Agreements entered into with the NEOs (and other key executives and other management personnel) (see page 70). Assets held by the Trust are subject to the claims of the Company’s general creditors under federal and state law in the event of insolvency.

Additional information regarding the CIC plans can be found under “Other Potential Post-Employment Payments” beginning on page 61. Estimated benefits that would be payable under certain scenarios should they have occurred at December 31, 2009, can also be found under that section.

The Compensation Process:

A description of the compensation that Sunoco pays its executives and WHY it pays that compensation is described above. The following information describes the methodology and process, together with the advisors that are used in determining the compensation that is paid (i.e., HOW the compensation process works).

♦	Compensation Methodology and Process:

➢       External Advisors and Internal Support:    The Committee reviews the effectiveness and competitiveness of the executive compensation structure in the context of the foregoing philosophy and objectives, with the assistance of external consultants and internal executive and staff support. Since 2007, the Committee has directly engaged Semler Brossy Consulting Group, LLC, or Semler Brossy, as its independent compensation consultant. Semler Brossy has responsibility for working with the Committee, and does not perform any work for management except at the request of the Committee and/or the Committee Chair as the Committee’s representative, nor does Semler Brossy receive any compensation from management. The scope of Semler Brossy’s engagement includes counseling/advising the Committee regarding: the Company’s executive compensation program; CEO compensation; proposed senior leadership team compensation; materials to be delivered to the Committee; and such other special projects assigned by the Committee. A representative from Semler Brossy attends all regularly scheduled Committee meetings. During 2009, management engaged Compensation Advisory Partners to assist management with the review, analyses and design options for the Company’s compensation program, some of which may be presented to the Committee. Towers Watson, a compensation consultant, provides comparative executive compensation data with regard to the senior leadership team (including the CEO) for review by the Committee. Towers Watson also provides competitive data for management, some of which may be presented to the Committee for review. Semler Brossy provides a separate, independent review of Compensation Advisory Partners’ and Towers Watson’s information for the Committee. Sunoco’s Senior Vice President and Chief Human Resources Officer (who is management’s liaison to the Committee) and its Chief Governance Officer provide additional counsel, data and analysis as requested by the Committee. The CEO, Senior Vice President and Chief Human Resources Officer and the Chief Governance Officer work with internal resources and the compensation consultants to design programs, implement Committee decisions, and recommend amendments to existing, or adoption of new, compensation and benefits programs applicable to the executive level employees, as well as prepare necessary briefing materials for the Committee’s review as part of its decision-making process. The CEO is not a member of the Committee, but she does attend Committee meetings. She makes recommendations on the compensation of the other members of the senior leadership team. However, she is not in attendance when the Committee makes decisions with regard to her compensation. The CEO has input with regard to the setting of the goals or performance criteria for the incentive plans; however, the Committee, with the assistance and input of Semler Brossy, ultimately makes all final decisions with regard to setting goals or performance criteria. The CEO does not meet with the Committee’s independent compensation consultant regarding compensation other than attending the Committee meetings where they are also in attendance or at the request of the Committee.

➢     Comparator Group:    Semler Brossy provides the Committee with information on compensation trends and, with management, annually reviews relevant Market Data and alternatives for the Committee to consider when setting target compensation levels. The Market Data is acquired from Towers Watson. Semler Brossy also provides information concerning practices of Sunoco’s peer companies, other oil companies and companies in general industry in order to assure that Sunoco’s programs are market-competitive, and to determine target compensation.

The peer companies selected for 2009 performance-based compensation consisted of, Frontier Oil, Hess, Holly, Marathon, Murphy Oil, Tesoro, Valero and Western Refining. In an effort to find the most appropriate mix of peer companies, the Committee chose companies that include independent refiners and other companies with a significant refining presence.

For compensation purposes, because Sunoco and the Committee believe that the Company’s direct competition for executive talent is broader than the performance peer group, the Committee generally reviews compensation practices of other companies in the oil industry (some or all of the companies to the extent that they have comparable job positions), and general industry (adjusted for relative revenues) (collectively “Market Data”). The oil industry and general industry data are obtained from the following surveys:

•

Towers Watson’s Oil Industry Job Match Survey (which includes twelve companies, including some of Sunoco’s peer companies: Anadarko Petroleum, British Petroleum, Chevron, ConocoPhillips, Devon Energy, ExxonMobil, Hess, Marathon, Occidental Petroleum, Shell Oil, Tesoro and Valero Energy), which was adjusted for asset size and complexity; and

•

Towers Watson’s General Industry Executive Compensation Database (which for included data from approximately 300 companies in the 2008 survey and approximately 430 companies in the 2009 survey, from the following industry groups: aerospace/defense and automotive and transportation vehicles; chemicals and gases; consumer products (durable); consumer products (non-durable); electronic, electrical and scientific equipment components; food and beverage producers and processors; metals and mining; oil and gas exploration and production; pharmaceutical and biotechnology, hardware, semiconductors, software products and services, and telecommunications products and services). For comparison purposes, due to the variance in size among the companies in the general industry group, regression analysis is used to determine the relationship between data. In this case, it is used to adjust the data for differences in company revenues to be comparable to Sunoco. The Market Data general industry comparisons are developed using a three-year average revenue scope for Sunoco, which has been less than Sunoco’s actual revenues (excluding excise taxes). Towers Watson, when compiling the Market Data, excludes any one-time awards given to executives of the other companies for special circumstances.

➢    Benchmarking:    The Committee reviews the compensation data for each position in Sunoco’s senior leadership team, including each individual NEO, compared to the compensation of executives in similar positions with similar responsibility levels in the Market Data by pay type (including base salary, annual incentive and long-term incentives, i.e., total direct compensation). In its review of the 2009 compensation of the NEOs, the Committee reviewed the compensation practices of the following comparator groups:

Named Executive Officer	Comparator Groups
	Sunoco’s Peer Companies	Other Oil Companies	General Industry

L. L. Elsenhans	X	X	X

B. P. MacDonald	X	X	X

T. P. Delaney	Not benchmarked since serving in an interim capacity.

A. M. Ainsworth	X	X

R. W. Owens	X	X

D. Zeleny	X	X	X

♦    Use of Tally Sheets:    For the past six years, the Committee has been using “tally sheets” as a tool to assist in its review of executive compensation. In consultation with Semler Brossy, Towers Watson and management, the Committee has annually reviewed the estimated compensation that would be received by the CEO and the other NEOs under various scenarios, including normal retirement and voluntary termination, involuntary termination, and involuntary termination due to a change in control of Sunoco. The tally sheet scenario information provides the potential cost to Sunoco. The review of the post-employment scenarios allows the Committee to see if the post-employment programs are working as intended. The Committee has concluded that current and future performance and results for shareholders, not prior compensation nor amounts realized or realizable from prior awards, should be the governing factors in setting current NEO compensation. The Committee believes that using prior compensation or amounts realized or realizable from prior awards in setting current compensation would send the wrong message to executives that they may be penalized as a result of prior success.

Other Compensation Information:

Accounting and Tax Consequences:    The following describes certain accounting and tax treatments that have an impact on or relate to the compensation philosophy or relate to certain forms of compensation.

♦     Tax Deductibility of Compensation:    Under Section 162(m) of the IRC, publicly held corporations may not take a deduction for compensation in excess of $1 million paid to any individual employed as of the close of the taxable year who at that time is the CEO, or one of three highest paid officers (other than the CEO and CFO), during the fiscal year, unless certain requirements are met. While the Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executive officers, the Committee does not have a policy that all compensation must be deductible. The Committee believes that it is in the best interest of Sunoco for the Committee to retain flexibility and discretion to make compensation awards in order to foster achievement of corporate goals, including performance goals established by the Committee, as well as other goals deemed important to Sunoco’s success, such as encouraging employee retention, and rewarding achievement. Accordingly, the Committee reserves the right to pay non-deductible amounts in executive compensation if it determines that would be in the best interests of the Company and its shareholders. Sunoco believes that the annual incentive awards under the Executive Incentive Plan and the stock options and performance-based CSU grants under the LTPEP II qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). Base salary and perquisites do not qualify as “performance-based” compensation and are subject to Section 162(m) deduction restrictions. In 2009, as the base salary and perquisites of Ms. Elsenhans exceeded $1 million, her base salary and the costs of her perquisites (and any associated tax gross-ups) in excess of $1 million are not deductible. In addition, the deductibility by Sunoco of personal use of the corporate aircraft has been limited pursuant to the American Jobs Creation Act.

♦	Long-Term Incentives:

➢      Accounting:    The long-term incentive compensation is all stock-based, although it may be payable in common stock or cash. For accounting purposes, stock options are valued using the Black-Scholes pricing model, based on expected life expectancy of the option, risk-free interest rate, dividend yield and volatility. CSUs payable in cash are marked to market on a quarterly basis to reflect changes in the price of the Company’s common stock and projected performance factors. For CSUs which have a performance condition related to the market value of such stock (e.g., TSR) and are payable in shares of Sunoco common stock, the awards are valued using a Monte Carlo simulation generally as of the date of grant. For other performance-based CSUs payable in Sunoco common stock, the market value of Sunoco common stock on the date of grant is used for determining the expense with an adjustment for the actual performance factors achieved. Accordingly, the expense for performance-based CSUs which is payable in stock are generally not adjusted for changes in the market price of Sunoco’s common stock after the date of grant. The expense for stock options and CSUs is recognized ratably over the vesting period except that for awards made prior to December 3, 2008, expense recognition was accelerated for full vesting at retirement eligibility dates.

♦      Deferred Compensation:    In October 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. All of Sunoco’s nonqualified deferred compensation plans (including the Sunoco, Inc. Executive Retirement Plan and the Pension Restoration Plan) have been amended to comply with the requirements of IRC Section 409A and the guidance and regulations promulgated under that section. A more detailed discussion of Sunoco’s nonqualified deferred compensation arrangements is provided under “Nonqualified Deferred Compensation in 2009” beginning on page 59.

♦	Change in Control:

➢      Federal Tax Consequences:    With regard to a change in control of the Company, Section 280G of the IRC disallows the deduction of certain payments made to “disqualified individuals” that are contingent on a change in control. A change in control is defined in Sunoco’s plans as the occurrence of certain events, including the acquisition by a third party of 20% or more of Sunoco’s outstanding voting securities, a change in the majority of the Board of Directors, consummation of a reorganization, merger, consolidation, sale of a substantial portion of corporate assets, or shareholder approval of a liquidation or dissolution of Sunoco, subject, in each case, to certain exceptions. Section 280G provides that where payments to a disqualified individual that are contingent on a change in control exceed three times the individual’s annualized compensation for the previous five taxable years (the “base amount”), then the deduction of all such compensation contingent on a change in control is disallowed to the extent that it exceeds the base amount (“excess parachute payment”). Payments from the CIC Plan, SERP, Pension Restoration Plan, and LTPEP II may be made contingent on a change in control. Section 4999 of the IRC imposes a tax equal to 20% of the amount of any excess parachute payment on the recipient of the payment. Under the terms of the CIC Plan, the recipient of an excess parachute payment will receive an excise tax gross-up to offset the impact of the excise tax imposed pursuant to Section 4999 of the IRC, which will result in the receipt of the same after-tax payments as if the IRC Section 4999 tax did not apply. The CIC Plan provides that an individual will only be entitled to the excise tax gross up if parachute payments to the individual equal or exceed 110% of the “safe harbor” amount under Section 280G of the IRC. In the event that parachute payments to an individual do not exceed the threshold of 110% of the “safe harbor”, the CIC payments to the individual will be reduced to the “safe harbor” amount, so that no excise tax would be imposed. In addition, executives who joined and will join Sunoco after November 25, 2008 and who are eligible to participate in the CIC Plan, will not be entitled to the 280G excise tax gross-up provided under the Plan. Executives who were entitled to receive the 280G excise tax gross-up prior to November 25, 2008 were “grandfathered” and will continue to be entitled to the 280G excise tax gross-up.

EXECUTIVE COMPENSATION

Governance

The Compensation Committee, or the Committee, has responsibility for setting and administering the policies that govern Sunoco’s executive compensation program. The Committee is composed of non-employee, independent directors. In addition to Committee processes that are discussed in the CD&A on pages 29 to 43, and the discussion of risk related to compensation programs on page 21 under “Board and Committees”, the Committee has the following additional processes in place.

The Committee annually reviews tally sheets that set forth the Company’s total compensation obligations to the CEO and the senior executives under various scenarios, including voluntary termination, normal retirement, involuntary termination and involuntary termination due to a change-in-control of the Company. The Committee annually reviews the perquisites of the CEO and the other NEOs as well as their compliance with Sunoco’s policies regarding perquisites. The Committee reviews and approves, in advance, employment, severance or similar arrangements or payments to be made to any senior executive. The Committee receives reports from the Company’s Chief Governance Officer as to current governance trends and shareholder views and positions in the area of executive compensation, and may change its practices as it deems appropriate. There is a formal orientation program to help ensure that new Committee members understand the work of the Committee thoroughly and can contribute more fully.

The agendas for the Committee’s meetings are determined by the Committee’s Chair with the assistance of the Senior Vice President and Chief Human Resources Officer (the Committee’s management liaison) and the Chief Governance Officer. After each regularly scheduled meeting, the Committee meets in two executive sessions. The first session consists only of Committee members and their independent compensation consultant. The second session consists of the Committee members only. The Committee Chair reports on Committee actions to the full Board of Directors at each regularly scheduled Board meeting. The Committee has authority to retain, approve fees and terminate advisors, consultants and agents as it deems necessary to assist in fulfillment of its responsibilities.

Named Executive Officers

Lynn L. Elsenhans, 53 Chairman, Chief Executive Officer and President, Sunoco, Inc., and Chairman of the Board of Directors, Sunoco Partners LLC	Ms. Elsenhans was elected Chairman of Sunoco, Inc. effective in January 2009 and had previously been elected Chief Executive Officer and President of Sunoco, Inc. effective in August 2008. She was Executive Vice President, Global Manufacturing, Shell Downstream, Inc., a subsidiary of Royal Dutch Shell plc, from January 2005 to July 2008. She was President of Shell Oil Company from June 2003 until March 2005 and President and Chief Executive Officer of Shell Oil Products U.S. from June 2003 until January 2005. Ms. Elsenhans was appointed Chairman of the Board of Sunoco Partners LLC, a subsidiary of Sunoco, Inc. and the general partner of Sunoco Logistics Partners L.P. in October 2008 and had previously been elected Director effective in August 2008.

Brian P. MacDonald, 44 Senior Vice President and Chief Financial Officer	Mr. MacDonald was elected to his present position effective in August 2009. He was Chief Financial Officer of the Commercial Business Unit at Dell, Inc. from December 2008 until July 2009. He was Corporate Vice President and Treasurer of Dell, Inc. from December 2002 until January 2009.

Terence P. Delaney, 54 Former Interim Chief Financial Officer	Mr. Delaney was interim Chief Financial Officer from December 2008 until August 2009. He was Vice President, Investor Relations and Planning from January 2003 to December 2008.

Anne-Marie Ainsworth, 53 Senior Vice President, Refining	Ms. Ainsworth was elected to her current position effective in November 2009. She was General Manager of Motiva Enterprises’ Norco refinery from November 2006 until October 2009. She was Director, Business Improvement of Shell Downstream, Inc. and Shell Oil Products U.S. from January 2004 until October 2006.

Robert W. Owens, 56 Senior Vice President, Marketing	Mr. Owens was elected to his present position in September 2001.

Dennis Zeleny, 54 Senior Vice President and Chief Human Resources Officer	Mr. Zeleny was elected to his present position effective in January 2009. He was a consultant from April 2004 until July 2005, and again from June 2007 until January 2009. He was Executive Vice President, Administration & Services, of Caremark Rx LLC from August 2005 until May 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

The Summary Compensation Table summarizes the total compensation earned by the CEO, CFO, and the next three most highly compensated executives of Sunoco, and the former interim CFO (the “NEOs”) for 2009, and, for those NEOs previously in the table, for 2008 and 2007. Historically, the Committee would approve the NEO’s compensation (salary, annual guideline incentive percentage and long-term equity awards) before year-end at its December meeting. Management and the Committee decided to move the approval of the elements of the senior executives’ total direct compensation from the December 2009 meeting to the March 2010 meeting, and it is anticipated that future annual compensation approvals will be made in March on a going forward basis. As a result, the annual equity award grants were not made in December 2009. The only equity awards (i.e., stock options, performance-based CSUs and retention-based CSUs) noted in the “Stock Awards” and “Option Awards” columns for 2009 were those granted to executives hired during 2009 (who were not present in December 2008) and to certain existing executives for retention purposes.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compen- sation[5] ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings[6] ($)		All Other Compen- sation[7] ($)		Total[8] ($)

L. L. Elsenhans, Chairman, Chief Executive Officer and President	2009	1,240,000	-0-	-0-	-0-	-0-	382,966		252,945	[9]	1,875,911
	2008	515,077	-0-	8,313,716	2,265,934	794,007	62,081		173,290	[9]	12,124,105

B. P. MacDonald, Senior Vice President and Chief Financial Officer	2009	262,500	300,000	3,005,158	742,287	-0-	25,243		296,702	[10]	4,631,890

T. P. Delaney, Interim Chief Financial Officer	2009	186,308	-0-	-0-	-0-	-0-	606,788		655,277	[11]	1,448,373
	2008	270,000	-0-	145,470	99,753	158,193	93,732		20,750		787,898

A. M. Ainsworth, Senior Vice President, Refining	2009	77,885	-0-	1,986,950	281,184	-0-	2,475		75,205	[12]	2,423,699

R. W. Owens, Senior Vice President, Marketing	2009	510,450	-0-	299,999	-0-	-0-	1,026,267		32,813		1,869,529
	2008	498,000	-0-	396,499	270,874	443,419	241,283	[13]	31,659		1,881,734
	2007	482,000	-0-	182,868	440,960	430,657	0	[13]	31,918		1,568,403

D. Zeleny, Senior Vice President and Chief Human Resources Officer	2009	454,904	150,000	584,223	225,138	-0-	85,367		7,068		1,506,700

NOTES TO TABLE:

[1]	The amounts in this column for Messrs. MacDonald and Delaney, Ms. Ainsworth and Mr. Zeleny for 2009, and for Ms. Elsenhans for 2008, reflect the amount earned for a partial year of service.

[2]

The amount in this column for Mr. MacDonald is a sign-on payment related to his joining Sunoco. If he leaves voluntarily or is terminated for “just cause” before the 36-month anniversary of his start date, Mr. MacDonald will be required to reimburse the Company for the full amount. For Mr. Zeleny, the amount is a bonus paid in lieu of the annual incentive under the Sunoco, Inc. Executive Incentive Plan, which did not pay out for 2009.

NOTES TO TABLE: (CONTINUED)

[3]

The amounts reflect the grant date fair value of the retention-based and/or performance-based common stock units (“CSUs’) awarded to the NEOs in 2009. The grant date fair value was determined in accordance with FASB ASC Topic 718. The assumptions that were made in the valuation are noted in the Notes to the Consolidated Financial Statements, Note 17, “Management Incentive Plans” in the Sunoco, Inc. 2009 Annual Report on Form 10-K. The grant date fair value of the performance-based awards was based on the expected outcome of the performance goals at the time of grant using a Monte Carlo simulation. The following are the values of the performance-based CSUs awarded in 2009 if they pay out at the maximum of 150%: B. P. MacDonald—$1,275,060; A. M. Ainsworth—$375,077; and D. Zeleny—$450,113.

Due to the change of the timing the annual equity awards from December 2009 to March 2010, the only CSU awards granted in 2009 were to the newly hired NEOs and a special award to Mr. Owens for retention purposes. The amounts of the stock awards in this column for Ms. Elsenhans and Mr. Delaney for 2008, and for Mr. Owens for 2008 and 2007, have been restated to reflect the change to the grant date fair value from the amounts recognized as expense in Sunoco’s financial statements, which was used in prior years.

[4]

The amounts included in this column reflect the grant date for value of stock option awards granted in 2009. The grant date for value was determined in accordance with FASB ASC Topic 718. The assumptions that were made in the valuation are noted in the Notes to the Consolidated Financial Statements, Note 17, “Management Incentive Plans” in the Sunoco, Inc. 2009 Annual Report on Form 10-K. Due to the change of the timing of the annual equity awards from December 2009 to March 2010, the only stock option awards granted in 2009 were to the newly hired NEOs. The amounts in this column for Ms. Elsenhans and Mr. Delaney for 2008, and for Mr. Owens for 2008 and 2007, have been restated to reflect the change to the grant date fair value from the amounts recognized as expense in Sunoco’s financial statements, which was used in prior years.

[5]

The amounts in this column are the annual incentive amounts. As a result of the Company not meeting the operating income earnings gate, there was no annual incentive payout for 2009. For 2008, the performance factors for the NEOs ranged between 127.2% and 134.2%, and for 2007 they ranged between 126.19% and 130.04%. For 2008 and 2007, the awards were paid in cash early in the year following the end of the performance period.

[6]	The amounts in this column reflect the change in pension value. There were no above market deferred compensation earnings to be reported for 2007, 2008 or 2009.

[7]	For the components of the amounts in this column, see the Table on page 50.

[8]

The amounts in the this column for Ms. Elsenhans and Mr. Delaney for 2008, and for Mr. Owens for 2008 and 2007, have been restated to reflect the restatement of the Stock Awards and Option Awards to reflect the change in valuation method to grant date fair value. See footnotes 3 and 4 above.

[9]

The amount for 2009 included the aggregate amount of $186,856 for perquisites. The perquisites include $148,196 representing the incremental personal costs to Sunoco associated with personal use of the corporate aircraft, and $38,660 for moving and relocation expenses, primarily associated with Ms. Elsenhans’ utilizing the home purchase option under the Moving and Relocation Policy. The amount for the personal use of the corporate aircraft includes $77,438 associated with personal flight hours and $70,758 for maintenance cost, which reflects a substantial increase in 2009 in the unit cost of maintenance. In prior years, the unit cost of maintenance was about half of the 2009 unit cost. The significant increase in the unit cost in 2009 was due to a reduction in the business use of the corporate aircraft, resulting in a decrease in the total flight hours. For 2008, the amount includes the aggregate amount of $137,454 for perquisites. The perquisites include $5,478 representing incremental personal costs to Sunoco associated with use of the corporate aircraft, and $131,976 for moving and relocation expenses in connection with Ms. Elsenhans’ relocation to Philadelphia, PA (including temporary living and relocation-related travel expenses). The Board of Directors recommended that Ms. Elsenhans use the corporate aircraft for personal use for safety, security and productivity reasons.

[10]

The amount shown for 2009 includes $175,304 for perquisites, of which $173,564 related to moving and relocation expenses in connection with Mr. MacDonald’s relocation to Philadelphia, PA (including expenses, costs related to the sale and purchase of his houses), and $1,740 for Company-provided parking at corporate headquarters.

[11]

The amount shown for 2009 for Mr. Delaney includes $5,382 for perquisites, of which $2,250 related to the payment of Mr. Delaney’s unused financial counseling allowance balance, and $3,132 for Company-provided parking. The amount also includes $609,000 of accrued severance and $30,692 for unused vacation.

[12]	The amount shown for 2009 includes $75,000 for perquisites related to housing expenses in connection with Ms. Ainsworth’s relocation to Philadelphia, PA.

[13]

The amount is based on a recalculation of Mr. Owens’ pension benefit values at December 31, 2007 reflecting an assumed retirement age of 62 which resulted in a total present accumulated value at December 31, 2007 of $3,459,222. For the amount for 2007, the proxy disclosure rules require the change in pension value to equal $0 if the actual calculation of the change in pension value is less than $0 (i.e., a decrease). The decrease in pension value for Mr. Owens was $302,671.

Salary:    Salaries were generally approved by the Compensation Committee in December of the preceding year, except in connection with a promotion or new hire. The amounts reflected in this column for 2009 for Messrs. MacDonald, Delaney, Ms. Ainsworth and Mr. Zeleny are the salaries earned in 2009 for the period that they were employed by Sunoco.

Bonus:    The NEOs do not generally receive payments that would be characterized as “Bonus” payments. Mr. MacDonald and Mr. Zeleny joined Sunoco in 2009. As part of their negotiated compensation packages, in 2009

Mr. MacDonald received a sign-on payment and Mr. Zeleny received a bonus in lieu of the 2009 annual incentive. Sunoco’s annual incentive award is performance-based. The annual incentive awards received by the NEOs for 2008 and 2007, as applicable, are included under “Non-Equity Incentive Plan Compensation”. The annual incentive for 2009 did not pay out as a result of the Company not meeting the operating income earnings gate.

Stock Awards:    The amounts reflected in this column are the grant date fair value amounts in accordance with FASB ASC Topic 718. (See footnote 3 to the Summary Compensation Table above). The number of retention-based and/or performance-based CSUs awarded to the NEOs in 2009 is the target amount in the Grants of Plan-Based Awards in 2009 table below, under “Estimated Future Payouts Under Equity Incentive Plan Awards.” For the 2009 performance-based CSU awards, payout will depend upon performance over the 2009-2011 performance period based on total shareholder return during the three-year performance period relative to Sunoco’s peer group. (See page 36 of the CD&A for the specific performance payout levels.) The maximum payout of the 2007, 2008 and 2009 awards is 150%. The actual payout of these awards may range from 0% to 150% based on actual results. Maximum payout can only occur if Sunoco ranks first among the peer group for each performance measures for the 2007 awards, and the single performance goal for the 2008 and 2009 awards. At the end of the performance period, to the extent the performance-based CSUs are paid out, each holder of the CSUs receives an amount equal to the cash dividends that would have been paid to such holder over the performance period had he or she been the holder of shares of Sunoco common stock equal to the number of performance-based CSUs that are paid out. Performance-based CSU awards vest upon completion of the three-year performance period. Upon retirement, death or permanent disability, performance-based CSUs continue to vest pursuant to the vesting schedule, but the actual payout, if any, continues to be dependent upon the performance levels achieved over the three-year performance period and will be prorated based on when retirement occurs during the performance period. Retention-based CSUs granted to Mr. MacDonald, Ms. Ainsworth and Mr. Zeleny upon their joining Sunoco (see page 37 in the CD&A) and granted to Mr. Owens are included in the Grants of Plan-Based Awards in 2009 Table, under “All Other Stock Awards; Number of Shares of Stock or Units.” Retention-based CSUs that are awarded have a vesting schedule of at least three years. Upon death or permanent disability, retention-based CSUs would continue to vest and be paid out at the end of the applicable vesting period. Upon retirement, retention-based CSUs would be cancelled.

Option Awards:    The amounts reflected in this column are the grant date fair value amounts in accordance with FASB ASC Topic 718. (See footnote 4 to the Summary Compensation Table above). The number of stock options awarded to each NEO in 2009 is included in the Grants of Plan-Based Awards in 2009 Table below, under “All Other Option Awards: Number of Securities Underlying Options.” All options awarded in 2009, 2008 and 2007, were awarded with an exercise price, which is equal to the closing price of a share of Sunoco common stock on the date the stock option was granted, and a with term of ten years from the date of grant. Options granted prior to December 2008 became exercisable two years from the grant date, and upon retirement, death or permanent disability, options become fully vested and may be exercised for up to 60 months, but not prior to two years after the grant date or after the end of the original ten-year option term. For the options granted in December 2008 and after, including those granted to the newly hired NEOs during 2009, the options will become exercisable in one-third installments beginning on the first anniversary of the date of grant, and upon retirement, death or permanent disability, unvested options terminate and vested options may be exercised during the remaining original term of the options.

Non-Equity Incentive Plan Compensation:    The amounts in this column are the payments earned by the NEOs for 2008 and 2007 under the Executive Incentive Plan, Sunoco’s annual incentive plan, and paid out in early in the subsequent year. For the 2009 annual incentive, the Company’s 2009 operating income after tax was $(37) million and its ROCE was 0.9%. The annual incentive for 2009 did not pay out since the operating income earnings gate was not met.

(See the CD&A, pages 34 and 35, for a description of the performance goals and the percentile rank and payout factors. The target and maximum payouts under the 2009 annual incentive are set forth in the Grants of Plan-Based Awards in 2009 table below.)

The following table shows the grants of awards made in 2009:

Grants of Plan-Based Awards in 2009

Name	Grant Date	Compen- sation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)[5]	Grant Date Fair Value of Stock and Option Awards ($)[6]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

L. L. Elsenhans	1/1/09		0	1,488,000	2,976,000
B. P. MacDonald	8/31/09	7/1/09				0	31,600	47,400				805,168
	8/31/09	7/1/09								108,100	26.90	742,287
	8/31/09	7/1/09							81,784			2,199,990
	8/10/09		0	520,000	1,040,000

T. P. Delaney	1/1/09		0	126,000	252,000
A. M. Ainsworth	12/2/09					0	9,760	14,640				236,848
	12/2/09									34,600	25.62	281,184
	12/2/09								9,760			250,051
	12/2/09								58,550			1,500,051
R. W. Owens	7/14/09								13,245			299,999
	1/1/09		0	357,315	714,630
D. Zeleny	1/20/09					0	7,620	11,430				284,226
	1/20/09									23,900	39.38	225,138
	1/20/09								7,618			299,997
	1/20/09		0	285,000	570,000

NOTES TO TABLE:

[1]

The annual incentive is awarded under the Sunoco, Inc. Executive Incentive Plan. The grant date provided is the date that the plan year began for the 2009 annual incentive. The grant date for Messrs. MacDonald and Zeleny was the first day of their employment. The target amounts for Messrs. Delaney, MacDonald and Zeleny are based on their annual salary prior to proration due to employment by Sunoco for a partial year. Ms. Ainsworth was not eligible for the 2009 annual incentive. Due to the operating income earnings gate not being met, there was no annual incentive payout in 2009.

[2]	The performance-based CSUs were awarded under LTPEP II.

[3]	The retention-based CSUs were awarded under LTPEP II. The vesting schedules were at least three years. One of Ms. Ainsworth’s awards will have a final payment in ten years.

[4]	The stock options were awarded under LTPEP II.

[5]	The exercise price is equal to the closing price of a share of Sunoco common stock on the date of grant.

[6]	The grant date fair value was calculated in accordance with FASB ASC Topic 718.

Change in Pension Value and Nonqualified Deferred Compensation Earnings:    The amounts in this column for 2009, 2008 and 2007 reflect only the changes in each NEO’s pension value for each respective year. There is no above-market compensation on the NEOs’ deferred compensation balances.

All Other Compensation:    The amounts in this column in the Summary Compensation Table reflect the following items of compensation in 2009, and where applicable, 2008 and 2007:

Name	Year	Company Match Under Defined Contribution Plans	Cost of Basic Life Insurance	Perquisites[1]	Business- Related Tax Gross-Ups		Other		Total

L. L. Elsenhans	2009	25,609	3,393	186,856	37,087	[2]	-0-		252,945
	2008	-0-	2,736	137,454	33,100	[2]	-0-		173,290

B. P. MacDonald	2009	-0-	741	175,304	120,657	[2]	-0-		296,702
T. P. Delaney	2009	9,692	511	5,382	-0-		639,692	[3]	655,277
	2008	13,500	739	3,840	2,671		-0-		20,750

A. M. Ainsworth	2009	-0-	205	75,000	-0-		-0-		75,205
R. W. Owens	2009	25,523	1,397	4,332	1,561		-0-		32,813
	2008	24,900	1,363	3,924	1,472		-0-		31,659
	2007	24,100	1,319	5,124	1,375		-0-		31,918

D. Zeleny	2009	-0-	1,300	4,176	1,592		-0-		7,068

NOTES TO TABLES:

[1]	See footnotes 9, 10, 11 and 12 of the Summary Compensation Table on page 47.

[2]

The amounts for 2009 and 2008 include tax gross-ups related to certain taxable moving and relocation expenses under the Company’s Moving and Relocation Policy, which eligible employees are entitled to receive under the Company’s Moving and Relocation Policy, a broad-based company policy.

[3]	See footnote 11 of the Summary Compensation Table.

The amounts in the “Company Match Under Defined Contribution Plans” column in the tables above reflect the amounts of the Company’s annual matching contributions into the qualified and nonqualified defined contribution plans. The NEOs participate in two defined contribution plans: (i) SunCAP, Sunoco’s 401(k) plan, and (ii) the Sunoco, Inc. Savings Restoration Plan, which permits a SunCAP participant to continue receiving the Company-matching contribution after reaching certain limitations under the IRC. (With regard to 2009, see also the information in the Nonqualified Deferred Compensation in 2009 table on page 59.)

The Company provides basic life insurance coverage to employees, including the NEOs. The coverage/premium amount is one times base salary up to a maximum of $1 million.

There are a limited number of perquisites. Ms. Elsenhans has limited personal use of the corporate aircraft for safety, security and productivity reasons, and the ability to have a spouse and/or family member accompany her on business or personal trips. The other NEOs are permitted to have a spouse and/or family member accompany the NEO on business trips. Although the Company does not incur any incremental costs for spousal/family travel when accompanying the NEO on business (except for catering expenses, if any), the NEO does receive imputed income for the value of the spousal/family flight, calculated pursuant to IRS guidelines. If the CEO uses the corporate aircraft for personal use, she would also receive imputed income for the personal flight. The amount for the CEO’s personal use of the corporate aircraft in 2009 includes $77,438 associated with personal flight hours and $70,758 for maintenance cost, which reflects a substantial increase in 2009 in the unit cost of maintenance. In prior years, the unit cost of maintenance was about half of the 2009 unit cost. The significant increase in the unit cost in 2009 was due to a reduction in the business use of the corporate aircraft, resulting in a decrease in the total flight hours. (See the methodology below.) Ms. Elsenhans also had moving and relocation expenses in connection with her relocation to Philadelphia, PA upon joining Sunoco pursuant to Sunoco’s Moving and Relocation Policy. The moving and relocation benefit has a home purchase option that Ms. Elsenhans used in 2009. Mr. MacDonald also had moving and relocation expenses in connection with his relocation to Philadelphia when he joined Sunoco. Ms. Ainsworth received living expenses in connection with her relocation to Philadelphia. The moving and relocation expenses could include temporary living expenses, storage cost, travel expenses associated with the relocation, closing costs and related fees. The perquisites of the other NEOs (excluding Ms. Elsenhans) are parking at corporate headquarters. The financial counseling allowance was discontinued beginning on January 1, 2007; however, any NEO who has a balance remaining that was accrued prior to 2005 is allowed to draw down the balance until depleted or if the NEO leaves Sunoco, is paid out to the NEO. Personal country club memberships were discontinued as a perquisite in 2006. However, the Company has several corporate country club memberships which are used primarily for business purposes. If a corporate country club is used incidentally for personal reasons, the executive is required to reimburse Sunoco for all associated out of pocket expenses. When incidental personal use occurs, the executive is also prorated a portion of the annual dues paid by Sunoco, based on the personal usage, as imputed income and the prorated amount is a perquisite. The dollar amount of the perquisites received by the NEOs in 2009 is included in the Summary Compensation Table on page 46, under “All Other Compensation” and in the table on page 50. Additional information regarding the remaining financial counseling balances as of December 31, 2009 is included in the Nonqualified Deferred Compensation in 2009 table on page 59. (See also the “Perquisites” discussion beginning on page 38 in the CD&A.)

Sunoco’s methodologies for calculating the costs associated with perquisites are as follows. The costs associated with the personal use of the corporate aircraft are equal to the incremental cost to the Company based on cost of fuel and amount of fuel used per hour of flight, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking fees, and maintenance-related costs for the aircraft used for personal flights (including the costs of deadhead flights, if any). Since the corporate aircraft are primarily used for business-related travel, fixed costs that do not change based on usage (e.g., pilots’ and other employees’ salaries, purchase costs of Company-owned aircraft, the cost of and maintenance not related to personal travel) are not included. For moving and relocation and parking, the actual cost has been used. The values of the financial counseling benefit are the amounts actually used or reimbursed during the year. In the case of corporate country club memberships, the value of the prorated portion of the annual dues for the incidental personal use is the amount of the annual dues prorated based on the percentage of the executive’s personal usage.

The Company provides NEOs with tax gross-ups for taxable moving and relocation expenses (which are available to all eligible employees under the Company’s Moving and Relocation Policy, a broad-based company policy), business club memberships and for spousal/family flights on the corporate aircraft when a spouse/family member accompanies an executive on business. No tax gross-up is provided to an NEO in connection with incidental personal usage of a corporate country club membership, parking, or use of the remaining financial counseling balance. In the case of the CEO, tax gross-ups for personal use of the corporate aircraft were eliminated beginning in 2006.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

								112,663	[2]	2,940,504	[3]
L. L. Elsenhans	93,133	[1]	186,267	[1]		35.29	12/3/18					88,840	[4]	2,318,724	[3]

B. P. MacDonald			108,100	[5]		26.90	8/31/19	81,784	[6]	2,134,562	[3]	31,600	[7]	824,760	[3]

T. P. Delaney	0		0					0				0
								58,550	[8]	1,528,155	[3]
A. M. Ainsworth			34,600	[5]		25.62	12/2/19	9,760	[8]	254,736	[3]	9,760	[7]	254,736	[3]
	23,500	[9]				77.54	11/30/15
R. W. Owens	26,550	[10]				68.43	12/6/16
	26,500	[11]				63.98	12/5/17					8,780	[12]	229,158	[3]
	11,133	[1]	22,267	[1]		35.29	12/3/18					10,630	[4]	277,443	[3]
								13,245	[13]	345,695	[3]
D. Zeleny			23,900	[5]		39.38	1/20/19	7,618	[14]	198,830	[3]	7,620	[7]	198,882	[3]

NOTES TO TABLE:

[1]

These options were granted on December 3, 2008 and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The first installment became exercisable on December 3, 2009.

[2]

These retention-based CSUs were granted on August 29, 2008. The CSUs will pay out in three equal annual installments beginning on the third anniversary of the date of grant. The actual payout will depend upon Ms. Elsenhans’ continued employment at the time each installment vests. She will also receive an amount equal to the cash dividends that would have paid out had she been the holder of shares of Sunoco common stock equal to the number of CSUs that are paid out, if any.

[3]

The market value or payout value of the unearned CSUs is based on the closing price of Sunoco common stock on December 31, 2009 (the last trading day of the year) of $26.10, and it assumes a payout at target of 100% for the awards made in 2007, 2008 and 2009. The target payout is assumed for the performance-based CSUs because of the uncertainty of the performance that will be achieved is not known. These amounts do not include any amounts for related dividend equivalents that could be included in the payout.

[4]

These performance-based CSUs were granted on December 3, 2008. The performance period ends on December 31, 2011. The actual payout of the awards will depend on achievement by the Company of certain performance levels based on the Total Shareholder Return (TSR) during the three-year performance period relative to Sunoco’s peer group, and will be paid out in stock. At the end of the performance period, to the extent that the performance-based CSUs are paid out, each holder of performance-based CSUs also receives an amount equal to the cash dividends that would have been paid over the performance period had he or she been the holder of record of shares of Sunoco common stock equal to the number of the performance-based CSUs that are paid out, if any.

[5]

These options were granted as a part of the negotiated compensation packages received in connection with joining Sunoco. The grant date for Mr. MacDonald’s options was August 31, 2009. Ms. Ainsworth’s options were granted on December 2, 2009 and Mr. Zeleny’s options were granted on January 20, 2009. The options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

[6]

These retention-based CSUs were granted on August 31, 2009. The CSUs will pay out on the third anniversary of the date of grant. The actual payout will depend upon Mr. MacDonald’s continued employment at the time the CUSs vest. He will also receive an amount equal to the cash dividends that would have paid out had he been the holder of shares of Sunoco common stock equal to the number of CSUs that are paid out, if any.

[7]

Mr. MacDonald’s performance-based CSUs were granted on August 31, 2009; Ms. Ainsworth’s were granted on December 2, 2009; and Mr. Zeleny’s were granted on January 20, 2009. The performance period for these performance-based CSUs ends on December 31, 2011. The actual payout of the awards will depend on achievement by the Company of certain performance levels based on the Total Shareholder Return

NOTES TO TABLE: (CONTINUED)

(TSR) during the three-year performance period beginning on January 1, 2009 relative to Sunoco’s peer group, and will be paid out in stock. At the end of the performance period, to the extent that the performance-based CSUs are paid out, each holder of performance-based CSUs also receives an amount equal to the cash dividends that would have been paid over the performance period had he or she been the holder of record of shares of Sunoco common stock equal to the number of the performance-based CSUs that are paid out, if any.

[8]

Two retention-based CSU awards were granted to Ms. Ainsworth on December 2, 2009. The award of 58,550 CSUs will pay out in five installments: the first installment of 55% will pay out on the fifth anniversary of the grant date, and then 9% will pay out on each of the sixth through tenth anniversaries of the grant date. The award of 9,760 CSUs will pay out on the third anniversary of the date of grant. The actual payouts will depend upon Ms. Ainsworth’s continued employment at the time the CUSs vest. She will also receive an amount equal to the cash dividends that would have paid out had she been the holder of shares of Sunoco common stock equal to the number of CSUs that are paid out, if any.

[9]

These options, which were granted with an equal number of limited rights, were awarded on November 30, 2005 and became exercisable in November 2007. Prior to December 2007, stock options had generally been granted along with an equal number of limited rights. Limited rights become exercisable only in the event of a change in control of the Company and permit the holder to be paid in cash the appreciation on a stock option instead of receiving shares by exercising the option. In 2007, the Committee decided to award stock options without associated limited rights because the Market Data showed that this approach was more consistent with predominant market practice.

[10]	These options, which were granted with an equal number of limited rights, were awarded on December 6, 2006 and became exercisable in December 2008.

[11]	These options were granted on December 5, 2007 and became exercisable in December 2009.

[12]

These performance-based CSUs were granted on December 5, 2007. The performance period ends on December 31, 2010. The actual payout of the performance-based CSU awards will depend upon the achievement by the Company of certain performance levels based on two equally weighted performance goals relative to Sunoco’s peer group: TSR during the three-year performance period and EPS growth, which is measured as the average EPS during the three-year performance period versus the average for the prior three-year period. At the end of the performance period, to the extent that the performance-based CSUs are paid out, each holder of performance-based CSUs also receives an amount equal to the cash dividends that would have been paid over the performance period had he or she been the holder of shares of Sunoco common stock equal to the number of the performance-based CSUs that are paid out, if any. Any CSUs which are earned will be paid in cash based upon the average price of the Company’s common stock for the last ten trading days of the performance period. Payout will range between 0% and 150%.

[13]

The 13,245 retention-based CSUs were granted on July 14, 2009. The CSUs will pay out on the third anniversary of the date of grant. The actual payout will depend upon Mr. Owens’ continued employment at the time the award vests. He will receive an amount equal to the cash dividends that would have paid out had he been the holder of record of shares of Sunoco common stock equal to the number of CSUs that are paid out, if any.

[14]

These retention-based CSUs were granted to Mr. Zeleny on January 20, 2009. The CSUs will pay out on the third anniversary of the date of grant. The actual payout will depend upon Mr. Zeleny’s continued employment at the time the CSUs vest. He will receive an amount equal to the cash dividends that would have paid out had he been the holder of shares of Sunoco common stock equal to the number of CSUs that are paid out, if any.

Option Exercises and Stock Vested in 2009

Name	Option Awards		Stock Awards[2]
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

L. L. Elsenhans	0	0	0	0
B. P. MacDonald	0	0	0	0
T. P. Delaney	0	0	0	0
A. M. Ainsworth	0	0	0	0
R. W. Owens	0	0	0	0
D. Zeleny	0	0	0	0

NOTES TO TABLE:

[1]

The value realized is equal to the difference between the option exercise prices and the fair market value of Sunoco common stock on the date of exercise, multiplied by the number of options exercised.

[2]

Since Ms. Elsenhans, Mr. MacDonald, Ms Ainsworth and Mr. Zeleny were not with the Company in 2006, they did not receive a payout of the 2006 CSUs. The CSUs received by Mr. Delaney in December 2006 were cancelled when he departed from Sunoco. Mr. Owens is the only NEO that was with Sunoco in December 2006 and received a payout in early 2010. The performance period for the CSUs awarded in December 2006 was January 1, 2007 through December 31, 2009. While the performance-based CSUs awarded in December 2006 derived their value from Sunoco common stock and were valued under SFAS 123R, they were payable in cash. The performance measures for these awards were two equally weighted performance measures relative to Sunoco’s peer group: TSR during the three-year performance period and EPS growth, which is measured as the average EPS during the three-year performance period versus the average for the prior three-year period. Total shareholder return for the performance period was 34.1%, and the EPS growth was 21.4%. As a result, the 2006 CSUs paid out at 55.5%. The value of the performance-based CSUs upon vesting was determined by: multiplying the number of performance-based CSUs awarded by the performance factor at the end of the performance period of 55.5% and then by the average closing price of Sunoco’s common stock for the last ten days of the performance period, which was $25.70. The related dividend equivalents that were earned were also paid. The price of the Company’s common stock at the grant date of the award was $68.43. Mr. Owens received 4,468 performance-based CSUs at the end of the performance period, based on the performance factor, and the value he realized from these performance-based CSUs, including dividend equivalents, was $130,217.

Pension Benefits

The following table shows the actuarial present values of the NEOs’ accumulated pension benefit under each of the retirement plans, through December 31, 2009, together with their credited years of service. The benefits were determined using assumptions consistent with those used by the Company in its financial statements. (See footnote 1 below).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)

	SCIRP	1.4	28,357
L. L. Elsenhans	Pension Restoration	1.4	246,847
	SERP	1.4	169,843
	Total		445,047
	SCIRP	0.42	6,881
B. P. MacDonald	Pension Restoration	0.42	11,423
	SERP	0.42	6,939
	Total		25,243
	SCIRP	29.94	1,113,669
T. P. Delaney[2]	Pension Restoration	29.94	576,912	395,123
	SERP	29.94	47,535	67,056
	Total		1,738,116	462,179
	SCIRP	0.16	1,344
A. M. Ainsworth	Pension Restoration	0.16	1,131
	SERP	0.16	—
	Total		2,475
	SCIRP	12.95	366,161
R. W. Owens[3]	Pension Restoration	12.95	950,807
	SERP	20.95	3,409,804
	Total		4,726,772
	SCIRP	0.95	20,725
D. Zeleny	Pension Restoration	0.95	24,445
	SERP	0.95	40,197
	Total		85,367

NOTES TO TABLE:

[1]

An actuarial present value of the benefits is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested as of December 31, 2009 at a discount rate of 5.50%, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Estimated future payments are assumed to be in the form of a single lump-sum payment at retirement determined using interest rate and mortality table assumptions applicable under current IRS regulations for qualified pension plans. As defined under Pension Protection Act of 2006, or PPA, the interest rates used to calculate the lump-sum equivalent of annuity payments are based on three segment rates. This basis is phased in from the 2007 rules at a rate of 20% per year beginning in 2008. The mortality table used for lump-sum calculations has been updated as defined by PPA which generally resulted in an increase in pension values, all else being equal. Generally speaking, the net impact of the interest rate and mortality change in pension values was a decrease using the new basis under PPA. In addition, the value of the lump sum payment includes the estimated value of the 50% postretirement death benefit payable to the spouse of a retired participant under the SERP and Final Average Pay formula benefits described below, if married. It is assumed that 90% of all male members are married and 60% of females are married, with wives assumed to be 3 years younger than husbands. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age. For Ms. Elsenhans, Mr. MacDonald, Ms. Ainsworth, Mr. Owens and Mr. Zeleny, the assumed retirement age is 62. For Mr. Delaney, the assumed retirement age is 55. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age, final service, future compensation levels, interest rate movements and regulatory changes.

The retirement plans require a certain number of years of credited service to be vested in the accrued benefit—three years for the SCIRP and Pension Restoration, and age 55 with five years of service for SERP. The amounts in this column for those NEOS who have less than the required years of service and/or age reflect the benefit accumulated assuming the benefit is vested as of the date indicated. Ms. Ainsworth is vested in the benefit shown due to a former period of service with Sunoco. She is not a participant in SERP.

[2]

Mr. Delaney departed from Sunoco in August, 2009 and was entitled to receive retirement benefits that had accrued during his employment with Sunoco. He received a portion of his nonqualified pension benefit at September 1, 2009 in a lump sum. The remaining present value of accumulated benefit reflects amounts payable six months after his employment ended in accordance with IRC Section 409A.

[3]

Under a prior employment agreement when he joined the Company, Mr. Owens was credited with an additional eight years of service under SERP for service with prior employers upon joining Sunoco in 1997. His actual credited years of service with Sunoco under SCIRP and the Pension Restoration Plan is 12.95 years, in accordance with the terms of the respective plans. The present value associated with granting 8.0 additional years of credited service in the SERP is $956,417 (estimated) at year-end 2009.

The NEOs historically have been eligible to participate in certain Company-provided retirement plans, including the Sunoco, Inc. Retirement Plan, a qualified plan, and the Sunoco, Inc. Pension Restoration Plan and the Sunoco, Inc. Executive Retirement Plan, two nonqualified plans. Benefits under each of these plans are calculated based on cash compensation including both base salary and annual incentives. (See the amounts in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table on page 46 for the NEOs’ 2009 salary and annual incentives.) Consistent with actions taken by employers in other industries, and based on the belief that such action is in the best interest of the Company, effective June 30, 2010, Sunoco is freezing pension benefits for all salaried employees, including the NEOs and many non-union employees. This includes any pension benefits that the NEOs may have accrued and are vested under the Sunoco, Inc. Retirement Plan and the Executive Retirement Plan, or SERP. This will reduce future costs, provide the Company with more predictable retirement plan expenses, and cap associated future liabilities.

The Sunoco, Inc. Retirement Plan

The Sunoco, Inc. Retirement Plan, or SCIRP, is a qualified defined benefit retirement plan that covers most salaried and many hourly employees, including the NEOs. SCIRP provides for normal retirement at age 65. The plan includes two benefit formulas:

(1)	Final Average Pay formula.

■	Benefit is expressed in the plan as an annuity payable on an annual basis.
■

Benefit equals 1 2/3 % of Final Average Pay (the average earnings during the 36 consecutive months of highest earnings in the last ten years prior to retirement) multiplied by the credited service up to 30 years, plus 3/4% of final average pay multiplied by the credited service over 30 years.

■	The amount is then reduced by 1 2/3% of the estimated Social Security Primary Insurance amount multiplied by the credited years of service up to a maximum of 30 years.
■

The Final Average Pay benefit is reduced by 5/12% for each month that retirement precedes age 60 (down to age 55), with the early retirement benefit at age 55 (and at least 10 years of service) being 75% of the unreduced Final Average Pay benefit.

(2)	Career Pay (cash balance) formula.

■	The benefit is expressed in the plan as an account balance, which is comprised of pay credits and indexing adjustments.
■	Pay credits equal 7% of pay for the year up to the Social Security (FICA) Wage Base, ($106,800 in 2009; $106,800 in 2010) plus 12% of pay for the year that exceeds the Wage Base.
■

The indexing adjustment equals the account balance at the end of each month multiplied by the monthly change in the All-Urban Consumer Price Index, plus 0.17%. However, if in any month the formula indexing adjustment would be negative, the actual adjustment would be zero for such month.

For employees, including NEOs, hired before January 1, 1987 (Mr. Delaney), the benefits under SCIRP are the greater of the Final Average Pay or Career Pay formula benefits. An employee may retire at the Normal Retirement Age of 65 regardless of years of service with Sunoco, or may retire as early as age 55 with 10 years of service. All employees hired before January 1, 1987 are 100% vested in their benefits.

For employees, including NEOs, hired on or after January 1, 1987 (Ms. Elsenhans, Mr. MacDonald, Ms. Ainsworth, and Messrs. Owens and Zeleny), retirement benefits are calculated under the Career Pay formula only. An employee may retire at the Normal Retirement Age of 65, or may retire as early as age 55 with 10 years of service. Previously under SCIRP, there was a five-year graduated vesting schedule for employees. As a result of the Pension Protection Act of 2006, effective January 1, 2008, all employees are 100% vested in their benefits after completing three years of eligible service.

The normal form of benefit under SCIRP is an annuity for the life of the employee, with 50% of that annuity paid for the life of the employee’s surviving spouse, if married (50% Joint and Survivor Benefit). This 50% Joint and Survivor benefit is free for participants who benefit under the Final Average Pay formula if they are eligible to retire, but is reduced actuarially for participants who are not eligible for retirement under the Final Average Pay Formulas or receive benefits under the Career Pay formula. Other forms of payment are also offered such as a lump sum and other annuity options. Under the Career Pay formula, the lump sum is equal to the value of the employee’s account, and under the Final Average Pay formula, the lump sum is the actuarial equivalent of the annuity benefit, based on IRC prescribed interest rates and mortality tables.

SCIRP is subject to qualified plan IRC limits on the amount of annual benefit that may be paid, and on the amount of compensation that may be taken into account in calculating retirement benefits, under the plan. For 2009, the limit on the compensation that may be used was $245,000, and remains unchanged for 2010. The limit on annual benefits payable for an employee retiring at age 65 in 2009 was $195,000, and remains unchanged for 2010. Benefits in excess of those permitted under the statutory limits are paid from the Pension Restoration Plan, described below.

The amounts presented in the table above are actuarial present values based on accrued annual benefits, using pay and service through December 31, 2009. Accordingly, they do not include the 2009 annual incentive. If the benefit is paid in a lump sum, the actual amount distributed would vary depending on the actual interest rate and the mortality assumptions used to calculate the distribution at the time of retirement. The mortality table and interest rates to be used in determining lump-sum payments have changed beginning in 2008 under the Pension Protection Act of 2006, or PPA. Under the PPA, the method for computing the lump-sum interest rate is being phased in 20% annually through 2012. The effect of this change is expected to result in lower lump-sum amounts than under the previous method. The estimated amounts above do not take into account future credited service, potential future changes in base salary, the annual guideline incentive opportunity, or future annual incentives that may be paid as a result of Company performance.

Pension Restoration Plan

The Pension Restoration Plan is a nonqualified defined benefit plan that provides retirement benefits that would be provided under SCIRP, but are prohibited from being paid from SCIRP due to IRC limits. (See the discussion regarding SCIRP above for the limits.) The benefit paid by the Pension Restoration Plan is the excess of the total benefit accrued under SCIRP over the amount of benefit that SCIRP is permitted to provide under the IRC. Benefits under the Pension Restoration Plan may be paid in an annuity or a lump sum. All benefits under the Pension Restoration Plan that are paid in a lump sum are calculated using the same actuarial factors applicable under SCIRP. Payment of benefits is made upon termination of employment, except that payment of amounts subject to IRC Section 409A is delayed until six months after separation from service for any specified employee as defined under IRC Section 409A.

Sunoco, Inc. Executive Retirement Plan

The Sunoco, Inc. Executive Retirement Plan, or SERP, is a nonqualified defined benefit plan that may cover certain executive employees, including the NEOs. The SERP may provide pension benefits over and above an NEO’s benefits under SCIRP and the Pension Restoration Plan. All SERP benefits are offset by SCIRP and Pension Restoration Plan benefits. An NEO must be at least 55 years old with five years of Executive Service (defined below) to be eligible for a SERP retirement benefit.

SERP includes three benefit calculation formulas:

(1)	SCIRP Final Average Pay formula (described above on page 56).

(2)	Minimum Benefit formula.

■	The benefit equals 3 1/3% of final average pay multiplied by credited service up to 12 years, with the maximum benefit under this formula equal to 40% of final average pay.
■	The Minimum Benefit is reduced by 5/12% for each month that retirement precedes age 60 (down to age 55), with the early retirement benefit at age 55 being 75% of the unreduced Minimum Benefit.
■	The Minimum Benefit is offset by the value of benefits paid by a prior employer’s qualified and non-qualified retirement plans.

(3)	Executive Service formula.

■	The benefit equals 2 1/4% of final average pay multiplied by Executive Service, with the maximum benefit under this formula equal to 50% of final average pay.
■

The Executive Service benefit is reduced by 5/12% for each month that retirement precedes age 62 (down to age 55), with the early retirement benefit at age 55 being 65% of the unreduced Executive Service Benefit. There is no reduction when payments start at age 62 or later.

■

Executive Service means service with Sunoco while the participant was an Executive Resources employee (e.g., one of the approximately 40 top executives), except that in the case of a Principal Officer who becomes a participant after December 31, 2002, Executive Service includes only service while a Principal Officer (as defined below).

For executives who were participants on January 1, 2003 (Mr. Owens), the SERP benefit equals the highest benefit resulting from the three calculations, but is offset by SCIRP and Pension Restoration Plan benefits.

For Principal Officer Participants who became participants after January 1, 2003 (Ms. Elsenhans, Mr. MacDonald, and Mr. Zeleny), benefits are calculated under the Executive Service Formula only. These benefits are offset by SCIRP and the Pension Restoration Plan. (SERP was amended in 2003 to limit participation to Principal Officers—President, Chief Operating Officer and Chief Executive Officer of Sunoco, Inc.; executives reporting directly to those positions of Sunoco, Inc.; and any other executive designated by the delegated Board committee as being a Principal Officer.) Annual benefits computed under the Final Average Pay formula and the Executive Service formula cannot exceed 50% of Final Average Pay. Ms. Ainsworth is not a participant under SERP.

Benefits under the SERP may be paid in an annuity or a lump sum. Benefits that are paid in a lump sum are calculated using the same actuarial factors applicable under SCIRP, with payment delayed until six months after separation from service with Sunoco pursuant to IRC Section 409A for any specified employee as defined in IRC Section 409A.

For purposes of calculating his benefits under SERP, Mr. Owens has been credited with eight additional years of service due to prior service with certain former employers. As provided under the Plan, any SERP benefit calculated under the SERP Minimum Benefit formula will be offset by accrued benefits from the pension plans of prior employers.

The two nonqualified benefit plans are unfunded. The benefits from the nonqualified benefit plans are paid from general corporate assets which are subject to the claims of the Company’s general creditors under federal and state law in the event of insolvency.

Nonqualified Deferred Compensation in 2009

Name	Source	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE ($)

L. L. Elsenhans	Savings Restoration Plan	25,609	25,609	[1]	1,064	[2]	-0-		52,282	[4]
B. P. MacDonald	Savings Restoration Plan	-0-	-0-		-0-		-0-		-0-
T. P. Delaney	Savings Restoration Plan	-0-	-0-		603	[2]	6,245	[3]	13,537	[4]
	Financial Counseling	-0-	-0-		-0-		2,250	[5]	-0-
A. M. Ainsworth	Savings Restoration Plan	-0-	-0-		-0-		-0-		-0-
R. W. Owens	Savings Restoration Plan	13,273	13,273	[1]	119,573	[2]	-0-		294,714	[4]
	Financial Counseling	-0-	-0-		-0-		-0-		-0-
D. Zeleny	Savings Restoration Plan	-0-	-0-		-0-		-0-		-0-

NOTES TO TABLE:

[1]	These amounts reflect the Company match under the Savings Restoration Plan (described below), which are also included in the Summary Compensation Table in the “All Other Compensation” column.

[2]

These amounts reflect the net gains (losses) attributable to the investment funds in which the NEOs are deemed to have chosen to invest their contributions and the Company’s matching contributions under the Savings Restoration Plan, which are based upon how their contributions under SunCAP, Sunoco’s 401(k) plan, are invested.

[3]	This amount reflects the portion of the amounts in the Savings Restoration Plan that was payable when Mr. Delaney left Sunoco and which was not subject to the six-month delay under IRC Section 409A.

[4]

The aggregate balances (together with the aggregate withdrawals/distribution for Mr. Delaney) include the following aggregate amounts of Company matches under the Savings Restoration Plan that were previously reported in Summary Compensation Tables as compensation in prior proxy statements when the individual NEO was included as an NEO, and not including the amounts in the “Registrant Contributions” column above: Mr. Delaney—$2,000 and R.W. Owens—$97,960. In addition, since the executives’ contributions come out of their salary, to the extent the NEO was included the Summary Compensation Table and his salary listed, the executive contribution for that year would have been included in the reported salary for the respective year.

[5]

The aggregate withdrawals/distributions reflect the amounts reimbursed for financial counseling services during 2009 or the amount paid out to the NEO. Although the financial counseling allowances were discontinued effective January 1, 2007, the NEOs may use any remaining amounts that they have not used, that were accrued before 2005, until the balance has been depleted. Any remaining balance when an NEO leaves the Company is paid out to the NEO.

The Nonqualified Deferred Compensation in 2009 Table above includes deferred compensation provided to the NEOs in 2009 under the Sunoco, Inc. Savings Restoration Plan and the remaining allotment for use toward financial planning. The NEOs may participate in the Sunoco, Inc. Savings Restoration Plan, which is a nonqualified plan that is made available to employees who participate in SunCAP (the Company’s 401(k) Plan) and who may be subject to a compensation limitation and/or a contributions limitation under SunCAP pursuant to the IRC. Under this plan, the participant may contribute to an account an amount in excess of the applicable limits. The executive’s contributions and the matching contributions by Sunoco are credited to the extent that they would be credited under SunCAP (i.e., allocated among the investment funds selected by the executive in SunCAP) (up to a maximum of 5% of base salary). The investment funds are the same as those available to all employees participating in SunCAP. The participant will receive earnings, depending on the fund the contributions are allocated to, which are calculated in the same manner and at the same rate as earnings to employees participating in similar funds in SunCAP. In 2009, Mr. Delaney received the portion of the Savings Restoration Plan balance that was not subject to the six-month delay requirement under IRC Section 409A.

Sunoco had provided the NEOs with an annual allotment for use toward financial planning. Prior to 2006, to the extent that the NEO did not use the allotment, a balance accumulated in a book account. The Company discontinued the allotment beginning in 2007; however, the NEOs are allowed to use the remaining balances accrued prior to 2005, if any. No interest is added to these amounts.

The Sunoco, Inc. Deferred Compensation Plan, which provided the NEOs the opportunity to defer the receipt of all or a portion of the annual incentive awards, was frozen after January 1, 2005. Neither the CEO nor any of the other NEOs participate in this frozen plan.

Other Potential Post-Employment Payments

General. Sunoco does not have special severance agreements under which payments are made to any NEO. Potential payments, however, may be available to a NEO under the terms of Sunoco’s compensation and benefit plans at, following or in connection with, a termination of employment. The terms applicable to those potential payments in various termination scenarios are discussed below.

Any payments that would be provided to a NEO under plans generally available to management employees similarly situated to the NEOs in age, years of service, date of hire, etc. (such as death and disability benefits, accrued vacation, retiree medical and life insurance benefits) are not quantified in the following tabular information. The discussion below assumes each NEO is eligible for benefits unless otherwise noted.

The following narrative and tabular information describes and quantifies certain payments and benefits that would become payable under existing plans and agreements if the NEO’s employment had terminated on December 31, 2009. The information is provided relative to the NEO’s compensation and service levels as of the date specified. If applicable, they are based on the Company’s closing stock price on the specified date.

Mr. Delaney departed from Sunoco in August 2009. Amounts paid to Mr. Delaney with respect to his termination of employment can be found in the Summary Compensation Table on page 46, the Pension Benefits table on page 55, and the Nonqualified Deferred Compensation table on page 59.

Terms of Potential Payments—Termination

The terms of potential payments to NEOs in each of the following termination scenarios under existing compensation and benefit programs follows:

•	Voluntary Termination (resignations)

•	Involuntary Termination Without Cause

•	Involuntary Termination For Cause

•	Retirement

♦    Equity Awards.    Under the LTPEP II, in the event of retirement, for awards prior to December 2008, outstanding vested stock options would be exercisable for sixty months (but not beyond the end of the original ten-year option term). All outstanding performance-based CSUs would be paid out at the end of the respective performance periods based upon the achievement of the applicable performance goals. For awards made in December 2008 and thereafter, outstanding unvested stock options would terminate, all vested stock options would continue to be exercisable during the remaining term of the stock options, and outstanding performance-based CSUs would continue to the end of the performance period, and payment, if any, would be prorated based on when during the performance period the NEO retired. Retention-based CSUs would be canceled as of the termination date.

If a NEO resigns or is terminated without cause and he or she is retirement-eligible, the outstanding equity awards would be handled as described above in the retirement scenario. Of the NEOs that are current employees, only Mr. Owens is retirement eligible; Ms. Elsenhans, Mr. MacDonald, Ms. Ainsworth and Mr. Zeleny are not retirement eligible. Mr. Delaney was not retirement-eligible at the time that he left Sunoco. If the NEO is not retirement-eligible at the time that he or she voluntarily leaves, all unvested stock options would terminate immediately, and all vested stock options would terminate ninety days following the termination date. All outstanding CSUs would be forfeited on the termination date.

In the event of a termination for cause, all unvested and vested stock options would immediately terminate, and all outstanding CSUs would be forfeited on the termination date regardless of whether or not the NEO is retirement-eligible.

♦    Annual Incentive.    Under the EIP, if a non-retirement eligible NEO resigns from Sunoco prior to December 31 of any plan year, he/she would not receive any annual incentive award for that plan year. However, he or she would receive the entire annual incentive amount that would be payable if the resignation was on December 31 or thereafter. A NEO who retires or is terminated by the Company without cause would receive a prorated annual incentive based on the date of termination of employment. If the NEO is retirement-eligible and retires or is terminated not for cause on December 31 or thereafter, the NEO would receive the entire annual incentive amount. If a NEO is terminated for cause, any annual incentive award for that plan year would be forfeited.

♦    Severance.    If a NEO is terminated not for cause, severance would be paid pursuant to the Sunoco, Inc. Executive Involuntary Severance Plan, or Involuntary Severance Plan. The Involuntary Severance Plan provides severance allowances to executives whose employment is terminated by the Company for other than just cause, death or disability. This plan is available to Sunoco’s NEOs, who are current employees, and approximately 40 other executives. Under the plan, Ms. Elsenhans would receive severance payments for a period of and equal to two years of base salary plus the guideline annual incentive in effect on the termination date. Messrs. MacDonald, Owens, Ms. Ainsworth and Zeleny would receive severance payments for a period of and equal to one and one-half years of base salary plus their guideline annual incentive in effect on the termination date. “Just cause” is defined in the Executive Involuntary Severance Plan.

♦    Pension Benefits.    Effective June 30, 2010, Sunoco is freezing pension benefits for all salaried employees, including the NEOs and many non-union employees. This includes any pension benefits that the NEOs may have accrued and are vested under SCIRP and SERP. Any benefits accrued as of that date will be frozen. Benefits accrued under Sunoco’s retirement plans would be paid according to the terms of those plans applicable to the NEO’s status—if the NEO is retirement-eligible, he or she would receive the benefits applicable to a retiring employee; if the NEO is not retirement-eligible, he or she would receive the benefits applicable to separated employees. To the extent that the amount payable under the Sunoco, Inc. Retirement Plan, or SCIRP, exceeds the amount available due to IRS limits, the remaining amount would be paid under the Pension Restoration Plan. For NEOs that are not retirement-eligible, under the Sunoco, Inc. Executive Retirement Plan, or SERP, the Company’s mid-career supplemental executive retirement plan, a SERP involuntary termination benefit is calculated equal to the age 55 benefit accrued to the date of termination and then discounted to the date of termination. Benefits calculated are then offset by the discounted value of SCIRP and the Pension Restoration Plan benefits.

A description of the defined benefit pension plans (qualified and non-qualified) in which the NEOs participate, including the credited years of service and the present value of each NEO’s accumulated pension benefit, are described in the Pension Benefits table and the accompanying footnotes and narrative on pages 55 through 58. The pension benefits (other than SERP) are available to management employees generally and are not quantified in the Potential Payments Upon Termination or Termination in the Event of a Change in Control table on page 64.

Terms of Potential Payments—Termination in the Event of a Change in Control

The Sunoco, Inc. Special Executive Severance Plan, or CIC Plan, provides severance allowances to executives whose employment is terminated in connection with or following a change in control of the Company. Sunoco’s NEOs who are current employees participate in this plan. The plan was adopted to retain executives in the event of a change in control, and to eliminate the uncertainty which such a transaction may raise among management, potentially resulting in the departure or distraction of key management personnel. Payment of severance benefits requires a change in control and a termination of employment after the change in control.

If involuntary termination (whether actual or constructive and other than for just cause, death or disability) occurs within two years of a change in control, the CIC Plan would provide severance benefits. In the case of the CEO and the other NEOs, severance would be payable in a lump sum equal to three times annual compensation. For these purposes, annual compensation consists of:

(i)	the executive’s annual base salary in effect immediately prior to a change in control or immediately prior to his or her employment termination date, whichever is greater, plus

(ii)	the greater of 100% of his or her annual incentive guideline in effect immediately before the change in control or employment termination date, or the average annual incentive awarded to the NEO with respect to the three years ending before the change in control or ending before the employment termination date.

In the case of a change in control, Sunoco’s plans also provide for (1) additional pension benefits, (2) full vesting and immediate exercisability of unvested stock options and accelerated vesting of outstanding CSUs, and (3) reimbursement for any additional tax liability incurred as a result of excise taxes imposed on payments deemed to be attributable to the change in control, except for executives hired after November 25, 2009, who did not and will not receive the excise tax gross up. Mr. MacDonald, Ms. Ainsworth and Mr. Zeleny were hired after November 25, 2009 and will not receive the excise tax gross up. Executives who were entitled to receive the excise tax gross-up prior to November 25, 2009 were “grandfathered” and will continue to be entitled to receive the 280G excise tax gross up. For a description of the IRC Section 280G gross up, see page 43 in the CD&A.

Pension Benefits.    As noted above, effective June 30, 2010, Sunoco is freezing pension benefits for all salaried employees, including the NEOs and many non-union employees. This includes any pension benefits that the NEOs may have accrued and are vested under SCIRP and SERP. Any benefits accrued as of that date will be frozen.

In the event of a change in control, under SCIRP, the qualified retirement plan for employees, the benefits of an NEO hired before September 1, 2001, whose employment is terminated after a change in control are increased to provide for three years of additional service, subject to a reduction for service after a change in control. To the extent that the amount payable under SCIRP exceeds the amount available due to IRC limits, the remaining amount would be paid under the Pension Restoration Plan.

Under SERP, the Company’s mid-career supplemental executive retirement plan, after a change in control and a qualifying termination a participant becomes 100% vested in his or her SERP benefit (regardless of age). A participant’s service is increased by three years, subject to reduction for service after the change in control. For NEOs that are not retirement-eligible under SERP, a SERP involuntary termination benefit is calculated equal to the age 55 benefit accrued to the date of termination (including the three years of additional service) and then discounted to the date of termination. Benefits thus calculated are then offset by the discounted value of the SCIRP and Pension Restoration Plan benefits.

♦    Equity Awards.    Under LTPEP II, if a change in control occurs, each outstanding stock option will become immediately and fully exercisable. For stock options granted before November 1, 2007, if there is a termination not for cause, the stock options will terminate ninety days following the termination date. For stock options granted on or after November 1, 2007, if there is a termination not for cause within two years of the change in control, the stock options will expire one year after the termination date; and if the termination occurs after the two year anniversary of the change in control, the stock options will expire ninety days following the termination date. Prior to December 2007, stock options were generally granted with an equal number of limited rights. The limited rights may be exercised during the seven-month period following the date of a change in control (or, if earlier, within the period starting on the date of a change in control and ending seventy days after the end of the calendar year in which the change in control occurs), and permit the holder to be paid in cash the appreciation on a stock option (the difference between the option price and highest trading price or price paid during a specified period) instead of receiving shares by exercising the option. The limited rights remain exercisable during the exercise period if the participant leaves as a result of a qualifying termination. All performance-based CSUs will fully vest if a change in control occurs. The CSUs that have been outstanding for more than one year will be paid out at the greater of target or in an amount in line with actual performance results. The CSUs that have been outstanding for less than one year will be paid out at target. Retention-based CSUs will also be paid out at target.

The following table reflects estimated payments to the NEOs that may be made upon termination or termination in the event of a change in control. The estimates are based on the following assumptions:

➢	The price of Sunoco stock is the price at the close on December 31, 2009 which was $26.10 per share; and

➢

Pension lump-sum values are based on the applicable segment interest rates being phased in under the Pension Protection Act passed by the U.S. Congress (one rate is used for the first 5 years; a second rate is used for years 5 through 20 and a third rate is used for years 20 and beyond).

Potential Payments Upon Termination or Termination in the Event of a Change in Control

Name	Scenario	Severance ($)		Additional Pension Benefits ($)	Accelerated Options[1] ($)	Accelerated Performance- Based CSUs[2] ($)	Accelerated Retention- Based CSUs ($)	280G Excise Tax and Gross-Up ($)[3]	Total ($)

L. L. Elsenhans	Resignation	0		0	0	0	0		0
	Involuntary Termination not for Cause	5,456,000		132,631	0	0	0		5,588,631
	Involuntary Termination for Cause	0		0	0	0	0		0
	Change in Control	8,184,000	[3]	2,444,629	0	2,425,332	3,109,499	6,818,838	22,982,298
B. P. MacDonald	Resignation	0		0	0	0	0		0
	Involuntary Termination not for Cause	1,755,000		1,846	0	0	0		1,756,846
	Involuntary Termination for Cause	0		0	0	0	0		0
	Change in Control	3,510,000	[3]	497,008	0	834,240	2,159,098		7,000,346
A. M. Ainsworth	Resignation	0		0	0	0	0		0
	Involuntary Termination not for Cause	1,113,750		2,632	0	0	0		1,116,382
	Involuntary Termination for Cause	0		0	0	0	0		0
	Change in Control	2,227,500	[3]	254,632	16,608	254,736	1,782,891		4,536,367
R. W. Owens	Resignation	0		0	0	0	0		0
	Involuntary Termination not for Cause	1,301,648		0	0	0	0		1,301,648
	Involuntary Termination for Cause	0		0	0	0	0		0
	Change in Control	2,844,125	[3]	754,645	0	488,492	353,642		4,440,904
D. Zeleny	Resignation	0		0	0	0	0		0
	Involuntary Termination not for Cause	1,140,000		17,042	0	0	0		1,157,042
	Involuntary Termination for Cause	0		0	0	0	0		0
	Change in Control	2,280,000	[3]	633,789	0	208,026	207,971		3,329,786

NOTES TO TABLE:

[1]

These amounts represent the value that would be realized if accelerated stock options were exercised on December 31, 2009. As of December 31, 2009, the exercise price of most of the outstanding unvested stock options was greater than the market price of Sunoco Common Stock, thus the stock options were out-of-the-money.

[2]	These amounts represent the amounts that would be payable in the event of a change in control.

[3]	These amounts represent the amounts that would be payable in the event of a qualifying termination after a change in control.

DIRECTORS’ COMPENSATION

Director Compensation in 2009

The following table reflects the compensation earned by each independent director during fiscal year 2009. The CEO receives no additional compensation for his/her services as a director.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[4]		Total ($)

R. J. Darnall[5]	116,192	87,557	—	—	—	7,749		211,498

G. W. Edwards	110,934	87,557	—	—	—	7,268		205,759

U. O. Fairbairn[5]	121,435	87,557	—	—	—	27,180		236,172

T. P. Gerrity	106,934	87,557	—	—	—	34,348		228,839

R. B. Greco	112,934	87,557	—	—	—	45,354		245,845

J. P. Jones, III[5]	129,143	87,557	—	—	—	14,217		230,917

J. G. Kaiser[5]	115,193	87,557	—	—	—	21,904	[6]	202,750

R. A. Pew[7]	46,857	—	—	—	—	1,446		48,303

G. J. Ratcliffe[8]	55,115	—	—	—	—	3,486		58,601

J. W. Rowe	104,451	87,557	—	—	—	27,089		219,097

J. K. Wulff[5]	120,660	87,557	—	—	—	19,991		228,208

NOTES TO TABLE:

[1]

Directors are permitted to defer all or a portion of their fees under the Directors’ Deferred Compensation Plans (described below). The directors that deferred all or a portion of their cash retainers and/or fees during 2009 were: G. W. Edwards; J. P. Jones, III; and J. W. Rowe. The directors that elected not to defer their cash retainers and/or fees were: R. J. Darnall; U. O. Fairbairn; T. P. Gerrity; R. B. Greco; J. G. Kaiser; R. A. Pew; G. J. Ratcliffe and J. K. Wulff. See footnote 2 regarding aggregate amounts deferred by the directors outstanding as of December 31, 2009.

[2]

The amount in this column is the dollar value of the Annual Retainer Stock award, which the directors may either take in stock or elect to defer in share units. The amount reflects the value of the shares on the date of grant. In 2009, the Annual Retainer Stock award was $87,557. G. W. Edwards; T. P. Gerrity; J. P. Jones, III; J. W. Rowe; and J. K. Wulff elected to defer their Annual Retainer (stock portion) in 2009. The directors who elected not to defer the Annual Retainer (stock portion) in 2009 and received shares were: R. J. Darnall; U. O. Fairbairn; R. B. Greco; and J. G. Kaiser.

As of December 31, 2009, each director had the following aggregate number of share units accumulated in an account for their years of service as a result of the involuntary deferral of the Annual Restricted Share Credit under the Directors’ Deferred Compensation Plans, including share units for the dividend equivalents applied to the accounts: R. J. Darnall—3,438; G. W. Edwards—1,239; U. O. Fairbairn—8,782; T. P. Gerrity—28,737; R. B. Greco—12,879; J. P. Jones, III—2,616; J. G. Kaiser—15,086; R. A. Pew—1,239; J. W. Rowe—5,212; and J. K. Wulff—4,766.

As of December 31, 2009, the directors had the following aggregate number of share units accumulated in an account for their years of service as a result of voluntary deferrals of the Retainer Stock awards, cash retainers and/or fees, under the Directors’ Deferred Compensation Plans, including share units for the dividend equivalents applied to the accounts: R. J. Darnall—3,200; G. W. Edwards—10,144; U. O. Fairbairn—14,500; T. P. Gerrity—3,308; R. B. Greco—25,970; J. P. Jones, III—15,224; J. W. Rowe—22,939; and J. K. Wulff—14,982.

For those directors who have not deferred their Annual Retainer (stock portion), the number of shares received and outstanding are included in the Directors’ and Officers’ Ownership of Sunoco Stock table on page 24 of this proxy statement. Further, the share units in the deferred accounts referred to in this footnote 2 above are also included in the Ownership Table.

[3]

LTPEP II, as adopted, allowed for stock options to be awarded to directors. Stock options were awarded in May 2001 and May 2002 as part of the directors’ annual compensation package. At the time of the 2001 and 2002 awards, the exercise price was $18.20 and $17.62, respectively

NOTES TO TABLE: (CONTINUED)

(as adjusted for the stock split in August 2005). In 2003, the Company discontinued granting stock options to the independent directors. Currently, two independent directors have outstanding stock options: U. O. Fairbairn—3,332; and J. G. Kaiser—6,492.

[4]

The amounts in this column include dividend equivalents earned on deferred compensation during 2009 (which are also included in the deferred share unit balances described in footnotes 1 and 2); and imputed income realized due to spousal travel on the Company aircraft for Mr. Ratcliffe.

[5]	These individuals were chairs of committees during 2009.

[6]

In 2009, Mr. Kaiser received a distribution from his deferred account pursuant to his one-time election under the transition rules relating to IRC Section 409A. Mr. Kaiser received $181,400. This amount is not included in this column since it does not reflect compensation earned in 2009.

[7]	Mr. Pew did not stand for re-election at the May 2009 annual meeting due to Sunoco’s mandatory retirement policy for directors.

[8]

Mr. Ratcliffe did not stand for re-election at the May 2009 annual meeting due to Sunoco’s mandatory retirement policy for directors. Those amounts that he deferred while he was a director were converted to cash units under the Directors’ Deferred Compensation Plan in May 2009. The aggregate amount accumulated in 2009 in both the involuntary and voluntary deferred accounts, including dividend equivalents was 8,295.

Compensation Philosophy:    Sunoco’s Board of Directors believes that the compensation program for Sunoco’s independent directors should be designed to attract experienced and highly qualified directors; provide appropriate compensation for their time, efforts, commitment and contributions to Sunoco and Sunoco’s shareholders; and align the interests of the independent directors and Sunoco’s shareholders. The Governance Committee of the Board engages an independent compensation consultant each year to advise it as to emerging trends in director compensation. Since December 2007, the Governance Committee has engaged Semler Brossy Consulting Group, LLC as its independent compensation consultant. The compensation consultant benchmarks Sunoco’s director compensation compared to Sunoco’s peer group, the oil industry generally and general industry data. Directors have been compensated partially in Sunoco common stock or stock equivalents to better align their interests with those of Sunoco’s shareholders. Currently, equity-based compensation represents a substantial portion of the total compensation package. The following table summarizes the current compensation program for Sunoco’s independent directors.

Directors’ Compensation Program Beginning in May 2009

In order to simplify its directors’ compensation program, in March 2009, Sunoco’s Board of Directors approved a new “retainer-only” program, which became effective following the May 2009 Annual Meeting of Shareholders, following shareholder approval of the amended and restated Retainer Stock Plan for Outside Directors. Under the new program, directors no longer receive meeting fees. The new director retainer is be $230,000 annually, $95,000 (41%) paid in cash and $135,000 (59%) in the form of shares of Sunoco common stock. The Presiding Director, all Committee Chairs and Audit Committee members receive an annual retainer for their service. Under the amended and restated Retainer Stock Plan for Outside Directors, the directors may elect to take all or a portion of their cash retainers in the form of stock. The retainers are paid quarterly. The table below summarizes the structure of Sunoco’s director compensation program:

Directors’ Compensation Program

BOARD SERVICE

Annual Retainer (Cash Portion)	$95,000

Annual Retainer (Stock Portion)	$135,000

TOTAL (excluding Committee Chair Retainers, Audit Committee Member Retainer and Presiding Director Retainer)	$230,000

COMMITTEE SERVICE

Annual Committee Chair Retainers:
• Audit Committee Chair	$25,000
• Compensation Committee Chair	$15,000
• Governance Committee Chair	$10,000
• Corporate Responsibility Committee Chair	$10,000

Annual Audit Committee Member Retainer	$10,000

Annual Presiding Director Retainer	$25,000

The directors’ compensation program that was in effect up to the annual meeting in May 2009 is described in the table below.

Directors’ Compensation Program Table (up to May 2009)

Type of Compensation	Value

Annual Retainer (Cash Portion)	$65,000

Annual Retainer (Stock-Based Portion)	$40,000

Annual Restricted Share Credit under Directors’ Deferred Compensation Plan	$60,000

TOTAL (excluding Committee Chair Retainer, Committee Chair Fee, and meeting fees)	$165,000

Annual Retainer for Committee Chair	$5,000

Committee Chair Fee (per meeting attended for which a director serves as chair)	$500

Board or Committee Attendance Fee (per meeting attended)	$2,000

A fee of $2,000 per day was also paid in cash for special meetings (e.g., strategic planning meetings, facility visits, annual meeting of shareholders). The Annual Restricted Share Credit was deferred. The directors could elect to defer their retainers and meeting fees.

Directors’ Deferred Compensation Plan I and II:    The Directors’ Deferred Compensation Plan I (previously, Directors’ Deferred Compensation Plan) and the Directors’ Deferred Compensation Plan II, or Plan I and Plan II, respectively, permit independent directors to defer a portion of their compensation. Plan I was amended in response to the American Jobs Creation Act of 2004 and the requirements of Section 409A of the IRC, and covers deferrals of compensation earned before January 1, 2005. No deferrals may be made under Plan I with respect to compensation earned after December 31, 2004. Plan II is effective for deferrals of compensation earned after December 31, 2004. Payments of compensation deferred under the Plans are restricted in terms of the earliest and latest dates that payments may begin. Deferred compensation is designated as share units, cash units, or a combination of both. Cash units accrue interest at a rate set annually by the Board of Directors and is based on Sunoco’s cost of borrowing. In 2009, the interest rate was 5.98%. A share unit is treated as if it was invested in shares of Sunoco common stock, but it does not have voting rights. If share units are chosen, dividend equivalents are credited in the form of additional share units. Share units are settled in cash, based upon the fair market value of Sunoco common stock at the time of payment.

Amended and Restated Retainer Stock Plan for Outside Directors:    The Retainer Stock Plan for independent directors allows for the payment of a portion of the independent directors’ annual retainer in stock. The retainer is paid quarterly in shares of common stock having an aggregate market value at the time of payment approximately equal to one-fourth of the annual stock-based retainer. The plan also provides that each director may elect to similarly receive payment of all or a portion of his or her cash retainer(s) in the form of common stock.

Long-Term Performance Enhancement Plan II:    LTPEP II provides that stock option awards under the plan may be made to independent directors of the Company. The stock options generally have a ten-year term. Prior to December 2009, stock options were exercisable two years after the date of grant. In 2003, the Company discontinued granting stock options to the Company’s independent directors.

The Directors’ Retainer Stock Plan and LTPEP II, which are equity compensation plans, were approved by the shareholders.

Directors’ Deferred Compensation and Benefits Trust:    In the event of a change in control, the Directors’ Deferred Compensation and Benefits Trust, or the Directors’ Trust, may be funded to provide the source of funds for the Company to meet its liabilities under certain benefit plans and arrangements, including Plan I and Plan II. Assets held by the Directors’ Trust are subject to the claims of the Company’s general creditors under federal and state law in the event of insolvency.

Business Expenses:    The directors are reimbursed for their business expenses related to their attendance at Sunoco meetings, including lodging, meals and transportation to and from board and committee meetings (e.g., commercial flights, trains, cars and parking). When traveling on Sunoco business, a director may occasionally be accompanied by his or her spouse. When a director is accompanied by a spouse to attend a Sunoco event/function, the travel expenses of the director’s spouse will be reimbursed. At times, a director may travel to and from Sunoco meetings on Sunoco corporate aircraft. If the director is accompanied by a spouse, the director will be imputed income for the spousal flight on the corporate aircraft, which amount is not grossed up for taxes. Directors are also reimbursed for attendance at qualified third-party director education programs.

Directors’ Stock Ownership Guidelines:    Each independent director is expected to own Sunoco common stock with a market value equal to at least $525,000. Included in the determination of stock ownership for purposes of these guidelines are all shares beneficially owned and any share units held under Plan I and Plan II. New directors are allowed a five-year phase-in period to comply with the guidelines.

In addition to the Director Stock Ownership Guidelines, director-nominees are required to own at least $2,000 worth of Sunoco common stock prior to standing for election as a director for the first time.

Sunoco directors are prohibited from entering into short sales, or purchasing, selling, or exercising any puts, calls or similar instruments pertaining to Company securities.

Directors’ & Officers’ Indemnification Agreements

Sunoco’s bylaws require that Sunoco pay on behalf of its directors and officers, to the extent permitted by Pennsylvania law, all expenses (including attorneys’ fees and disbursements) and other liabilities to which they may become subject by reason of their service to Sunoco. Sunoco has purchased liability insurance for its directors and officers and has entered into indemnification agreements with its directors and certain key executive officers and other management personnel. This insurance and the indemnification agreements supplement the provisions in Sunoco’s Articles of Incorporation which eliminate the potential monetary liability of directors and officers to Sunoco or its shareholders in certain situations as permitted by law.

QUESTIONS AND ANSWERS

1.	Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A:	Pursuant to new rules adopted by the Securities and Exchange Commission, we have elected to furnish our proxy materials to the shareholders on the Internet rather than mailing paper copies to each shareholder. If you received a Notice of Internet Availability of Proxy Materials, or Notice, in the mail, you will not receive a paper copy of these materials unless you request to receive paper copies. All shareholders will have the ability to access the proxy materials. Instructions on how to do so or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail on an ongoing basis. The Notice will also instruct you on how you may vote your shares, and how you may access your proxy card to vote over the Internet. We believe that this new process will reduce the environmental impact and lower the Company’s costs of printing and distributing our proxy materials.

2.	Q:	Who is entitled to vote?
A:	Shareholders as of the close of business on the record date, February 17, 2010, are entitled to vote at the Annual Meeting.

3.	Q:	How do I cast my vote?
A:	There are four different ways you may cast your vote this year. You may vote by:

(1)	telephone, using the toll-free number listed on each proxy card (if you are a shareholder of record) or vote instruction card (if your shares are held by a bank, broker or other nominee);
(2)	the Internet, at the address provided on the Notice, or on each proxy or vote instruction card;
(3)	marking, signing, dating and mailing each proxy or vote instruction card and returning it in the envelope provided. If you return your signed proxy or vote instruction card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR proposals 1 through 4; or
(4)	attending the meeting (if your shares are registered directly in your name on Sunoco’s books and not held through a broker, bank or other nominee).

For voting procedures for shares held in the Sunoco, Inc. Capital Accumulation Plan, or SunCAP, Sunoco’s 401(k) Plan for employees, see Question 9.

If you are the registered shareholder (that is, if you hold your stock in your name), you can vote by telephone or electronically through the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials or on the proxy card.

If your shares are held in “street name” (that is, they are held in the name of a broker, bank or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please review your proxy or vote instruction card to determine whether you will be able to vote by telephone or electronically.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. Eastern U.S. Time, May 5, 2010. Voting instructions from SunCAP participants must be received no later than 11:59 p.m. Eastern U.S. Time on May 3, 2010.

4.	Q:	How do I revoke or change my vote?
A:	You may revoke or change your vote by:

(1)	notifying Sunoco’s Chief Governance and Compliance Officer, Assistant General Counsel and Corporate Secretary, or CGO, or Sunoco’s designated agent, Computershare Investor Services, or Computershare, in writing at any time before the meeting at P.O. Box 43078, Providence, RI 02940-3078 (if by regular mail) or at 250 Royall Street, Canton, MA 02021 (if by overnight delivery);
(2)	submitting a later-dated proxy by mail, telephone, or via the Internet; or
(3)	voting in person at the meeting (if your shares are registered directly in your name on Sunoco’s books and not held through a broker, bank, or other nominee).

The latest-dated, timely, properly completed proxy that you submit, whether by mail, telephone or the Internet, will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

5.	Q:	Who will count the vote?
A:	Representatives of Computershare, an independent tabulator, will count the vote and act as the judge of election.

6.	Q:	Is my vote confidential?
A:	Proxy cards, vote instruction cards, telephone and Internet voting reports, ballots and voting tabulations that identify individual shareholders are returned directly to Computershare and are handled in a manner designed to protect your voting privacy. As a registered shareholder, SunCAP participant or Non-Objecting Beneficial Owner, your vote will not be disclosed to Sunoco except: (1) as needed to permit Computershare to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy or vote instruction card or elsewhere will be forwarded to Sunoco, but your identity will be kept confidential unless you specifically ask that your name be disclosed.

7.	Q:	What does it mean if I get more than one proxy or vote instruction card?
A:	If your shares are registered in more than one name or in more than one account, you will receive more than one card. Please complete and return all of the proxy or vote instruction cards you receive (or vote by telephone or the Internet all of the shares on all of the proxy or vote instruction cards received) to ensure that all of your shares are voted.

8.	Q:	How many shares can vote?
A:	As of the February 17, 2010 record date, 120,538,580 shares of Sunoco common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held as of the record date.

9.	Q:	How is Sunoco common stock in SunCAP voted?
A:	If your shares of Sunoco common stock are held in custody for your account by the Vanguard Fiduciary Trust Company, or Vanguard, as trustee for SunCAP, you may vote by instructing Vanguard how to vote your shares pursuant to the vote instruction card that is mailed to you with this proxy statement. If you do not provide voting instructions, or provide unclear voting instructions, then Vanguard will vote the shares in your SunCAP account in proportion to the way the shares of Sunoco common stock are voted by the other SunCAP participants. Voting instructions from SunCAP participants are maintained in the strictest confidence and will not be disclosed to Sunoco except as set forth in those limited circumstances discussed in the answer to Question 6, which apply to all shareholders.

10.	Q:	What is a “quorum”? What are the voting requirements to elect directors and to approve any other proposals discussed in the proxy statement?
A:	A “quorum” is the presence of the holders of a majority of the outstanding shares entitled to vote either in person or represented by proxy at the meeting. There must be a quorum for the meeting to be held. If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting.

Abstentions: Abstentions and withhold votes are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHOLD vote is the same as an abstention. Abstentions and withhold votes are counted as shares present and entitled to be voted.

Broker Non-Votes: Under the rules that govern brokers who have record ownership of shares that they hold in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks the authority to vote the shares at his/her discretion. Effective January 1, 2010, brokers no longer have the discretion to vote their clients shares on the election for directors without actual instructions from the holders of the shares. Prior to that date, election for directors was deemed to be a “routine” matter. If the broker does not receive instructions on how to vote a shareholder’s shares, the broker will have discretion to vote the shares on routine matters, including the ratification of the selection of the Company’s independent public accounting firm. The broker will not have discretion to vote on non-routine matters absent direction from the shareholder, including the election of directors, any management proposals deemed to be non-routine, and shareholders proposals. If a broker has authority to vote the shares at his or her discretion without voting instructions from the shareholder on a matter, and the broker votes the shares on the matter and the matter is not a procedural motion, the shares will be deemed present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other matter. Broker non-votes will not affect the outcome of any of the matters being voted upon at this meeting, since they are not counted as shares present and entitled to vote.

You may vote FOR or WITHHOLD with respect to the election of directors. Sunoco’s Bylaws set forth the procedures if a director-nominee does not receive at least a majority of votes cast at a meeting for election of directors where a quorum is present. In an uncontested election, if an incumbent nominee for director does not receive at least a majority of the votes cast at a meeting at which a quorum is present and no successor has been elected, the director must tender his or her resignation to the Board. In an uncontested election, if a nominee who is not an incumbent does not receive at least a majority of the votes cast, the nominee will be deemed to have been elected and to have immediately resigned. For this purpose, “Majority of Votes Cast” means the number of shares FOR a director’s election exceed 50% of the number of votes cast with respect to the director’s election. Votes cast include votes to withhold authority and exclude abstentions with respect to that director’s election (to the extent abstentions are permitted). For an incumbent director, the committee established by the Board to evaluate candidates for nomination of directors will evaluate the tendered resignation and make a recommendation to the Board. The Board will act on the tendered resignation and publicly disclose its decision within 90 days after the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, such director will continue to serve: (i) until the next annual meeting and until his successor is duly elected; or (ii) his earlier death, resignation or removal. If the director’s resignation is accepted by the Board, the Board may fill the resulting vacancy pursuant to Sunoco’s Bylaws. Full details of these procedures are set forth in Sunoco’s Bylaws. Proposals 2, 3 and 4 must receive more than 50% of the votes cast at the meeting to be adopted.

11.	Q:	Who can attend the Annual Meeting and how do I get a ticket?
A:	All shareholders who owned shares on February 17, 2010 may attend. Just check the box on your proxy or vote instruction card, or as indicated on the Internet site, or press the appropriate key if voting by telephone. If your shares are held through a broker and you would like to attend, please write to the Chief Governance and Compliance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. Include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you a ticket.

12.	Q:	How will voting on any other business be conducted?
A:	Although we do not know of any business to be considered at the 2010 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or vote instruction card, or your authenticated Internet or telephone proxy, gives authority to Lynn L. Elsenhans, Sunoco’s Chairman, Chief Executive Officer and President, and Ann C. Mulé, Sunoco’s Chief Governance and Compliance Officer, Assistant General Counsel and Corporate Secretary, to vote on such matters at their discretion.

13.	Q:	If I am receiving multiple copies of the proxy statement and annual report at my residence, what do I need to do to receive only one copy?
A:	With your consent and the consent of other shareholders in your household, we may send one set of the proxy statement and annual report to a household where two or more Sunoco shareholders reside if we believe they are members of the same family. Each consenting shareholder would continue to receive a separate notice of annual meeting and proxy card. This procedure, referred to as “householding,” would reduce the volume of duplicate information you receive, and would also reduce the Company’s printing and mailing costs. If you are an eligible shareholder and would like to receive only one copy of the proxy statement and annual report, please indicate that on your proxy or vote instruction card, on the Internet site, or by telephone; or contact our transfer agent, Computershare Investor Services, by calling 800-888-8494 or by written request to P.O. Box 43078, Providence, RI 02940-3078. Your consent will remain in effect until Sunoco receives contrary instructions from you or other shareholders in your household. Should you revoke your consent, Sunoco will begin sending individual copies of the proxy statement and annual report to you within 30 days of your revocation. Also, if you would like to obtain a separate copy of the proxy statement or annual report, you may direct your request to the address above, or you may call 800-888-8494. If you hold your shares in street name, please contact your broker, bank or other nominee.

14.	Q:	I have Sunoco shares that are held in street name, as do others in my household. We received only one copy of the proxy statement and annual report. What should I do if I would like additional copies of these materials?
A:	Some brokerage firms have instituted “householding” in connection with the delivery of annual reports and proxy statements (see the answer to Question 13). If your family holds Sunoco shares in multiple brokerage accounts, you may have previously received “householding” notification from your broker, bank or other nominee. If you wish to revoke your decision to household and thereby receive multiple proxy statements and annual reports, please contact your broker, bank or other nominee. If any shareholder residing at the same address would like additional copies of the proxy statement and annual report, please contact your broker, bank or other nominee.

15.	Q:	Does any shareholder own 5% or more of Sunoco’s common stock?
A:	BlackRock, Inc., State Street Corporation and T. Rowe Price Associates, Inc. have reported the following ownership of Sunoco’s common stock, as of December 31, 2009. The information below is based on the most recent Schedules 13G filed with the Securities and Exchange Commission, or SEC, except as otherwise known by the Company.

Shareholder Name and Address	Shares		Percent of Outstanding Shares

BlackRock, Inc.
40 East 52nd Street	7,667,411	[1]	6.5%
New York, NY 10022

State Street Corporation
State Street Financial Center
One Lincoln Street	8,358,618	[2]	7.1%
Boston, MA 02111
T. Rowe Price Associates, Inc.
100 E. Pratt Street	11,327,115	[3]	9.6%
Baltimore, MD 21202

NOTES TO TABLE:

[1]

According to a Schedule 13G dated January 20, 2010 filed with the SEC, BlackRock, Inc. holds sole voting power over 7,667,411 shares and sole power to dispose or direct the disposition of 7,667,411 shares. The Schedule 13G indicated that it amends the most recent Schedule 13G filing, if any, made by BlackRock and the most recent Schedule 13G filing, if any, made by Barclays Global Investors, NA and certain of its affiliates with respect to the subject class of securities of Sunoco. On December 1, 2009, BlackRock completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, substantially all of the Barclays Global Investors, NA and certain of its affiliates are included as subsidiaries of BlackRock for purposes of the Schedule 13G filings. The information contained in this footnote is derived from information contained in the Section 13G filed by BlackRock, Inc. with the SEC referred to herein.

[2]	According to a Schedule 13G dated February 12, 2010 filed with the SEC, State Street Corporation holds shared voting power over 8,358,618 shares and shared dispositive power over 8,358,618 shares.

[3]

According to a Schedule 13G dated February 12, 2010 filed with the SEC, T. Rowe Price Associates , Inc. holds sole voting power over 2,397,711 shares and sole dispositive power over 11,302,315. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

16.	Q:	When are the shareholder proposals (other than a nomination for Election to the Board of Directors) for the 2011 Annual Meeting due?
A:	To be considered for inclusion in next year’s proxy statement, all shareholder proposals (other than a nomination for election to the Board of Directors) must be submitted in writing to the Chief Governance and Compliance Officer, Assistant General Counsel and Corporate Secretary, Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583 by November 17, 2010.

Additionally, Sunoco’s advance notice bylaw provisions require that if a shareholder proposal (other than a nomination for election to the Board of Directors) is not to be included in the proxy statement, but instead is to be presented from the floor of the 2011 Annual Meeting or otherwise, that proposal must be submitted in writing to the Chief Governance and Compliance Officer, Assistant General Counsel and Corporate Secretary, at the above address, no earlier than December 1 and no later than December 31 prior to the annual meeting of shareholders at which the proposal is to be presented. However, if the date of the annual meeting is advanced more than 30 days prior to the first anniversary of the preceding year’s annual meeting, or delayed more than 60 days after such anniversary date, such written notice must be delivered at least 120 days but not more than 150 days prior to the annual meeting. This written notice must be accompanied by:

•	the name, residence and business addresses of the proposing shareholder (and/or beneficial owner, if any, on whose behalf such proposal is made);

•	text of the proposal to be presented;

•	a brief written statement of the reasons for the shareholder’s (and/or beneficial owner’s, if any) support of the proposal;

•

a representation that the shareholder (and/or beneficial owner, if any, on whose behalf such proposal is made) is a record holder or beneficial owner of Sunoco stock and the number and class or series of shares held as well as a description (including type, amount, and how held) of any other ownership interests in Sunoco held by such shareholder (and/or beneficial owner, if any, on whose behalf such proposal is made), including derivatives, hedged positions and all other direct or indirect economic or voting interests;

•	a representation that the shareholder is entitled to vote, and intends to appear in person or by proxy, at the 2011 Annual Meeting to present the proposal;

•	a representation as to whether such shareholder intends to deliver a proxy statement regarding such proposal to be presented to the other shareholders of Sunoco;

•	a detailed description of any material interest of such shareholder in the proposal; and

•

a detailed description of any and all direct or indirect arrangements, or understandings during the past three years between and among the shareholder (and/or beneficial owner, if any, on whose behalf such proposal is made) and any other persons (including their names) in connection with the proposal, and their respective affiliates and associates, or others in concert therewith.

A proposal may be presented from the floor only after Sunoco’s Chairman has determined that it is a proper matter for consideration under our bylaws. Additionally, if the Board of Directors, after affording the shareholder a reasonable opportunity to cure any deficiency which the Board of Directors identifies in the original notice, determines that notice of a proposal was not effected in accordance with the foregoing procedure, then such proposal shall not be eligible for consideration at the meeting and such determination shall be conclusive and binding upon Sunoco and its shareholders.

17.	Q:	What is Sunoco’s process for nominating director candidates?
A:	The Board of Directors is responsible for filling vacancies on the Board at any time during the year, and reviews and approves all director nominees recommended to shareholders for election at the annual meeting. Director candidates may be identified by current directors of the Company, as well as by a third-party search firm and shareholders. Except in limited and special circumstances approved by the independent directors of the Board, Sunoco’s mandatory director retirement policy requires directors to retire at the annual meeting following their 72nd birthday.

The Governance Committee has a process to identify and review qualified individuals to stand for election, and recommends potential director candidates to the full Board. This process is described in the Governance Committee Charter, which can be found on Sunoco’s web site at www.SunocoInc.com, and on page 3 of this proxy statement. Question 18, below, describes the process for shareholder nominations of director candidates.

The Governance Committee has the authority to engage a third-party search firm, or other consultant, to assist in identifying and screening potential director nominees, and has engaged a third-party search firm to do so. The Governance Committee and the Board consider various factors in recommending potential new directors, or the continued service of existing directors, which are described on page 3 of this proxy statement under “Item 1. Election of Directors,” “Process for Identifying and Evaluating Nominees for Director.”

As part of its director selection process, the Board, through the Governance Committee, assesses which functional skills or areas of expertise are needed to round out the existing collective strengths of the Board. Assuming that a potential director nominee possesses the required skills, background and experience, the Board also considers ethnic and gender diversity. During 2009, the Board and the Governance Committee instituted a more formalized process, continuing to focus both on the current inventory of director skill sets represented on the Board, as well as on skill sets desired in potential new directors. The process included a consideration of Sunoco’s strategic direction and potential gaps in knowledge and/or skills created by anticipated director retirements. This analysis assisted the Committee and the Board in concentrating on the skill sets integral to achieving Sunoco’s strategic enterprise goals.

18.	Q:	Can a shareholder nominate someone to be a director of Sunoco?
A:	As a shareholder, you may recommend any person as a nominee for director of Sunoco for consideration by the Governance Committee by submitting in writing the name and supporting information to the Governance Committee of the Board of Directors, c/o the Chief Governance Officer, Assistant General Counsel and Corporate Secretary, at Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. To be considered at the 2011 Annual Meeting, any shareholder recommendations of potential director nominees (whether the proposed nomination is intended to be included in Sunoco’s proxy statement or presented from the floor of the annual meeting) must be received no earlier than December 1 and no later than December 31 prior to the annual meeting at which such nomination is intended to be considered. However, if the date of the annual meeting is advanced more than 30 days prior to the first anniversary of the preceding year’s annual meeting, or delayed more than 60 days after such anniversary date, such proposal must be submitted in writing at least 120 days but not more than 150 days prior to the annual meeting. The proposal must be accompanied by:

•	the name, residence and business addresses of the nominating shareholder (and/or beneficial owner, if any, on whose behalf such proposal is made);

•	a representation that the shareholder (and/or beneficial owner, if any, on whose behalf such proposal is made) is a record holder or beneficial owner of Sunoco stock and the number of shares held;

•

a description (including type, amount, and how held) of any other ownership interests in Sunoco held by such shareholder (and/or beneficial owner, if any, on whose behalf such proposal is made), including derivatives, hedged positions and all other direct or indirect economic or voting interests;

•

a representation that the shareholder is entitled to vote and intends to appear in person or by proxy at the 2011 Annual Meeting to nominate the individual(s), if the nominations are to be made at a meeting of shareholders;

•	a representation as to whether the shareholder intends to deliver a proxy statement to Sunoco’s other shareholders;

•	information regarding each nominee which would be required to be included in a proxy statement;

•

a detailed description of any and all direct or indirect arrangements or understandings during the past three years between and among the shareholder (and/or beneficial owner, if any, on whose behalf such proposal is made) and each and every nominee and their respective affiliates and associates, or others acting in concert therewith;

•

a representation by each nominee providing that such nominee does not and will not have any undisclosed voting commitments or other arrangements with respect to such nominee’s actions as a director; and

•	the written consent of each nominee to serve as a director, if elected.

19.	Q:	How can shareholders communicate with Sunoco’s directors? How can interested persons with concerns communicate with Sunoco’s directors?
A:	Sunoco’s Board of Directors has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Presiding Director, any committee chairperson, any of Sunoco’s directors, or the Board of Directors by writing to the director, the Presiding Director, committee chairperson or the Board in care of Sunoco’s Chief Governance and Compliance Officer, Assistant General Counsel and Corporate Secretary, at Sunoco, Inc., 1735 Market Street, Suite LL, Philadelphia, PA 19103-7583. Communications received are forwarded directly to the director. If the communication is addressed to the Board and no particular director is named, the communication will be forwarded, depending on the subject matter, to the appropriate Committee chairperson or to all non-management directors.

There were no material actions taken by the Board of Directors during 2009 as a result of communications from shareholders.

Interested persons with concerns may communicate issues to Sunoco’s non-management directors by calling Sunoco’s toll-free, confidential Employee and Compliance Hotline at 1-800-228-5687. The hotline is available 24 hours a days, seven days a week.

20.	Q:	How much will this proxy solicitation cost?
A:	Sunoco bears the cost of soliciting your vote. Morrow & Co., LLC. was hired by Sunoco to assist in the distribution of proxy materials and the solicitation of votes for a fee of $10,000, plus estimated out-of-pocket expenses of $9,700. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

21.	Q:	Who is soliciting my vote?
A:	Your vote is being solicited by the Board of Directors of Sunoco, Inc. for the 2010 Annual Meeting of Shareholders to be held on Thursday, May 6, 2010 at 9:30 a.m.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, as well as persons who own more than 10% of Sunoco’s common stock to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the SEC. Sunoco believes that during 2009 all SEC filings of its officers and directors complied with the requirements of Section 16 of the Securities Exchange Act, based on a review of forms filed, or written notice that no annual forms were required.

By Order of the Board of Directors,

Ann C. Mulé

Chief Governance and Compliance Officer,

Assistant General Counsel and Corporate Secretary

Philadelphia, PA

March 17, 2010

Exhibit A

SUNOCO, INC.

SENIOR EXECUTIVE INCENTIVE PLAN

(effective as of January 1, 2010)

SUNOCO, INC.

SENIOR EXECUTIVE INCENTIVE PLAN

EX A-1

I. PURPOSE

This Plan is designed to provide for Awards to selected executive officers, who, individually or as members of a group, contribute in a substantial degree to the success of the Company and the Company Group, and who are in a position to have a direct and significant impact on the growth and success of the Company and the Company Group, thus affording to them a means of participating in that success and an incentive to contribute further to that success. This Plan is intended to provide performance-based compensation as described in section 162(m) of the Code.

II. DEFINITIONS

The following words and phrases shall have the meanings set forth below:

2.1. “Adjusted EBITDA”    shall mean earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of significant: gains (losses) on the disposal of assets; asset impairments, retirements or writedowns; gains (losses) associated with legal, insurance or tax settlements/adjustments; restructuring, severance or pension-related charges; or other similar items out of the ordinary course of business.

2.2. “Administrative Regulations”    shall mean the procedures and regulations established by the Committee pursuant to Article III hereof for the purpose of administering the Plan.

2.3. “Award”    shall mean an award of incentive compensation pursuant to the Plan.

2.4. “Award Fund”    shall mean the aggregate amount made available in any Performance Year pursuant to Article V hereof from which Awards determined under Article VI hereof may be made.

2.5. “Change in Control”    shall mean any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with subsections (c)(1), (c)(2) and (c)(3) of this definition;

(b) Individuals who, as of January 1, 2010, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the

EX A-2

same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.6. “CIC Incentive Award”    shall mean:

(a) with respect to each CIC Participant whose Employment Termination Date does not occur during the Performance Year immediately preceding the Performance Year in which the Change in Control occurs (the “Pre-CIC Performance Year”), the product of (1) such Participant’s Guideline Incentive Award for the Performance Year in which the Change in Control occurs and (2) the quotient of (A) the number of full and partial months in the CIC Short Period divided by (B) twelve (12); and

(b) with respect to each CIC Participant whose Employment Termination Date occurs during the Pre-CIC Performance Year, the product of (1) such Participant’s Guideline Incentive Award for the Pre-CIC Performance Year and (2) the quotient of (A) the number of full and partial months from January 1 of the Pre-CIC Performance Year through such CIC Participant’s Employment Termination Date divided by (B) twelve.

2.7. “CIC Participant”    shall mean any of the following:

(a) a Participant who is employed by the Company or any entity in the Company Group on the date of the Change in Control and who does not incur a termination for Just Cause before payment of the CIC Incentive Award;

(b) a Participant who is a participant in the Company’s Special Executive Severance Plan and incurs a “Qualifying Termination” (as defined in such plan) before the Change in Control;

(c) a Participant whose employment is terminated by the Company or any entity in the Company Group (other than for Just Cause) before the Change in Control, or a Participant who terminates employment for one of the reasons set forth in subsections (c)(1), (2), and (3) below, if the Participant can demonstrate that such termination of employment or circumstance in subsection (c)(1), (2), or (3) below leading to the termination of employment was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control or otherwise occurred in connection with a Change in Control; provided, however, that in any case covered by this paragraph (c), the Change in Control actually occurs within one (1) year following the Employment Termination Date:

(1) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company or any entity in the Company Group immediately prior to the Participant’s Employment Termination Date, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Participant’s Employment Termination Date, in each case except in connection with such Participant’s termination of employment by the Company or any entity in the Company Group for Just Cause; or

(2) a reduction by the Company or an entity in the Company Group in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Participant’s Employment Termination Date; or

(3) the Company or any entity in the Company Group requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or requires the Participant to travel on Company or Company Group business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Participant’s Employment Termination Date;

EX A-3

provided, however, that in the case of a Participant whose employment terminates under clauses (1), (2) or (3) of this subparagraph (c), such Participant shall not be deemed to be a CIC Participant on the basis of such termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination.

2.8. “CIC Short Period”    shall mean the portion of the Performance Year in which a Change in Control occurs from January 1 to the date of the occurrence of a Change in Control.

2.9. “Code”    shall mean the Internal Revenue Code of 1986, as amended.

2.10. “Committee”    shall mean the committee appointed to administer the Plan by the Board of Directors of the Company, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in section 162(m) of the Code and the regulations thereunder.

2.11. “Company”    shall mean Sunoco, Inc., a Pennsylvania corporation.

2.12. “Company Group”    shall mean the Company, together with any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the Company in the Company’s consolidated financial statements.

2.13. “Employment Termination Date”    shall mean the date on which a Participant separates from service as defined in Section 409A of the Code and the regulations thereunder.

2.14. “Guideline Incentive Award”    shall mean the Award calculated for each Participant by multiplying the individual’s base salary effective on January 1 of the applicable Performance Year by the applicable guideline percentage established by the Committee no later than ninety (90) days after the commencement of each Performance Year.

2.15. “Just Cause”    shall mean, as determined by the Committee:

(a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any entity in the Company Group (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties;

(b) indictment of the Participant for a felony in connection with the Participant’s employment duties or responsibilities to the Company or any entity in the Company Group that is not quashed within six (6) months;

(c) conviction of Participant of a felony;

(d) willful conduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company or any entity in the Company Group that is gross misconduct (including, but not limited to, dishonest or fraudulent acts) and places the Company or any entity in the Company Group at risk of material injury; or

(e) the Participant’s failure to comply with a policy of the Company or any entity in the Company Group that places the Company or any entity in the Company Group at risk of material injury.

For purposes of this Section 2.15, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or any entity in the Company Group. In addition, for purposes of this Section 2.15, “injury” shall include, but not be limited to, financial injury and injury to the reputation of the Company or any entity in the Company Group. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company or any entity in the Company Group.

EX A-4

2.16. “Participant”    shall mean the individuals described in Article IV of this Plan.

2.17. “Performance Year”    shall mean each consecutive twelve-month period commencing on January 1 of each year during the term of this Plan and coinciding with the Company’s fiscal year.

2.18. “Plan”    shall mean this Sunoco, Inc. Senior Executive Incentive Plan, as amended from time to time.

2.19. “Subsidiary”    shall mean any corporation, domestic or foreign (other than the Company), partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

III. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee may, by majority vote, establish Administrative Regulations as it deems, in its discretion, necessary for the proper administration of the Plan and make such determinations and take such action in connection with or in relation to the Plan as it deems necessary. Each determination made by the Committee shall be final, binding and conclusive for all purposes and upon all persons. The Committee may rely conclusively on the determinations made by the Company’s independent public accountants with respect to matters within their expertise.

IV. ELIGIBILITY

The Chief Executive Officer of Sunoco, Inc., senior executives reporting directly to the Chief Executive Officer of Sunoco, Inc., and any other executive officer designated by the Committee as a Participant are eligible to participate in the Plan. No later than 90 days after the commencement of each Performance Year, the Committee shall, in writing, designate the Participants who are eligible to receive an Award for such Performance Year.

V. AWARD FUND

An Award Fund shall be established at 3.0% of the Company Group’s Adjusted EBITDA for each Performance Year. No amounts shall be paid under the Plan for any Performance Year unless the Company Group has Adjusted EBITDA in such Performance Year. However, the Committee reserves the right to decrease the amount of the Award Fund in any given Performance Year.

VI. AWARDS

6.1. If the Company Group has Adjusted EBITDA for the applicable Performance Year, each Participant may receive an Award for such Performance Year that shall be no more than (a) for the Chief Executive Officer, the lesser of (1) the Applicable CEO Amount and (2) $8 million, and (b) for each other Participant, the lesser of (1) the Applicable Participant Amount and (2) $4 million.

6.2. For purposes of this Article VI, the following terms shall have the meanings set forth below:

(a) “Applicable CEO Amount”    shall mean, with respect to the applicable Performance Year, the product obtained by multiplying (1) the Award Fund with respect to such Performance Year by (2) the Applicable CEO Percentage.

(b) “Applicable CEO Percentage”    shall mean, with respect to the applicable Performance Year, the quotient obtained by dividing (1) eight by (2) the Applicable Denominator.

(c) “Applicable Denominator”    shall mean, with respect to the applicable Performance Year, the sum obtained by adding (1) eight and (2) the product obtained by multiplying (A) four and (B) the number of eligible Participants, other than the Chief Executive Officer, with respect to such Performance Year.

(d) “Applicable Participant Amount”    shall mean, with respect to the applicable Performance Year, the product obtained by multiplying (1) the Award Fund with respect to such Performance Year by (2) the Applicable Participant Percentage.

(e) “Applicable Participant Percentage”    shall mean, with respect to the applicable Performance Year, the quotient obtained by dividing (1) four by (2) the Applicable Denominator.

EX A-5

VII. LIMITATIONS

7.1. The Committee may not increase the amount payable with respect to any Award, but the Committee reserves the right to decrease or eliminate any Award to any Participant. In determining Awards, the Committee shall exercise discretion only to the extent permitted in section 162(m) of the Code and the regulations thereunder for performance-based compensation. In making such determinations, the Committee may establish factors to take into account in implementing its discretion, including, but not limited to, achievement of short-term business objectives and individual objectives, achievement by Participants of long-term goals of the Company or any entity in the Company Group, and, except in the case of the Award for the Chief Executive Officer of the Company, the recommendations of the Chief Executive Officer of the Company.

7.2. No director, officer, or employee of the Company or any entity in the Company Group, nor any other person shall have the authority to enter into any agreement with any person for the making or payment of an Award or to make any representation or warranty with the respect thereto.

VIII. PAYMENT

8.1. All Awards shall be charged against the Award Fund and will be paid in cash, subject to Section 8.3 below.

8.2. Prior to the payment of any Award under the Plan, the Committee shall certify in writing that all applicable material conditions for such Award, including the conditions set forth in Article V, Article VI and this Article VIII, have been satisfied. In making this certification, the Committee will be entitled to rely upon an appropriate officer’s certificate from the Company’s Chief Financial Officer. Subject to the immediately preceding sentence, payment of the individual Awards will be made in cash less the withholding of appropriate taxes. Except as provided in Section 8.3 below, payment of an Award will be made in a lump sum and no later than two and one-half (2 1/2) months after the end of the calendar year to which the Award relates.

8.3. If a Participant is due an Award that exceeds 150% of the Participant’s Guideline Incentive Award, one-half (50%) of such excess amount automatically shall be deferred into share units in the Sunoco, Inc. Executive Involuntary Deferred Compensation Plan, provided that no deferral shall be made unless the amount to be deferred pursuant hereto is equal to or greater than $15,000.

IX. FORFEITURE AND/OR PRORATION OF AWARD

9.1. Forfeiture.    Except as otherwise provided in the event of a Change in Control, if a Participant voluntarily terminates his or her employment with the Company or any entity in the Company Group (for any reason other than retirement, death, permanent disability, approved leave of absence) prior to December 31 of any Performance Year, such Participant will not receive payment of any Award for such Performance Year. Likewise, a Participant will not receive payment of any Award for a particular Performance Year if no Change in Control has occurred and the Participant’s employment with the Company or an entity in the Company Group is terminated for Just Cause before March 15 of the succeeding calendar year.

9.2 Proration.

(a) A pro-rated Award, reflecting participation for a portion of the Performance Year during which the Participant was employed in an eligible position, will be paid to any Participant whose employment status changed during the Performance Year as a result of death or permanent disability (as determined by the Committee), or due to retirement, approved leave of absence, or termination at the request of the Company’s or any entity in the Company Group (other than for Just Cause).

(b) Unless otherwise required by applicable law, any pro-rated Award for the Performance Year payable hereunder will be paid on the date when Awards are otherwise payable for such Performance Year as provided in the Plan.

EX A-6

X. CHANGE IN CONTROL

10.1. Effect of Change in Control.    The terms of this Article X shall immediately become operative, without further action or consent by any person or entity, upon a Change in Control, and once operative shall supersede and control over any other provisions of this Plan that are inconsistent with this Article X. In the event of a Change in Control, the Company shall pay, and each CIC Participant shall receive, such CIC Participant’s CIC Incentive Award in cash in a lump sum within thirty (30) days following the occurrence of a Change in Control.

10.2. Attorney’s Fees.    The Company shall pay all legal fees and related expenses incurred by or with respect to a Participant during his or her lifetime or within ten (10) years after his or her death in seeking to obtain or enforce payment of the CIC Incentive Award to which such Participant may be entitled under the Plan after a Change in Control; provided, however, that the Participant (or a Participant’s representative) shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant (or the Participant’s representative) was frivolous or advanced in bad faith. Reimbursement shall be made on or before the close of the calendar year following the calendar year in which the expense was incurred. The amount of expenses eligible for reimbursement under this provision in one calendar year may not affect the amount of expenses eligible for reimbursement under this provision in any other calendar year.

10.3. Non-Contravention.    Notwithstanding the provisions of Article X hereof, no action taken by the Committee or the Board of Directors after a Change in Control, or before, but in connection with, a Change in Control, may (1) terminate or reduce the CIC Incentive Award or prospective CIC Incentive Award without the express written consent of such Participant, or (2) adversely affect a Participant’s rights under Section 10.2 in connection with such Change in Control.

XI. PLAN AMENDMENT, SUSPENSION OR TERMINATION

This Plan may be amended or revised at any time by the Committee and may be discontinued or terminated in whole or in part at any time by the Board of Directors, except as provided in Article X; provided, however, that no amendment requiring shareholder approval under section 162(m) of the Code will be made without obtaining such shareholder approval. The Plan will continue in operation until discontinued or terminated as herein provided.

XII. FORFEITURE

12.1. Forfeiture.    Unless otherwise determined by the Committee, if (a) the Company is required to prepare a material negative accounting restatement due to the noncompliance of the Company with any financial reporting requirement under the securities laws as a result of misconduct, and the Committee determines that (1) the Participant knowingly engaged in the misconduct, (2) was grossly negligent with respect to such misconduct or (3) knowingly or grossly negligently failed to prevent the misconduct or (b) the Committee concludes that a Participant engaged in willful fraud, embezzlement or other similar misconduct materially detrimental to the Company or any entity in the Company Group, the Company may require the Participant to pay to the Company an amount (the “Forfeiture Amount”) equal to (A) in the case of a forfeiture pursuant to clause (a) hereof, the sum of all amounts paid in settlement of any Award granted to the Participant that pertains to performance during the Performance Year that includes the period covered by the financial restatement or (B) in the case of a forfeiture pursuant to clause (b) hereof, the sum of all amounts paid in settlement of any Award granted to the Participant in respect of any Performance Year that includes the period during which such misconduct occurred, such Forfeiture Amount to be paid in each case by the Participant within ten days of receipt from the Company of written notice requiring payment by the Participant of the Forfeiture Amount.

12.2. Committee Determination Binding.    The Committee shall make all determinations required pursuant to this Article XII in its sole and absolute discretion, and such determinations shall be conclusive and binding on all persons.

12.3. Committee Discretion.    Notwithstanding the foregoing provisions, the Committee has sole and absolute discretion not to require a Participant to pay a Forfeiture Amount, and its determination not to require any Participant to pay the Forfeiture Amount with respect to any particular Award or any particular act by any particular Participant shall not in any way reduce or eliminate the Committee’s authority to require payment of any Forfeiture Amount with respect to any other Award, other act or other Participant.

EX A-7

12.4. Effect of Change in Control.    Notwithstanding the foregoing, this Article XII shall not be applicable to any Participant following a Change in Control, nor shall this Article XII be applicable to any Participant who is a participant in the Company’s Special Executive Severance Plan and incurs a “Qualifying Termination” (as defined in such plan) before a Change in Control.

12.5. Non-Exclusive Remedy.    This Article XII shall be a non-exclusive remedy and nothing contained in this Article XII shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Article XII.

XIII. MISCELLANEOUS

13.1. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Participant the right to be retained in the employ of the Company, its Subsidiaries or affiliates.

13.2. The Company may offset against any payments to be made to a Participant or his/her beneficiary under this Plan any amounts owing to the Company, its Subsidiaries or affiliates from the Participant for any reason.

13.3. Nothing in the Plan shall obligate the Company to set aside funds to pay for the Awards determined hereunder, or to pay Awards under this Plan.

13.4. The Plan shall be effective for the Performance Period beginning on January 1, 2010, subject to approval of the Plan by the Company’s stockholders at the 2010 annual meeting.

13.5. The validity, construction and effect of the Plan or any incentive payment payable under the Plan shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

13.6. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable Federal, State and local taxes required to be paid or withheld. The Company shall have the right to withhold from wages, Award payments or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.

13.7. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

EX A-8

Exhibit B

SUNOCO, INC.

LONG-TERM PERFORMANCE ENHANCEMENT PLAN III

(effective May 6, 2010)

ARTICLE I

Definitions

As used in this Plan, the following terms shall have the meanings herein specified:

1.1 Affiliate - shall mean any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sunoco, Inc.

1.2 Board of Directors - shall mean the Board of Directors of Sunoco, Inc.

1.3 Business Combination - shall have the meaning provided herein at Section 1.4(c).

1.4 Change in Control - shall mean the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of Sunoco, Inc. (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Sunoco, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Sunoco, Inc., (B) any acquisition by Sunoco, Inc., (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sunoco, Inc. or any company controlled by, controlling or under common control with Sunoco, Inc., or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (c)(2) and (c)(3) of this definition;

(b) Individuals who, as of May 6, 2010, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Sunoco, Inc., was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sunoco, Inc. or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Sunoco, Inc. or the acquisition of assets or stock of another entity by Sunoco, Inc. or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Sunoco, Inc. or all or substantially all of the assets of Sunoco, Inc., either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sunoco, Inc. or such corporation resulting from such Business Combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d) Approval by the shareholders of Sunoco, Inc. of a complete liquidation or dissolution of Sunoco, Inc.

EX B-2

1.5 Code - shall mean the Internal Revenue Code of 1986, as amended.

1.6 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act and section 162(m) of the Code.

1.7 Common Stock - shall mean the authorized and unissued or treasury shares of common stock of Sunoco, Inc.

1.8 Company - shall mean Sunoco, Inc., and any Affiliate.

1.9 Corporate Transaction - shall have the meaning provided herein at Section 5.8(b).

1.10 Disaffiliation - shall mean, for purposes of Section 5.8(b) hereof, a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

1.11 Dividend Equivalents - shall have the meaning provided herein at Section 4.3.

1.12 Dividend Equivalent Account - shall have the meaning provided herein at Section 4.3.

1.13 Employment Termination Date - shall mean the date on which the employment relationship between the Participant and the Company is terminated.

1.14 Exchange Act - shall mean the Securities Exchange Act of 1934, as amended.

1.15 Exercise Period - shall have the meaning provided herein at Section 3.3.

1.16 Exercise Price - shall mean the purchase price per share of Common Stock deliverable upon the exercise of an Option.

1.17 Fair Market Value - shall mean, as of any date and in respect of any share of Common Stock, the closing price on such date of a share of Common Stock (as reflected in the tables of the Wall Street Journal, under the caption “Biggest 1,000 Stocks”) or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange on such date, then the Fair Market Value shall be the closing price on the next succeeding date on which a closing price is reported. In the event that the Common Stock is not traded, FMV will be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

1.18 Grant Date - shall have the meaning provided herein at Section 3.1.

1.19 Immediate Family Member - shall mean spouse (or common law spouse), siblings, parents, children, stepchildren, adoptive relationships and/or grandchildren of the Participant (and, for this purpose, also shall include the Participant).

1.20 Incumbent Board - shall have the meaning provided herein at Section 1.4(b).

1.21 Just Cause - shall mean, as determined by the Committee:

(a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties,

EX B-3

(b) indictment of the Participant for a felony in connection with the Participant’s employment duties or responsibilities to the Company that is not quashed within six (6) months;

(c) conviction of Participant of a felony;

(d) willful conduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company that is gross misconduct (including, but not limited to, dishonest or fraudulent acts) and places the Company at risk of material injury; or

(e) the Participant’s failure to comply with a policy of the Company that places the Company at risk of material injury.

For purposes of this Section 1.21, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. In addition, for purposes of this Section 1.21, “injury” shall include, but not be limited to, financial injury and injury to the reputation of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

1.22 Market Price - shall be the greater of:

(a) the highest price per share of Common Stock paid in connection with any Change in Control during the period from the sixtieth (60th) calendar day immediately prior to the Change in Control through no later than the earlier of (1) ninety (90) days following the date of occurrence of such Change in Control or (2) two and one-half (2 1/2) months following the end of the calendar year in which the date of such Change in Control occurs; and

(b) the highest trading price per share of Common Stock as reflected in the tables of the Wall Street Journal (presently the “Biggest 1,000 Stocks”) during the 60-day period immediately prior to the Change in Control.

1.23 Option - shall mean a Stock Option.

1.24 Optionee - shall mean the holder of an Option.

1.25 Outstanding Company Common Stock - shall have the meaning provided herein at Section 1.4(a).

1.26 Outstanding Company Voting Securities - shall have the meaning provided herein at Section 1.4(a).

1.27 Participant - shall have the meaning provided herein at Section 2.3(a).

1.28 Performance Factors - shall mean the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee.

1.29 Performance Goals - shall mean the specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; operating income after tax; equity; return on equity, assets or capital employed; working capital; total shareholder return; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); operating capacity utilized; production or sales volumes; throughput, cost of refining/processing; margin capture; gross margin; or operating margin. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee.

1.30 Performance Period - shall have the meaning provided herein at Section 4.4.

1.31 Performance Share Units - shall have the meaning provided herein at Section 4.4.

1.32 Person - shall have the meaning provided herein at Section 1.4(a).

EX B-4

1.33 Plan - shall mean this Sunoco, Inc. Long-Term Performance Enhancement Plan III, as amended or as amended and restated from time to time.

1.34 Qualifying Termination - shall mean, with respect to the employment of any Participant who is a participant in the Sunoco, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(a) a termination of employment by the Company within seven (7) months after a Change in Control, other than for Just Cause, death or permanent disability;

(b) a termination of employment by the Participant within seven (7) months after a Change in Control for one or more of the following reasons:

(1) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause; or

(2) a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(3) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

(c) before a Change in Control, a termination of employment by the Company, other than a termination for Just Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, if the affected Participant can demonstrate that such termination or circumstance in (b) above leading to the termination:

(1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

(2) otherwise occurred in connection with a Change in Control;

provided, however, that in either such case, a Change in Control actually occurs within one (1) year following the Employment Termination Date.

1.35 Restricted Share Units - shall have the meaning provided herein at Section 4.1.

1.36 Share Change - shall have the meaning provided herein at Section 5.8(a).

1.37 Share Units - shall have the meaning provided herein at Section 4.1.

1.38 Stock Options - shall have the meaning provided herein at Section 3.1.

1.39 SU Payout Date - shall have the meaning provided herein at Section 4.9.

1.40 Subsidiary - shall mean any corporation of which, at the time, more than fifty percent (50%) of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sunoco, Inc. or any subsidiary thereof.

1.41 Sunoco, Inc. - shall mean Sunoco, Inc., a Pennsylvania corporation, and any successor thereto by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

EX B-5

ARTICLE II

Background, Purpose and Term of Plan; Participation & Eligibility for Benefits

2.1 Purpose of the Plan.    The purposes of this Plan are to:

(a) better align the interests of shareholders and management of the Company by creating a direct linkage between Participants’ rewards and shareholders’ gains;

(b) provide management with the ability to increase equity ownership in Sunoco, Inc.;

(c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and

(d) provide an incentive to management for continuous employment with the Company.

It is intended that certain awards made under the Plan will qualify as performance-based compensation under section 162(m) of the Code.

2.2 Term of the Plan.    The Plan will become effective upon approval by the holders of a majority of the votes cast at the 2010 Annual Meeting of Shareholders of the Company. No awards will be made under this Plan after December 31, 2020. The Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

2.3 Administration.    The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to:

(a) designate the employees or classes of employees eligible to participate in the Plan (each such employee being a “Participant”);

(b) grant awards provided in the Plan in such form and amount as the Committee shall determine;

(c) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

(d) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

2.4 Eligibility for Participation.    Participants in the Plan shall be those officers and other key employees occupying responsible managerial or professional positions at the Company, and capable of substantially contributing to its success.

In making this selection and in determining the amount of awards, the Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to its profitability and sound growth.

2.5 Types of Awards Under the Plan.    Awards under the Plan may be in the form of any one or more of the following:

(a) Stock Options, as described in Article III; and/or

(b) Share Units, as described in Article VI.

2.6 Aggregate Limitation on Awards.    Shares of stock which may be issued under the Plan shall be Common Stock. The maximum number of shares of Common Stock authorized for issuance under the Plan is three million five hundred thousand (3,500,000). No Option may be granted if the number of shares of Common Stock to which such

EX B-6

Option relates, when added to the number of shares of Common Stock previously issued under the Plan, exceeds the number of such shares reserved under the preceding sentence. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

(a) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

(b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) net of shares of Common Stock used as full or partial payment for such shares upon exercise of an Option, shall be counted; and

(c) only the shares issued (including the shares, if any, withheld for tax withholding) upon vesting and payment of Share Units, shall be counted.

Shares tendered by a Participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Any shares distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares including shares of Common Stock acquired by purchase in the open market or in private transactions. Any shares of Common Stock subject to an Option, which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.

(d) The maximum number of Options that shall be granted in any calendar year to a Participant shall be six hundred thousand (600,000).

(e) The maximum number of Performance Share Units granted in any calendar year to a Participant shall be one hundred fifty thousand (150,000).

(f) The maximum number of Restricted Share Units granted in any calendar year to a Participant shall be one hundred fifty thousand (150,000).

The share limits set forth in this Section 2.6 shall be adjusted to reflect any Share Changes as discussed in Section 5.8(a).

ARTICLE II

Stock Options

3.1 Award of Stock Options.    The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more options (not intended to qualify as “incentive stock options” under section 422 of the Code) to purchase for cash or shares the number of shares of Common Stock (“Stock Options”) allotted by the Committee. The “Grant Date” for each Stock Option shall be the date of the Committee action to make the award or, if later, the date selected by the Committee as the date of grant of Stock Options pursuant to the Plan.

3.2 Stock Option Agreements.    The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

3.3 Exercise Price.    The Exercise Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date. If there is no sale of shares of Common Stock on the New York Stock Exchange on the Grant Date or for more than ten (10) days immediately succeeding such date, the Exercise Price shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Exercise Price of any share of Common Stock be less than its par value.

3.4 Term and Exercise.    The term and the vesting schedule of the Stock Options shall be determined by the Committee. However, except as otherwise provided in Section 3.11, no Stock Option may be exercisable before the first anniversary of the Grant Date or after the tenth anniversary of the Grant Date. No Stock Option shall be exercisable after the expiration of its term.

EX B-7

3.5 Transferability.    No Stock Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant’s lifetime the Stock Option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer a Stock Option for no consideration to, or for the benefit of, an Immediate Family Member or to a bona fide trust for the exclusive benefit of such Immediate Family Members, or a partnership or limited liability company in which such Immediate Family Members are the only partners or members.

Such transfer may only be effected following the advance written notice from the Participant to the Committee, describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Stock Options. Any such transferable Stock Option is further conditioned on the Participant and such Immediate Family Member or other transferee agreeing to abide by the Company’s then-current Stock Option transfer guidelines. In the discretion of the Committee, the foregoing right to transfer a Stock Option also will apply to the right to transfer ancillary rights associated with such Stock Option, and to the right to consent to any amendment to the applicable Stock Option Agreement.

Subsequent transfers shall be prohibited except in accordance with the laws of descent and distribution, or by will. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the events of termination of employment of Sections 3.8 (“Retirement or Disability”), 3.9 (“Termination for Other Reasons”) and 3.10 (“Death of Optionee”) hereof shall continue to be applied with respect to the original Optionee, following which the Stock Options shall be exercisable by the transferee only to the extent, and for the respective periods specified therein. Neither the Committee nor the Company will have any obligation to inform any transferee of a Stock Option of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Stock Option that has been transferred by a Participant under this Section 3.5.

3.6 Manner of Payment.    Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Exercise Price for such shares (together with payment for any taxes which the Company is required by law to withhold by reason of such exercise) with cash or with Common Stock. If Common Stock is used, the exercise price of a vested Stock Option, or portion thereof, may be paid through the delivery of shares of the Company’s Common Stock owned by the Optionee, or by foregoing delivery of shares of the Company’s Common Stock subject to the Stock Option, in each case having an aggregate Fair Market Value (as determined as of the date prior to exercise) equal to the exercise price; provided, however, that any use of shares of Company Common Stock in accordance with this provision must be in compliance with then-applicable accounting rules.

3.7 Issuance and Delivery of Shares.    As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for, or otherwise register the Optionee on the books and records of the Company as a holder of, such shares of Common Stock. The Optionee shall become a shareholder of Sunoco, Inc. with respect to the Common Stock so registered, or represented by share certificates so issued, and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Option award.

(a) Notwithstanding the foregoing, and at the discretion of the Committee, any Optionee subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may, upon exercise of the Options, receive a number of shares of Common Stock subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

(1) The number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the Options, minus the sum of:

(A) to the extent that shares received upon exercise of the Option are used to pay the Exercise Price, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the total amount paid for all the shares received in the Option exercise; and

EX B-8

(B) to the extent that shares received upon exercise of the Option are used to pay taxes and brokerage fees, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the applicable federal, state and local withholding tax on the total Option exercise and any brokerage commission or interest charges, if applicable to the exercise.

(2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Optionee shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earliest of:

(A) attainment of compliance with applicable stock ownership guidelines;

(B) the Optionee’s death, retirement, or permanent disability (as determined by the Committee); or

(C) occurrence of the Optionee’s Employment Termination Date, for any reason other than Just Cause.

(3) The restrictions shall apply to any new, additional or different securities the Optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

(b) Until such time as the restrictions hereunder lapse, the shares will be held in “book-entry form” and appropriate notation of these restrictions will be maintained in the records of the Company’s transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Optionee to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

3.8 Retirement or Disability.    Upon termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), all unvested Stock Options shall terminate immediately, and all vested Stock Options shall not terminate and shall be exercisable during the remaining term of the Stock Option.

3.9 Termination for Other Reasons.    Except as provided in Sections 3.8 and 3.10, or except otherwise determined by the Committee, upon termination of an Optionee’s employment, all unvested Stock Options shall terminate immediately, and all vested Stock Options shall terminate:

(a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

(b) (A) if such termination of employment occurs prior to a Change in Control or following the two-year anniversary of a Change in Control, upon the expiration of ninety (90) calendar days following the occurrence of the Optionee’s Employment Termination Date and (B) if such termination of employment occurs within two (2) years after a Change in Control, upon the expiration of one (1) year following the occurrence of the Optionee’s Employment Termination Date, other than, in the case of each clause (A) and clause (B), a termination of employment for Just Cause (in which clause (1) shall apply); provided, however, in no event may a Stock Option be exercised beyond the remaining term of the Stock Option.

3.10 Death of Optionee.    Any rights in respect of Stock Options to the extent exercisable on the date of the Optionee’s death may be exercised by the Optionee’s estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining term of the Stock Option. The foregoing provisions of this Section 3.10 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

(a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee’s estate or a person who acquires the right to exercise such Stock Option by bequest or inheritance will have the right to exercise the Stock Option in accordance with Section 3.8; or

(b) the estate or a person who acquires the right to exercise a Stock Option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Sections 3.8 and 3.9.

EX B-9

3.11 Acceleration of Options.    Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder or in this Plan, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Change in Control.

ARTICLE IV

Share Units

4.1 Award of Share Units.    The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant in the Plan rights to receive shares of Common Stock which are subject to a risk of forfeiture by the Participant (“Share Units”). At the time it grants any Share Units, the Committee shall determine whether the payment of such Share Units shall be conditioned upon either:

(a) the Participant’s continued employment with the Company throughout a stated period (“Restricted Share Units”) (Section 4.4); or

(b) the attainment of certain predetermined performance objectives during a stated period (“Performance Share Units”) (Section 4.5).

The date Share Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Share Units to a Participant pursuant to the Plan.

4.2 Share Unit Agreements.    Share Units granted under the Plan shall be evidenced by written agreements stating the type of Share Units, the number of Share Units evidenced thereby, the form of payment and such other provisions as the Committee may from time to time determine.

4.3 Dividend Equivalents.    A holder of Share Units will be entitled to receive payment from the Company in an amount equal to each cash dividend (“Dividend Equivalent”) Sunoco, Inc. would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Share Units which had been earned by such holder. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents allocated to such Participant (“Dividend Equivalent Account”) shall be credited. The Dividend Equivalent Account will not bear interest.

4.4 Performance Period.    Upon making an award, the Committee shall determine (and the Share Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the “Performance Period”). Performance Periods will normally be from three (3) to five (5) years; provided, however, that the Committee at its sole discretion may establish other time periods; and further provided that the Performance Period for an award of Restricted Share Units shall not be less than three (3) years.

4.5 Performance Goals.    Performance Share Units and the related Dividend Equivalent Account earned may be based upon the attainment of Performance Goal(s) established by the Committee in accordance with section 162(m) of the Code. Within the first ninety (90) days of the Performance Period, the Committee shall establish, in writing, the weighted Performance Goal(s) and related Performance Factors for various goal achievement levels for the Company. In establishing the weighted Performance Goal(s), the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goal(s), assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goal(s) may vary by Participant and by grant.

The number of Performance Share Units and Dividend Equivalents earned will be equal to the amounts awarded multiplied by the applicable Performance Factors. However, the Committee shall have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount that would otherwise be payable by reason of the satisfaction of the Performance Goal(s). In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

EX B-10

4.6 Payment of Share Units and Dividend Equivalent Account.

(a) Payment in respect of Share Units earned (as determined under Sections 4.4 and 4.5) shall be made to the holder thereof within two and one-half (2 1/2) months after the Performance Period for such units has ended, but only to the extent that the Committee certifies in writing that the continuing employment and/or any applicable Performance Goals have been met.

(b) Except as may be otherwise provided by Section 4.9, payment for Share Units earned shall be made either in shares of Common Stock, or in cash, at the sole discretion of the Committee. The medium of payment, whether in shares of Common Stock or in cash, shall be set forth in the Committee’s resolution granting the Share Units and in the Agreement with the Participant.

(c) For an award of Share Units to be paid out in shares, the number of shares paid shall be equal to the number of Share Units earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Share Units are paid, a Fair Market Value equal to the applicable federal, state and local withholding tax due on the receipt of Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due.

(d) For an award of Share Units to be settled in cash, the amount of cash paid shall be equal to the number of Share Units earned multiplied by the average closing price for a share of Common Stock as published in the Wall Street Journal (under the caption “Biggest 1,000 Stocks”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to such date following the lapse of the Performance Period, and the satisfaction of any other applicable conditions established by the Committee at the time of grant, that the Participant first becomes entitled to receive such payment. Such amount will be reduced by applicable federal, state and local withholding tax due.

(e) A holder of Share Units (whether or not such Share Units are to be paid out in Common Stock, or settled in cash) will be entitled to receive from the Company, within two and one-half (2 1/2) months after the end of the Performance Period, payment of an amount in cash equal to the Dividend Equivalent Account earned (as determined under Sections 4.4 and 4.5) by the holder minus applicable federal, state and local withholding tax due.

(f) Notwithstanding the foregoing, and at the discretion of the Committee, any Participant subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may receive a number of shares of Common Stock upon payment of the Share Units, subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

(1) The number of shares subject to the restrictions shall be equal to the total number of Share Units being paid out, minus the number of shares of Common Stock used to pay applicable federal, state and local withholding tax on the total payment of such Share Units.

(2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Participant shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of:

(A) attainment of compliance with applicable stock ownership guidelines;

(B) the Participant’s death, retirement, or permanent disability (as determined by the Committee); or

(C) occurrence of the Participant’s Employment Termination Date, for any reason other than Just Cause.

(3) These restrictions shall apply to any new, additional or different securities the Participant may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

Until such time as the restrictions hereunder lapse, the shares will be held in “book-entry form” and appropriate notation of these restrictions will be maintained in the records of the Company’s transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Participant to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

EX B-11

4.7 Death, Disability or Retirement.

(a) In the case of an award of Restricted Share Units, upon the occurrence of a Participant’s death or permanent disability (as determined by the Committee) prior to the end of the Performance Period, the conditions to payout, if any, shall be determined by the Committee and shall be set forth in the agreement granting the Share Units, and shall be paid on the first day of the second month following the date of the Participant’s death or the date of determination of permanent disability. For the treatment of such Restricted Share Units upon the occurrence of a Participant’s retirement, see Section 4.8

(b) In the case of an award of Performance Share Units, upon the occurrence of a Participant’s Employment Termination Date, by reason of death, permanent disability or retirement (as each is determined by the Committee) prior to the end of the Performance Period, such Participant shall be entitled to receive at the end of the Performance Period payment, if any, in respect of such Performance Share Units; provided, however, that such Performance Share Units, together with related Dividend Equivalents, shall be adjusted by multiplying the amount thereof by a fraction, the numerator which shall be the number of full and partial calendar months between the date of the beginning of the Performance Period of the Performance Share Units and the Participant’s Employment Termination Date, and the denominator of which shall be the number of full and partial calendar months from the date of the beginning of the Performance Period to the end of the Performance Period.

4.8 Termination of Employment. Except as provided in Sections 4.7 and 4.9, or as determined by the Committee, 100% of all Share Units of a Participant under the Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon the occurrence of the Participant’s Employment Termination Date prior to the end of the Performance Period, and in such event the Participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.

4.9 Change in Control.

(a) In the event of a Change in Control, Share Units shall be paid to the Participant no later than the earlier of (i) ninety (90) days following the date of occurrence of such Change in Control or (ii) two and one-half (2 1/2) months following the end of the calendar year in which occurs the date of such Change in Control (the “SU Payout Date”), regardless of whether the applicable Performance Period has expired or whether the applicable Performance Goals have been met. For a Change in Control occurring within the first consecutive twelve-month period following the date of grant, the number of Performance Share Units paid out with regard to such grant shall be equal to the total number of Performance Share Units outstanding in such grant as of the Change in Control, not adjusted for any Performance Factors described in Section 4.5. For a Change in Control occurring after the first consecutive twelve-month period following the date of grant, the number of Performance Share Units paid out with regard to such grant shall be the greater of (i) the total number of Performance Share Units outstanding in such grant as of the Change in Control, not adjusted for any Performance Factors described in Section 4.5 or (ii) the total number of such Performance Share Units outstanding in such grant, multiplied by the applicable Performance Factors related to the Company’s actual performance immediately prior to the Change in Control. In the case of an award of Restricted Share Units, the total number of Restricted Share Units outstanding in such grant as of the Change in Control shall be paid to the Participant.

(b) The Participant’s Share Units shall be payable to the Participant in cash or stock, as determined by the Committee prior to the Change in Control, as follows:

(1) if the Participant is to receive stock, the Participant will receive shares of Common Stock equal in number to the total number of Share Units as stated above in this Section 4.9; or

(2) if the Participant is to receive cash, the Participant will be paid an amount in cash equal to the number of Share Units stated above in this Section 4.9 multiplied by the Market Price. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

(c) On or before the SU Payout Date, the Participant will be paid an amount in cash equal to the applicable Dividend Equivalents on the number of Share Units being paid pursuant to this Section 4.9 for the time period immediately preceding the Change in Control.

(d) Payout of outstanding Share Units and the Dividend Equivalents shall be made to each Participant:

(1) who is employed by the Company on the SU Payout Date; or

EX B-12

(2) whose employment relationship with the Company is terminated:

(A) as a result of any Qualifying Termination prior to the SU Payout Date; or

(B) as a result of death, permanent disability or retirement (as each is determined by the Committee), that has occurred prior to the SU Payout Date.

The Committee may establish, at the time of the grant of Share Units, other conditions which must be met for payout to occur. These conditions shall be set forth in the Committee’s resolution granting the Share Units and in the Agreement with the holders.

ARTICLE V

Miscellaneous

5.1 General Restriction.    Each award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that:

(a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law; or

(b) the consent or approval of any government regulatory body; or

(c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock,

is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, then such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.2 Non-Assignability.    Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution, except as otherwise set forth in this Plan or except as otherwise determined by the Committee. Accordingly, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative, unless the Committee determines otherwise.

5.3 Right to Terminate Employment; Effect of Disaffiliation.    Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or affect any right which the Company may have to terminate the employment of, or service by, such Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by Sunoco, Inc. or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company.

5.4 Non-Uniform Determinations.    The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

5.5 Rights as a Shareholder.    The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until shares of Common Stock are issued on behalf of such recipient in “book-entry” form, in the records of the Company’s transfer agent and registrar, or certificates have been issued for such shares.

5.6 Leaves of Absence.    The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leaves of absence.

EX B-13

5.7 Newly Eligible Employees.    The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

5.8 Adjustments.

(a) In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Sunoco, Inc. (each a “Share Change”), the Committee or Board of Directors shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the per-share price of Sunoco, Inc.’s Common Stock, and preserve the intrinsic value of Stock Options, Share Units and other awards theretofore granted under the Plan. Such mandatory adjustment may include a change in one or more of the following: (1) the aggregate number of shares of Common Stock reserved for issuance and delivery under the Plan; (2) the number of shares of Common Stock or other securities subject to outstanding awards under the Plan; (3) the exercise price of outstanding Options; and (4) other similar matters.

(b) In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries that is not a Share Change (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (2) the number and kind of shares of Common Stock or other securities subject to outstanding awards under the Plan; and (3) the exercise price of outstanding Options, (4) the cancellation of outstanding awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid); (5) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding awards under the Plan; and (6) in connection with any Disaffiliation, arranging for the assumption of awards granted under the Plan, or replacement of awards granted under the Plan with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards under the Plan that remain based upon Company securities.

5.9 Amendment of the Plan.

(a) The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b) The Committee may at any time, and from time to time, modify or amend the Plan, or any award granted under the Plan, in any respect; provided, however, that, without shareholder approval the Committee may not:

(1) increase the maximum award levels established in Section 2.6 including the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.8);

(2) extend the term during which an Option may be exercised beyond ten years from the Grant Date; or

(3) alter the terms of any Option to reduce the Exercise Price, or cancel any outstanding Option award and replace it with a new Option, having a lower Exercise Price, where the economic effect would be the same as reducing the Exercise Price of the cancelled Option.

EX B-14

Except as provided in Section 5.9(a) above, no termination, modification or amendment of the Plan (or any award granted under the Plan), shall, without the consent of a Participant, adversely affect the Participant’s rights under any award previously granted under the Plan.

5.10 Code Section 409A.    It is the intent of the Company and the Committee that no award or portion of this Plan shall constitute a nonqualified deferred compensation plan, as such term is defined in section 409A of the Code, and the terms of the Plan shall be interpreted in a manner consistent with that intent. Notwithstanding the foregoing, to the extent that an award or feature of this Plan becomes subject to section 409A, the Committee shall interpret and amend the Plan without further action by the shareholders to the extent necessary or desirable to comply with the section 409A requirements.

5.11 Governing Law.    This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

ARTICLE VI

Forfeiture

6.1 Forfeiture.    Unless otherwise determined by the Committee, if (a) the Company is required to prepare a material negative accounting restatement due to the noncompliance of the Company with any financial reporting requirement under the securities laws as a result of misconduct, and the Committee determines that (1) the Participant knowingly engaged in the misconduct, (2) was grossly negligent with respect to such misconduct or (3) knowingly or grossly negligently failed to prevent the misconduct or (b) the Committee concludes that a Participant engaged in willful fraud, embezzlement or other similar misconduct materially detrimental to the Company, the Company may require the Participant to pay to the Company an amount (the “Forfeiture Amount”) equal to:

(A) in the case of a forfeiture pursuant to clause (a) hereof, the sum of (x) the excess, if any, of (A) the proceeds of the sale (including sales to the Company), during the 12-month period following the first public filing of the financial document requiring restatement, of any Company securities acquired by the Participant pursuant to an award under the Plan, over (B) the amount, if any, paid by the Participant to purchase such Company securities, and (y) any proceeds received by the Participant upon cash settlement, during the 12-month period following the first public filing of the financial document requiring restatement, of any award under the Plan; or

(B) in the case of a forfeiture pursuant to clause (b) hereof, the sum of (x) the excess, if any, of (A) the proceeds of the sale (including sales to the Company), during the 12-month period following the date of the Participant’s misconduct, of any Company securities acquired by the Participant pursuant to an award under the Plan, over (B) the amount, if any, paid by the Participant to purchase such Company securities, and (y) any proceeds received by the Participant upon cash settlement, during the 12-month period following the date of the Participant’s misconduct, of any award under the Plan, such Forfeiture Amount to be paid by the Participant within ten days of receipt from the Company of written notice requiring payment by the Participant of the Forfeiture Amount.

6.2 Committee Determination Binding.    The Committee shall make all determinations required pursuant to this Article VI in its sole and absolute discretion, and such determinations shall be conclusive and binding on all persons.

6.3 Committee Discretion.    Notwithstanding the foregoing provisions, the Committee has sole and absolute discretion not to require a Participant to pay the Forfeiture Amount, and its determination not to require any Participant to pay the Forfeiture Amount with respect to any particular act by any particular Participant shall not in any way reduce or eliminate the Committee’s authority to require payment of the Forfeiture Amount with respect to any other act or other Participant.

6.4 Effect of Change in Control.    Notwithstanding the foregoing, this Article VI shall not be applicable to any Participant following a Change in Control, nor shall this Article VI be applicable to any Participant who incurs a “Qualifying Termination.”

6.5 Non-Exclusive Remedy.    This Article VI shall be a non-exclusive remedy and nothing contained in this Article VI shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Article VI.

EX B-15

Sunoco, Inc.

Visit our web site

www.SunocoInc.com

002CS1A276

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern U.S. Time, on May 5, 2010.*

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/SUN • Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.
*SunCAP participants please refer to reverse side.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors unanimously recommends a vote FOR Proposals (1), (2), (3) and (4).

1. Election of Directors:	01 - G.W. Edwards	02 - L.L. Elsenhans	03 - U.O. Fairbairn	+
	04 - R.B. Greco	05 - J.P. Jones, III	06 - J.G. Kaiser
	07 - J.W. Rowe	08 - J.K. Wulff

☐	Mark here to vote FOR all nominees
☐	Mark here to WITHHOLD vote from all nominees	01	02	03	04	05	06	07	08
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of the Sunoco, Inc. Senior Executive Incentive Plan.	☐	☐	☐	4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2010.	☐	☐	☐
3. Approval of the Sunoco, Inc. Long-Term Performance Enhancement Plan III.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance	☐
Please check ONLY if you plan to attend the 2010 Annual Meeting. Admission tickets are required and will be mailed to you.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on May 6, 2010 at 9:30 a.m. The proxy statement and Annual Report on Form 10-K are available at www.edocumentview.com/SUN.

In order to allow the SunCAP Trustee adequate time to vote the shares held in that plan, voting instructions from SunCAP participants must be received no later than 11:59 p.m. Eastern U.S. Time on Monday, May 3, 2010.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sunoco, Inc.

1735 Market Street

Suite LL

Philadelphia, PA 19103-7583

THIS PROXY AND VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUNOCO, INC. FOR THE MAY 6, 2010 ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

The undersigned appoints L.L. ELSENHANS and A.C. MULÉ and each of them, with full power of substitution, as proxies and attorneys-in-fact (the “Proxies”) to vote as indicated all shares of Sunoco, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the 2010 Annual Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sunoco, Inc. Capital Accumulation Plan (“SunCAP”). For additional explanatory information, see the “Questions and Answers” section of the accompanying proxy statement.

This proxy and voting instruction card, when properly executed, will be voted by the Proxies in the matter designated below. For shares not held in SunCAP, if this proxy and voting instruction card is returned signed, but there is no indication of a vote or if it is not clear which box is checked, the Proxies will vote FOR proposals (1), (2), (3) and (4). SunCAP shares will be voted in accordance with the terms of that plan.

Please sign and date your proxy card on the reverse side and return it promptly in the envelope provided.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors unanimously recommends a vote FOR Proposals (1), (2), (3) and (4).

1. Election of Directors:	01 - G.W. Edwards	02 - L.L. Elsenhans	03 - U.O. Fairbairn	+
	04 - R.B. Greco	05 - J.P. Jones, III	06 - J.G. Kaiser
	07 - J.W. Rowe	08 - J.K. Wulff

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06	07	08
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of the Sunoco, Inc. Senior Executive Incentive Plan.	☐	☐	☐	4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2010.	☐	☐	☐
3. Approval of the Sunoco, Inc. Long-Term Performance Enhancement Plan III.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important notice regarding availability of proxy materials for the Annual Meeting of Shareholders to be held on May 6, 2010 at 9:30 a.m. The proxy statement and Annual Report on Form 10-K are available at www.edocumentview.com/SUN.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sunoco, Inc.

1735 Market Street

Suite LL

Philadelphia, PA 19103-7583

THIS PROXY AND VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUNOCO, INC. FOR THE MAY 6, 2010 ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

The undersigned appoints L.L. ELSENHANS and A.C. MULÉ and each of them, with full power of substitution, as proxies and attorneys-in-fact (the “Proxies”) to vote as indicated all shares of Sunoco, Inc. Common Stock, which the undersigned is entitled to vote, and in their discretion, to vote upon such other business as may properly come before the 2010 Annual Meeting. This proxy card also provides voting instructions for shares held for the account of the undersigned, if any, in the Sunoco, Inc. Capital Accumulation Plan (“SunCAP”). For additional explanatory information, see the “Questions and Answers” section of the accompanying proxy statement.

This proxy and voting instruction card, when properly executed, will be voted by the Proxies in the matter designated below. For shares not held in SunCAP, if this proxy and voting instruction card is returned signed, but there is no indication of a vote or if it is not clear which box is checked, the Proxies will vote FOR proposals (1), (2), (3) and (4). SunCAP shares will be voted in accordance with the terms of that plan.

Please sign and date your proxy card on the reverse side and return it promptly in the envelope provided.